                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

               Mark Holdings, Inc. (formerly Mark Solutions, Inc.)
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                (Name of Registrant as Specified in its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

                                       N/A
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      2) Aggregate number of securities to which transaction applies:

                                       N/A
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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   $3,500,000 - Total Purchase Price of Assets
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      4) Proposed maximum aggregate value of transaction: $3,500,000
                                                          ----------------------
      5) Total fee paid: $700.00
                          ------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid: N/A
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      2) Form, Schedule or Registration Statement No.: N/A
                                                       -------------------------
      3) Filing Party: N/A
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      4) Date Filed:   N/A
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                                PROXY STATEMENT:

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               MARK HOLDINGS, INC.

                                DECEMBER 16, 2002

                                 PROXY STATEMENT

                               GENERAL INFORMATION


         This Proxy Statement is furnished to the holders of common stock, $.01 par value per share (Common Stock) of Mark Holdings, Inc., a Delaware corporation (the "Company", "we", "our", or "us") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at a Annual meeting of stockholders (The Annual Meeting) to be held on December 16, 2002, at 1:00 P.M., Eastern Daylight Savings Time, at The Renaissance Meadowlands Hotel, Rutherford, New Jersey 07073, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting is to approve a sale of the Mark Correctional Asset Division's assets; approve an amendment to our Certificate of Incorporation increasing our authorized common stock; elect 3 directors to our Board of Directors and to ratify the appointment of our current auditors for the fiscal year ending June 30, 2003. Each of these propositions is described more fully in this Proxy Statement.

         Proxies for use at the meeting will be mailed to stockholders on or about November 20, 2002 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries and custodians in soliciting proxies. The Company also intends to hire a professional proxy solicitor. The Company anticipates that the cost to the Company for all said services and for assembling and mailing the proxy material will be approximately $18,000. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company. The Board of Directors has established November 14, 2002 as the record date for shareholders entitled to notice of, and to vote at the meeting.

         Revocability and Voting of Proxy

         A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before the Annual Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Such consents or revocations can be submitted by facsimile to (973)773-8304. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to voteFORthe ratification of the sale of the assets of our Mark Correctional manufacturing division, an increase in our authorized common stock, the election of directors and the ratification of the appointment of our auditors. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

         Record Date and Voting Rights


         Only stockholders of record at the close of business on November 14, 2002 are entitled to notice of and to vote at the Annual Meeting or any continuation or adjournment thereof. On that date there were 9,714,606 shares of the Company's Common Stock outstanding. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on November 14, 2002 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve all of the proposals to be presented at The Annual Meeting, except as to directors, who shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting.



                               Summary Term Sheet

         This section summarizes selected information about the Proposed Asset Sale described in this Proxy Statement and may not contain all of the information that is important to you to understand the Asset Sale fully. We strongly encourage you to read carefully the entire Proxy Statement. We have also included the Asset Purchase Agreement as Exhibit I. In addition, this summary also describes the other matters to be presented at the meeting.

         o At the present time our only business is the manufacture of modular steel jail cells through Mark Correctional Systems ("Mark Correctional"), a division of our wholly- owned subsidiary Mark Solutions, Inc. ("Mark Solutions").

         o Our Board of Directors has concluded that, because of Mark Correctional's position in the industry and its historical performance, it is doubtful that we will be able to achieve any meaningful growth in revenues in the future and that any profits from operations will be insignificant. See, Proposal No. 1 - "The Reasons for the Asset Sale."

         o Rite-Way, a corporation established by and whose only shareholder is the Executive Vice President of our Company, has offered to acquire substantially all of the assets of Mark Correctional. The assets include all machinery, equipment, tools and dies, accounts receivable inventory, prepaid expenses and other miscellaneous stocks and trademarks and trade names. Rite-Way will also assume all leases, notes payable, accounts payable, equipment leases and real estate leases. Rite-Way will thereafter continue the business. See, Proposal No. 1 - "The Asset Purchase Agreement."

         o We will receive consideration of up to $3,500,000 based on an estimated book value of the assets. Any shortfall in the value of the assets will be adjusted at closing. Payment shall consist of $500,000 cash at closing and the balance of $2,000,000 payable in 36 equal monthly installments evidenced by a secured promissory note bearing interest at 8% per annum. We will also receive cash on hand and/or a short term promissory note as described herein for a total of an additional $1,000,000. See Proposal No. 1 - "The Asset Purchase Agreement" and "The Assets."

         o We have received an appraisal of the value of the assets and an independent valuation of the Mark Correctional business. The Board of Directors has concluded that the purchase price negotiated between the parties is consistent with those valuations and the Board recommends that shareholders approve the sale. See Proposal No. 1 - "Valuation.".

         o The proceeds received from the sale will not be distributed to stockholders.

         o Pursuant to accounting guidelines the transaction will not be treated as a sale. See Proposal No. 1 "Effect of the Transaction."

         o After the sale we will have no operations and we will essentially be a public shell. We intend to acquire another business or merge with another company. See Proposal No. 1 - "Effect of the Transaction."

         o Affiliates of our Company and their transferees will only be able to sell their stock holdings pursuant to a registration statement. See Proposal No. 1 - "Effect of the Transaction."

         o Management believes the Company will be able to acquire another business with potential for greater future growth unlike our existing business of manufacturing steel jail cells and that acquiring another business or merging with another company could enhance our stockholders' investments.

         o        There are numerous risks associated with the Asset Sale.
                  Shareholders are urged to read and carefully consider the Risk Factors associated with the Asset Sale. See "Risk Factors."

         o The Board of Directors unanimously recommends that shareholders vote in favor of the proposal to approve the asset sale.


         o Approval of the sale of the above described assets to Rite-Way requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. Directors and officers of the Company, who in the aggregate hold approximately 5.5% of the Company's outstanding Common Stock intend to vote in favor of the Asset Sale.

         o In the event that the shareholders do not approve the Asset Sale, the Company will be required to either find another purchaser for the assets or alternatively seek other methods to raise additional capital in an effort to increase the revenues of Mark Correctional or sell off the business in a piecemeal fashion. See Proposal No. 1 - "Effects of the Transaction."


         o Shareholders are also being asked to approve an amendment to our certificate of incorporation increasing the number of authorized shares of our Common Stock. This will enable the Company to have sufficient shares available for a possible acquisition.

         o Shareholders are also being asked to elect 3 directors to serve until the next annual meeting.

         o Shareholders are also being asked to ratify the appointment of the accounting firm of Holtz Rubenstein & Co., LLP as our independent auditor.

Forward Looking Statements

When used in this Proxy Statement, the words may, will, expect, anticipate, continue, estimate, project, intend and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended regarding events, conditions and financial trends that may affect the company's future plans of operations, business strategy, operating results and financial position. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors.

                      GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the Annual Meeting?

         At the Annual Meeting, Shareholders will be asked to consider and vote upon:

         1. The sale of the net assets of our jail cell manufacturing division, Mark Correctional Systems, a division of Mark Solutions, Inc. ("Mark Solutions"), a wholly owned subsidiary of the Company.

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock which the Company shall have the authority to issue from 50,000,000 shares $.01 par value per share, to 100,000,000 shares $.01 par value per share.

         3. To elect three directors of the Company for the following fiscal year.


         4. To ratify the appointment of Holtz Rubenstein & Co., LLP as the Company's auditors for the fiscal year ending June 30, 2003.


         Are there other matters to be voted upon at the meeting?

         The Board of Directors does not know of any other matters which may come before the meeting. Delaware Corporation Law and Mark Holdings' By-laws impose certain limitations on the ability to present business items at an Annual Meeting, if those items are not included in the Notice of Annual Meeting. In the event any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment.

         Who can vote at the meeting?


         In order to vote, you must have been a stockholder of record at the close of business on November 14, 2002 (which is referred to as the "record date"). If your shares of record are owned in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee.


         On the record date, there were issued and outstanding 9,714,606 shares of Mark Holdings common stock, par value $0.01 per share. Each share of common stock is entitled to one vote on each matter to be voted upon.

         How do I vote?

         You may vote by completing and returning the enclosed proxy or by voting in person at the meeting. Regardless of what means you use to cast your vote, your proxy will be voted in accordance with your instructions. If you do not specify a choice, your proxy will be voted "FOR" proposals 1, 2, 3 and 4 described in the accompanying notice and the proxy statement and in the discretion of the proxy holders as to other matters that may properly come before the meeting.

         Your vote is important. Whether or not you plan to attend the meeting, please take the time to vote. Please take a moment to read the instructions and cast your vote as soon as possible.

         You may vote by completing and returning the enclosed proxy card. You may revoke the proxy at any time before its exercise by delivering a written revocation or a subsequent dated proxy to the Secretary of Mark Holdings, Inc. or by voting in person at the meeting. The last vote you submit chronologically will supersede your prior vote(s).

         If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be at the meeting. Attendance at the meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the meeting.

         What Constitutes a Quorum?

         In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock and holding shares which constitute a majority of the votes on the record date and entitled to vote, which is a least 4,857,304 votes.

         Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to the matter to be voted upon) will be counted for purposes of determining whether a quorum is present. A broker "non-vote" occurs when a broker or other nominee has not received voting instructions from the customer and the broker or nominee is unable to vote the shares.

         If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

         What vote is required to approve the proposals presented at the Annual Meeting?

         The approval of the sale of the assets of the jail cell manufacturing division, the amendment to the Certificate of Incorporation effecting an increase in the authorized capital, and the ratification of the appointment of the auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting. With respect to the election of directors, a plurality of the votes of the shares present in person or represented by proxy at the meeting is required.

         How will votes be counted?

         If you make no specifications on your proxy card, you proxy will be voted in favor of that matter. Shares that (i) abstain from voting on a particular matter or (ii) are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote on a particular matter ("broker no-votes") will not be voted for or against any proposal.

                                 PROPOSAL NO. 1

         APPROVAL OF THE SALE OF THE ASSETS OF THE JAIL CELL
MANUFACTURING DIVISION OF MARK SOLUTIONS, INC.

         General

         Our Board of Directors has approved and recommends that our stockholders approve the Asset Sale pursuant to the Asset Purchase Agreement providing for the sale of the assets of our Mark Correctional division to Rite-Way of New Jersey ("Rite-Way"). The affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the meeting is required to approve the Asset Sale. Abstentions and broker non-votes have the same effect as a vote against the proposal because while they are counted for purposes of determining if there is a quorum they are not counted in determining whether there is a majority to pass the various proposals.

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF THE ASSETS PURSUANT TO THE ASSET PURCHASE AGREEMENT AND RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSED SALE OF THE ASSETS.

         Background

         In December 2000 our Board of Directors authorized Mr. Carl Coppola, our Chairman, to investigate a possible sale of the assets of our subsidiary MarkCare Medical Systems, Inc. ("MarkCare"). MarkCare was engaged in the development of software applications for medical diagnostics, archiving and communications systems. The Board of Directors had concluded that the cost of operations of MarkCare was creating a drain on the Company's resources, since those costs had for some time exceeded annual revenues. Further, the Directors had concluded that if MarkCare were ever able to become a successful operation, it would require significant capital expenditures for further research and development, which we could not afford. Since MarkCare only accounted for only about twenty percent of our total revenues, our Directors decided that the best course of action was to find a buyer for the assets, which primarily consisted of software and other intellectual property.


         After an exhaustive search for a potential purchaser conducted by our management, we finally received an offer from MMSI Acquisition Corp. ("MMSI"), a subsidiary of MediSolution, Ltd. ("MediSolution"), a publicly held Canadian based company engaged in providing medical software to the medical industry.

         On March 30, 2001, the sale of the assets to MMSI, as well as the sale of MarkCare's wholly owned interest in its United Kingdom subsidiary, MarkCare Medical Systems, Ltd., was consummated. As a result, the Company received cash proceeds of approximately $1,000,000 after adjustments and a promissory note for $500,000 payable on or before June 28, 2001. MediSolution also guaranteed the note. MMSI defaulted on the payment of the note, and as a result, we obtained a judgment by default against both MMSI and MediSolution . MediSolution then filed a motion to vacate the default and the action was later dismissed. We thereafter refiled the action in Canada seeking payment of the promissory note. MediSolution has counterclaimed alleging that the status of certain account receivables was misrepresented. MediSolution seeks damages of $2,500,000. We believe the counterclaim is without merit. Since March 30, 2001 our business has therefore consisted solely of the manufacture and distribution of modular jail cells through our Mark Correctional division.


         The Reason for the Asset Sale

         In view of the lack of any substantial growth in revenues and the fact that there has been an overall slowdown in construction of correctional projects, our Board of Directors in July 2000 undertook a review of the overall past performance of our jail cell business, the future potential of the business and the current trading range of the Company's Common Stock. The Board concluded that it was in the best interests of the Company and its shareholders to dispose of the jail cell manufacturing business and seek to acquire a new business or merge with another business.

         The decision of the Board to sell the jail cell business was based on a number of factors. We first commenced full scale manufacturing of jail cells in 1989. Since that time, we have not achieved any real consistency in sales growth. Sales have fluctuated widely, and for most years, there has only been limited profitability at best. Further, many of the larger correctional construction projects have required the posting of performance bonds, which are costly. Because of the lack of sufficient capital, we have been limited in the number of jobs we were able to bid on at any one time.

         More significant was the fact that it became apparent to Management that our jail cell business could not successfully penetrate the entrenched "concrete lobby," which has considerable influence with those state agencies in charge of prison construction. Most state penal authorities are reluctant to use anything but concrete construction for their larger projects, and, as a result, innovative construction methods such as prefabricated modular jail cells have met with opposition. Because of this, Mark Correctional has rarely been specified in large-scale jail construction projects by either architects or major contractors utilizing concrete construction. As a result, Mark Correctional has only been able to participate in smaller projects where major contractors have no interest in participating. This has effectively limited Mark Correctional's revenues.

         As a result of the foregoing factors, our Board concluded that the business as it is presently constituted cannot enjoy any real future growth or profitability and that as such the operations will not result in any significant appreciation of our stockholders' investments in the Company.


         Our Board then directed management to investigate a possible sale of the Mark Correctional division. Management in September 2001 also obtained an independent appraisal of the market value of the equipment and a valuation of the Mark Correctional business (the "Valuation"). Management then solicited offers from various parties who from time to time had previously expressed an interest in purchasing Mark Correctional. No one with whom we previously had talked indicated any real interest in purchasing either the assets or the business. However, in January 2002, Michael J. Rosenberg, the Executive Vice President of our Company who was aware of our efforts to sell the business, indicated that he personally might have an interest to acquire the assets if he was able to locate sufficient financing. Mr. Rosenberg has been running the day-to-day operations of Mark correctional for the last four years. Mr. Rosenberg believed he could obtain financial assistance and as a result preliminary negotiations then commenced.

         In our negotiations with Mr. Rosenberg, Mr. Rosenberg was aware of our efforts to find a purchaser for the Mark Correctional Assets. In fact, Mr. Rosenberg had represented us in preliminary talks with various prospective purchasers. In January, 2002 Mr. Rosenberg made an offer on behalf of his personal corporation, Rite-Way of New Jersey ("Rite Way") to pay $2,500,000 based on the net book value of the assets. We made a counter offer which required that we receive $3,500,000 of value based on the net assets of $2,500,000. It was agreed by Mr. Rosenberg that we would receive at Closing $1,000,000 of the Mark Correctional cash on hand, together with the sum of $2,500,000, represented by a $500,000 down payment and the balance of $2,000,000 payable in 36 equal monthly installments. Then, Mr. Rosenberg requested that Rite-Way be able to retain at least $400,000 of cash for operating capital. It was agreed that Rite-Way could retain the $400,000 of cash at Closing and we would receive the remainder of the cash on hand. It was further agreed that if the remaining cash received by us at Closing was less than $1,000,000, then Rite-Way would be obligated to pay us the difference between $1,000,000 and what we actually received within ninety (90) days which was to be evidenced by a secured promissory note.

         On January 24, 2002, we received a written offer from Rite-Way which embodied the terms discussed above. The Board concluded that the offer made by Rite-Way was fair in terms of the value of the assets as well as the business and accepted the offer subject to the parties entering into a formal asset purchase agreement (the "Asset Purchase Agreement") and further subject to approval of Shareholders. The Asset Purchase Agreement was entered into between the parties on February 22, 2002. The Asset Purchase Agreement was later amended to provide that after deduction of $400,000 of cash at closing for Rite-Way, if there is then less than $1,000,000 we cannot be required to accept a note from Rite-Way in excess of $500,000. If an adjustment to the $400,000 of cash is required, Rite-Way has the alternative of accepting less than $400,000 of cash or terminating the Asset Purchase Agreement.

         We originally filed a preliminary proxy statement with the Securities and Exchange Commission (S.E.C.) on April 5, 2002. Thereafter the filing as well as subsequent filings generated comments from the S.E.C. Staff and by the time we had completed addressing those comments, our Annual Report for the fiscal year ended June 30, 2002 was then due. As a result of the delay, the Asset Purchase Agreement by its terms expired on August 31, 2002. As discussed below, Rite-Way is a dormant company and has little or no assets. Rite-Way is borrowing $500,000 to be able to make the down payment to us. Before we would agree to reinstatement of the Asset Purchase Agreement, we insisted that Rite-Way also obtain an additional source of financing to insure that Rite-Way has working capital and is able to meet its commitments as they become due.

         Rite-Way has now been able to obtain a non-binding letter of intent ("Letter of Intent") from a private investor who will invest up to $1,250,000, the proceeds of which are intended for working capital purposes. The consummation of the proposed investment is subject to the satisfaction of certain conditions, i.e., the delivery by Rite-Way of all essential documents; no material changes in the financial condition of Rite-Way; satisfactory completion of due diligence examination of Rite-Way by the prospective investor; and completion by Rite-Way of the Asset Purchase Agreement.

         We have now agreed with Rite-Way to reinstate the original Asset Purchase Agreement with one amendment which provides that the closing of the transaction shall be no later than December 31, 2002.

         As previously stated, Mr. Rosenberg is the Executive Vice President of our Company. He has been employed by us for more than twelve years and for the last four years has run the day-to- day operations of Mark Correctional. Mr. Rosenberg established Rite-Way as a personal corporation many years ago and for the last ten years Rite-Way has been dormant. Mr. Rosenberg has continued to maintain the Company in good standing with the State of New Jersey. Rite-Way has a binding commitment from a third party lender for the $500,000 down payment at closing as well as the Letter of Intent from a prospective investor as referred to above. Rite-Way currently maintains office space at 11 Kingsley Drive, Manalapan, New Jersey 07726 which is Mr. Rosenberg's personal residence. Mr. Rosenberg intends to continue to use the "Mark Correctional" name as a working division of Rite-Way. Rite-Way intends to relocate its offices to the premises currently occupied by Mark Correctional. Mr. Rosenberg will resign from our Company prior to the Closing of the Asset Sale. The prospective sale of the assets to Rite-Way was negotiated at arm's length.

         In connection with the decision by the Directors to sell the Mark Correctional assets, the Directors also took into consideration the fact that the interim financial statements reflected operating profits of approximately $857,000 for the nine months ended March 31, 2002. These operating profits were predicated on contracts that the Company entered into at the beginning of the fiscal year. For the reasons stated herein the Company has no assurances that it will be able to negotiate similar contracts in the forthcoming fiscal year. Moreover, during the first quarter ended September 30, 2002 the Company has only been awarded some minor contracts. Further, at the current time and because of budgetary restriction, new construction of jail facilities has been curtailed and, in fact, some existing facilities at the state level are being closed. In addition there is currently a surplus of "jail beds" because existing facilities are generally operating at 90% of capacity. Our directors have concluded that notwithstanding the positive results for the nine- month period, the manufacturing and distribution of jail cells will not be a growth industry in the future. The Directors also concluded that Rite-Way's offer is consistent with the independent valuation of Mark Correctional, as discussed below, and that it is in the best interests of the Company to dispose of the jail cell business. Mr. Rosenberg believes that he will be able to operate the business at a profit because he will not have the added expenses of a publicly held company. However, there can be no assurances that Rite-Way will be successful. See "Risk Factors".

         It is emphasized that at the current time Rite-Way effectively has no assets, and its success and ability to make the installment payments is dependent both upon the success of the ongoing jail cell business under Rite-Way's direction, and the actual receipt of the $1,250,000 from the prospective investor, provided Rite-Way can satisfy all conditions.

Set forth below is an audited Balance Sheet of Rite-Way together with supporting footnotes as of June 30, 2002 prepared by Rite-Way's auditors, the Videre Group, LLP, certified public accountants. Shareholders are urged to review the financial information which reflects that Rite-Way's asset are minimal.

              THE BALANCE OF THIS PAGE IS LEFT INTENTIONALLY BLANK

                          RITE-WAY OF NEW JERSEY, INC.


                                  JUNE 30, 2002



                                    CONTENTS


                                                                           Page

Independent Auditors' Report                                                13

Financial Statement:

               Balance Sheet                                                14

               Notes to Financial Statement                                 15

                          INDEPENDENT AUDITORS' REPORT


To the Stockholder of
Rite-Way of New Jersey, Inc.
Manalapan, New Jersey


         We have audited the accompanying balance sheet of Rite-way of New Jersey, Inc. as of June 30, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Rite-way of New Jersey, Inc. as of June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                                        S/ The Videre Group, LLP

Parsippany, New Jersey
July 8, 2002

Audited Balance Sheet
Rite-Way of New Jersey
as of June 30, 2002


ASSETS


CURRENT ASSETS:
        Cash                                                            $  344
                                                                        ------

TOTAL ASSETS                                                            $  344

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:
        Accrued expenses                                                $3,855
                                                                        ------

STOCKHOLDER'S EQUITY:
        Common stock, no par value, 1,000 shares authorized,
           100 shares issued and outstanding                             1,000
        Accumulated deficit                                             (4,511)
                                                                        ------
        TOTAL STOCKHOLDER'S DEFICIT                                     (3,511)
                                                                        ------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                             $  344

                                    FOOTNOTES


NOTE 1:           NATURE OF OPERATIONS

                  Historically, the Company provided marketing consulting services for various industries. The Company primarily services clients in New Jersey. The operations of the Company were dormant for at least the last six years and for the period ending June 30, 2002.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                  Income Taxes:
                  The Company, with the consent of its stockholders, has elected to be taxed as an "S" corporation under a provision of the Internal Revenue Code, as well as for state income tax purposes. In lieu of federal corporate income taxes, the stockholders are taxed on the Company's taxable income. Accordingly, no provision for federal income taxes is reflected in the financial statements.

                  The majority of state income taxes are the responsibility of the individual stockholders. Corporate state income taxes which are the Company's responsibility will be provided at statutory rates.

                  Use of Estimates:
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 3: ACQUISITION:

                  On February 22, 2002, the company entered into a tentative agreement to purchase all the assets of another company's division except for $1,000,000 of cash and/or cash equivalents for the lesser of $2,500,000 or the net asset value at the time of the closing, which is anticipated to occur during 2002. The Company will also assume certain liabilities of the division except for any income tax liabilities due up to the closing date, and any undisclosed liabilities.

                  The purchase will be financed as follows: $500,000 to be paid to the seller at the time of closing, and the remaining purchase price will be paid over 3 years from the date of closing in equal monthly installments including interest at 8% per annum as evidenced by a promissory note. To the extent the selling price is reduced, this note shall be reduced in the same amount. This note will be secured by all assets of the buyer's Company except for $500,000 of accounts receivable as described below.

                  The initial payment of $500,000 will be financed by the Company through a note payable. The note will be payable to Certified Steel, Inc. (a major vendor of the division being purchased), payable in equal monthly installments over 3 years from the date of closing. Interest will be charged at prime plus 2-1/4% with a floor of 9% per annum and will be paid quarterly. The note will be secured by $500,000 of accounts receivable.

         The Asset Purchase Agreement

         General


         As a result of the offer by Rite-Way, we entered into an Asset Purchase Agreement (the "Agreement") with Rite-Way dated February 22, 2002 which expired on August 31, 2002 but by agreement was reinstated on October 15, 2002. Subject to the approval of shareholders, we are selling essentially all of the tangible and intangible assets of our jail cell manufacturing business subject to the assumption by Rite-Way of certain liabilities. The sale is expected to close shortly after approval by stockholders at The Annual Meeting. The Agreement is attached as Exhibit 1. The Agreement contains various customary representations and warranties made by each of the parties to the Agreement. Such representations and warranties relate to, among other things, the enforceability of the Agreement, our organization and the organization of Rite-Way, our authority and the authority of Rite-Way to enter into the Agreement, the assets of Mark Solutions being transferred and the liabilities being assumed. We encourage you to read the Asset Purchase Agreement, as it is the legal document which governs the transaction. The following is a general discussion of the essential terms:


         The Assets

         The Assets which are being purchased by Rite-Way include cash as maintained by the Mark Correctional Division in excess of $1,000,000 on the date of Closing, but at least a minimum of $400,000; all accounts receivable, office equipment, machinery, tools, dies, books, records, inventory, accounts receivable, prepaid expenses, vehicles, contracts, trademarks and good will. In addition, Rite-Way will assume all accounts payable and notes payable on all capitalized leases, operating leases attributable to the Mark Correctional division and accrued expenses up to the time of closing. In addition, Rite-Way has agreed to assume the lease to the premises now occupied by Mark Correctional. However, the Company will continue to remain liable under the lease in the event Rite-Way should default. The lease expires October 31, 2004.

         The Purchase Price


         Rite-Way had agreed to pay us the sum of $3,500,000 for the assets based upon the net book value of the assets. In the event the book value is less than $2,500,000 at time of closing, the purchase price will be adjusted downwards. Between the time that Rite-Way agreed to the purchase price and June 30, 2002, the net asset value has declined by approximately $750,000 and, as a result, the purchase price will be reduced by $750,000. Payment of the purchase price will be made in the following manner: Payment of $500,000 in cash is due at closing, and the balance to be paid in thirty-six equal monthly installment payments evidenced by a promissory note (the "Note") bearing interest at 8% per annum. The Note is to be secured by all of the assets purchased, with the exception of $500,000 of receivables, and all of the capital stock of Rite-Way. In the event of a default by Rite-Way of any installment payment, we have the right to foreclose on such security interest and thereafter sell the assets to satisfy such obligation in accordance with applicable law.

         In addition, Rite-Way shall be entitled to receive at Closing at least $400,000 of the cash on hand of Mark Correctional. We shall be entitled to the balance of the remaining cash up to $1,000,000. If there is less than $1,000,000 available to us we shall then be entitled to receive a promissory note (the "Second Note") in an amount equal to $1,000,000 less the amount of cash retained by us at Closing. However, we shall not be required to accept a note in excess of $500,000. If an adjustment is to be made to the amount of the note, Rite-Way has the option of either accepting the adjustment to the $400,000 of cash or terminating the Agreement. The Second Note bearing interest at 8% per annum shall be payable ninety (90) days after Closing and shall be secured by all of the Mark Correctional Assets, with the exception of $500,000 of accounts receivable. We shall also receive additional collateral consisting of all of the capital stock of Rite-Way.


         Other Conditions to Completion of the Asset Purchase Agreement:

         The completion of the sale of the assets is subject to various conditions (any of which may be waived by the party to be benefited by such condition) including among other things:

         o The truth and correctness of the representations and warranties of both Mark Solutions and Rite-Way;

         o Performance of and compliance with all covenants by both Mark Solutions and Rite-Way;

         o Delivery of customary opinions of counsel for Mark Solutions and counsel for Rite-Way;

         o The absence of certain material adverse changes in the assets or the business of the Mark Correctional division;

         o Approval by landlord of the assignment and/or assumption of the lease to the premises now occupied by Mark Correctional.

Termination of the Asset Purchase Agreement

The Agreement may be terminated and the asset sale abandoned for various reasons including:

         o        By mutual consent of the parties;

         o The failure of Mark Correctional to have at least $400,000 of cash on hand at Closing;


         o If the closing does not take place on or before December 31, 2002, unless otherwise extended by mutual agreement of the parties;


         o Any of the material and substantial representations of Mark Solutions or Rite-Way are not true and correct when made or at any time prior to the closing;

         o If Mark Solutions or Rite-Way fail to fulfill their respective obligations under the Agreement;

         o If there is any statute, rule, regulation, court order or prior contractual obligation which makes the transaction illegal or prohibited.

         Expenses of the Asset Sale

         Whether or not the Asset Sale is consummated, each party is required to bear its own costs and expense including fees of attorneys, accountants and financial advisors.

         Fairness of the Asset Sale to the Stockholders

         In arriving at the determination that the transaction is fair to and in the best interests of our stockholders, our Board considered certain other factors:

         o The absence of any other offers by anyone else for the assets or the business of Mark Correctional after considerable efforts by Management to locate potential buyers.

         o The fact that the Agreement requires that the sale be approved by a majority of Mark's stockholders, which ensures that the Board will not be taking action of which the majority of our shareholders disapprove.

         o A valuation from an independent appraiser that the consideration to be received is fair.

         Valuation:

         Our Board of Directors approved the retention of the certified public accounting firm of Sax Macy Fromm & Co. ("Sax Macy") to prepare a valuation (the "Valuation"). Sax Macy has operated as certified public accountants for the last forty-five years. The firm employs sixty accountants. It also has two experienced full-time appraisers who, over the last five years, have performed over two hundred valuation reports for various types of companies. Our Board selected Sax Macy because of their experience in valuations. Additionally, over the last two years Sax Macy had performed certain consulting services for us in connection with the sale of Mark Care.


         In order to appraise the value of Mark Correctional, Sax Macy first obtained financial information from the Company concerning the historical results of operations. In addition, Sax Macy met with management to discuss the adjustments necessary to reflect the results of operations of Mark as a "stand alone entity". Sax Macy also discussed with management the nature of the industry, future revenue projections, cost allocation issues, current contracts on hand and current negotiations of contracts in progress.

         All of the foregoing was done to enable Sax Macy to assess the fair market value of Mark Correctional. In doing so, Sax Macy considered a number of alternative valuation methodologies including guideline companies, capitalized earnings, and net asset value. Sax Macy reported that its search for publicly held guideline companies revealed no appropriate match of any company comparable in size and operations to Mark Correctional. As a result, Sax Macy then selected the capitalized earnings method which involves the selection of a normalized earnings base which reflects anticipated normal future earnings. This normal earnings stream is capitalized at a rate (the capitalization rate) which is reflective of the inherent risks in the income stream. The capitalization rate represents the discount rate less long-term growth. In order to arrive at the discount rate, Sax Macy considered the following components: Risk Free Rate (5.5%), Equity Risk Premium (7.8%), Size Premium (2.6%) and a specific Company Risk Premium (4.0%). From the foregoing total, Sax Macy subtracted estimated long term growth of 1% and arrived at a Capitalization Rate of 18.9%. The Capitalization Rate represents the effective rate of return required by an investor assuming the risks involved in the investment. As such, applying that capitalization rate yielded a value of $3,620,000 prior to any discount for marketability. Sax Macy then applied another methodology which consisted of using the net asset value of the assets of Mark Correctional. This methodology required the adjustment of book values to fair market values based on equipment appraisals which Mark Correctional had obtained from an independent equipment appraiser. The book value of all other assets and liabilities was represented at fair market value. The indicated value utilizing the book value method resulted in a fair market value of $2,733,000 prior to any discounts for lack of marketability.

         Sax Macy then concluded that because of the uncertainty of the future earnings stream of Mark Correctional the net asset method was a more reliable method than the capitalized earnings method and as a result, Sax Macy placed a higher weight on the net asset method rather than on the capitalized earnings method. Sax Macy weighed the capitalized earnings method at 25% and the net asset method at 75%. This resulted in a weighted average value of $2,955,000 prior to any discounts for lack of marketability. Since Mark Correctional is a division, there is no liquid marketplace for the sale of its assets. In light of this, Sax Macy concluded that the lack of liquidity would require a conservative discount for lack of marketability. Sax Macy referred to numerous restricted stock studies which are used as a measure for determining marketability discounts and the median discount of those studies is 33%. However, Sax Macy determined to use a more conservative approach and applied a lower marketability discount of 15% rather than 33%. Accordingly, the weighted average value of $2,955,000 was reduced by the 15% marketability discount resulting in an indicated fair market value for Mark Correctional's business of $2,511,750."

         Sax Macy charged $10,000 for the valuation services. Fees paid to Sax Macy for financial consulting and merger and acquisition services for the past two years are as follows:

         (i)      12 months ended May 31, 2001 - $117,056

         (ii)     12 months ended May 31, 2002 - $52,420


         Our Board concluded that the negotiated price for the assets and business was consistent with the Valuation.

         The full text of the Valuation is attached to this proxy statement as
Exhibit II. We encourage you to read this Valuation carefully in its entirety for both a description of the assumptions made, the methodology employed, the matters considered and Sax Macy's conclusions.

         The Valuation is addressed to our Board and does not constitute in any way a recommendation to stockholders as to how to vote with respect to the Asset Sale. Sax Macy had no input as to the consideration to be paid by Rite-Way.


         Accounting for the Transaction

         Stockholders are advised that while the sale of the net assets of the Mark Correctional Division to Rite-Way represents a transfer of business ownership for legal purposes, from an accounting perspective, the realization of the sales price by Mark Solutions is principally dependent on the success of the future operating results of the jail cell business under the direction of Rite-Way. Accordingly, and consistent with accounting rules, the transaction will not currently be recognized as a sale for accounting purposes. The Net assets which are subject to the transaction will be segregated on the Company's Balance Sheet. As payments are made to the Company by Rite-Way, the payments will be recorded as reductions to the net asset balance. Further, any future operating losses of Rite-Way will be recorded by the Company as evaluation allowance charged against the net asset balance and will result in a correspondence charge to the Company's operations. Thus, any losses sustained by Rite-Way will be reflected in the Company's Results of Operations. This accounting treatment will continue until the net assets of the business have either been written down to zero or circumstances have changed sufficiently, that it become appropriate for the Company to recognize the transaction as a sale.

         Effect of the Transaction

         Upon completion of the Asset Sale , we will have no operations and as such, we will essentially be a public shell. We will have no operating revenues until such time that we acquire a new business or merge with another company. It is our intention to seek a new business or to enter into a business combination with another company. We will use the proceeds from the Asset Sale for working capital in connection with any new business.

         As a result of the Asset Sale, the affiliates of Mark and their transferees will only be able to sell their stock holdings pursuant to a registration statement filed with the Securities and Exchange Commission.

         Preliminary Negotiations

         Our management has had preliminary exploratory talks with the principals of several companies. None of these preliminary talks have moved to a "probable stage" level. Additionally, we considered a possible merger with a newly started privately held company, Globalitronix, Inc. ("Globalitronix"). This company is an Internet application service provider which licenses software to enable companies and brokerages to perform registered public offerings. Our management believed that Globalitronix has a great deal of potential and in order to position ourselves we negotiated a first right of refusal which would give us the first right to a business combination with Globalitronix. In exchange for the first right of refusal, we have loaned Globalitronix the sum of $330,000, $100,000 of which is payable on July 1, 2002, and $100,000 on August 6, 2002, $50,000 on October 1, 2002, and $80,000 on December 10, 2002.

         Globalitronix had proposed a merger by which that company would merge into a new subsidiary established by us. The holders of the outstanding stock of Globalitronix would receive Mark shares in exchange for their shares. Globalitronix had proposed that its shareholders receive a ninety percent (90%) interest in Mark and the existing Mark shareholders would be left with a ten percent (10%) interest. Our Directors discontinued negotiations with Globalitronix because they believed that the proposed terms were excessive in light of Globalitronix's limited business history and limited revenues.

         Due to existing stock market conditions, Globalitronix's current revenues have been negatively effected, and as a result Globalitronix requested an extension of time until October 1, 2002 to pay the July and August installments and an extension of the other installments for sixty days from their original due date. We granted the extension. Globalitronix was not able to make the payments due on October 1, 2002 and as such is currently in default. Globalitronix has requested additional time to make the payments and gave us $30,000 in October as a gesture of good faith. We have extended the time for an additional thirty days. While we believe that Globalitronix will make the payments, as of June 30, 2002 we established a reserve of $330,000, which represents the principal amount of the loan.


         Risk Factors Related to the Asset Sale

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE TRANSACTION BEFORE YOU DECIDE WHETHER TO VOTE TO APPROVE THE ASSET SALE AND THE ASSET PURCHASE AGREEMENT. YOU SHOULD ALSO CONSIDER THE OTHER INFORMATION IN THIS PROXY STATEMENT AND THE ADDITIONAL RISK FACTORS AND INFORMATION IN OTHER REPORTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2001.

         (1) The Asset Sale May Not Be Consummated

         The consummation of the Asset Sale is subject to numerous conditions. Such conditions include, but are not limited to compliance by the Company with the requirements of the New Jersey Industrial Recovery Act (N.J.S.A. 13:1K-6 et seq.) Even if our stockholders approve the Asset Sale, there can be no assurances that other conditions to closing will be met and that the Asset Sale will be consummated. If the Asset Sale is not consummated, we will have spent a substantial amount of time and financial resources in connection with the transaction without realizing any gain.

         (2) There is No Plan to Distribute Any of the Proceeds of the Asset Sale to Our Stockholders

         We do not intend to distribute any portion of the proceeds from the Asset Sale to our stockholders. It is our intention to use the net proceeds of the Asset Sale as well as available proceeds from the sale of the MarkCare assets in connection with financing a newly acquired business or in connection with a merger with an ongoing business.

         (3) After the Asset Sale, We Will in All Probability Be Engaged in an Entirely New Business

         It is the intention of Management to either acquire an already established business or merge with a company with an existing business. If we are successful in acquiring a new business or merging with a company with an existing business, it is more than likely that stockholders will find themselves invested in a company whose business is a far departure from the manufacture of steel jail cells.

         (4) There Are No Assurances We Will Be Able to Acquire Another Business

         While Management believes there are numerous business opportunities available, there can be no assurance that we will be successful in acquiring a new business. If we are not successful, management will have to reconsider its strategy, which may result in a liquidation of the Company and distribution of assets to the shareholders.

         (5) Rite-Way May Not Be Able To Meet The Installment Payments


         The Note due from Rite-Way will be paid from cash flows expected to be generated by Rite-Way from the Mark Correctional operations. Mark Correctional as operated by us has not proven profitable and has not consistently generated positive cash flows. Accordingly, there can be no assurances that Rite-Way will be able to successfully operate Mark Correctional and meet its obligations to us.


         (6) The Assumptions Employed In the Valuation Might Not Prove Correct

         The valuation of Mark Correctional assumes (among other factors) that Mark Correctional will be able to operate more profitably as a privately held Company. This assumption may not be true. If not true, Rite-Way could very well default in the installment payments.

         (7) Our Shareholders Will Continue To Bear Certain Risks In Mark Correctional Because Of The Terms Of The Asset Sale

         Under the terms of the Asset Sale, we will receive installment payments of the purchase price as evidenced by a promissory note . If the note is not paid, this would result in our repossessing the assets and shareholders would have the risk of ownership of such assets once again. While shareholders have the risk of non-payment, they will not receive any benefits if Mark Correctional proves successful under Rite-Way's direction. The structure of the Asset Sale does not provide for either Mark or its shareholders to receive any payments out of Rite-Way's profits.


         (8) Interests of Certain Persons in the Transaction

         Except for Michael Rosenberg, an Executive Vice President of Mark Correctional, no other individual connected with the Company has any interest in this transaction. The Board accepted the offer subject to approval of the stockholders. The Board believes that the offer is fair and consistent with the Valuation received by the Company and was reached through arm's-length negotiations. Mr. Rosenberg will resign as the Asset Sale is concluded.

         Management Ownership


         As of October 15, 2002, our directors and executive officers own in the aggregate, 534,776 shares of our outstanding Common Stock, representing approximately 5.5% of our outstanding stock.


         Federal Income Tax Treatment Consequences

         We believe we will not incur a liability for federal income tax purposes on the gain on the sale of the assets to Rite-Way because of the availability of federal net operating loss carryforwards. The transaction may however be subject to state or local income, franchise, sales, use or other tax liabilities in states or local tax jurisdictions for which we file tax returns.

         Appraisal Rights

         We are organized under the corporate laws of the State of Delaware. Delaware corporate law does not provide for appraisal or other similar rights for dissenting stockholders in connection with a sale of all or a substantial portion of a corporation's assets. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares in connection with the Asset Sale.

         Selected Financial Data


         The following Selected Financial Data is based on the Company's audited financial statements for the last five fiscal years, 1998 through 2002. The following schedules are intended to present selected financial data which highlights certain trends in our financial condition and results of operations. This data illustrates historically our lack of any meaningful sales growth and the failure to achieve any meaningful profits. For more detailed information stockholders should also read our annual report on Form 10-K for the Fiscal Year Ended June 30, 2002, which accompanies this Proxy Statement and which is incorporated by reference.

Income Statement Data:
(in thousands, except share and per share data)

                                                                          Fiscal Years Ended June 30,
                                                      --------------------------------------------------------------------------
                                                          2002             2001            2000           1999            1998
                                                      ----------       ---------       ---------       --------       ----------
 Revenues                                             $  11,187        $   8,513       $  11,671       $  8,497        $ 12,708
                                                      ----------       ---------       ---------       --------       ----------
 Costs and Expenses:
 Cost of Sales                                            8,170            5,762           9,728          5,689           9,928
 General and administrative                               2,101            2,328           1,912          2,449           2,268
 Loan Impairment                                            330               --              --             --              --
 Marketing costs                                            453              424             681            562             434
 Litigation settlement                                        -               98             250            396              --
                                                      ----------       ---------       ---------       --------       ----------
  Total Costs and Expenses                               11,054            8,612          12,571          9,096          12,630

Operating Income /(loss)                                    133              (99)           (900)          (599)             78

Net Other (Expense)                                         (51)            (214)           (139)          (124)            (55)

Income Tax (Expense)/Benefit                                (86)              --              83            760              --
                                                      ----------       ----------      ----------      --------       ----------

Income (Loss) from Continuing Operations                     (4)            (313)           (956)            37               23
(Loss)/Income from Sale of Discontinued Segment
 (net of income tax provision of $-0-, $620,
$-0-, $-0-, $-0-, respectively)                            (237)             928              --             --               --
(Loss) From Discontinued Operations
(net of income tax benefit of $-0-, $620,
$24, $240, $-0-, respectively)                               --             (914)         (3,432)        (1,747)          (2,411)
Extraordinary gain on extinguishment of debt              1,069               --              --             --               --
                                                      ---------       ----------       ---------      ---------         ---------
Net (Loss)                                            $     828       $     (299)      $  (4,388)      $ (1,710)        $  (2,388)
                                                      =========       ==========       =========      =========         =========

Income (Loss) per Share from Continuing Operations         $-0-           ($0.04)         ($0.16)         $0.01             $-0-

Weighted Average Shares Outstanding                   9,697,106        8,266,676       6,112,534      4,945,257         4,415,101


Balance Sheet Data:
(in thousands, except share and per share data)

                                                                                  Fiscal Years Ended June 30,
                                                      ---------------------------------------------------------------------------
                                                          2002              2001           2000          1999              1998
                                                      ---------------------------------------------------------------------------
Working Capital                                        $    838       $      929      $    1,599        $ 1,135           $ 3,210
Net Property and Equipment                                  297              485             790            920               284
Total Assets                                              3,010            5,424           5,304          7,862             5,020
Current Liabilities                                       1,839            3,966           2,825          4,824               866
Other Liabilities                                            20            1,135           2,073            485             1,039
Temporary Stockholders' Equity                               --               --              --             --             1,220
Stockholders' Equity (Deficiency)                         1,151              323             406          2,553             3,115

                      MARK HOLDINGS, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2002
                                   (Unaudited)


To assist stockholders in a better understanding of the transaction, we are setting forth herein pro forma financial statements. The following unaudited pro forma consolidated balance sheet as of June 30, 2002 is presented as if the proposed sale of assets and assumption of liabilities of the Mark Correctional division to Rite-Way occurred on June 30, 2002. The pro forma assumes the proceeds includes a cash down payment of $500,000. The sale of the net assets of the jail cell division (the "net assets") to Rite-Way represents a transfer of business ownership for legal purposes. However, because realization of the sales price is principally dependent on the future operating results of the jail cell business under the direction of Rite-Way, the transaction will not currently be recognized as a sale for accounting purposes. The net assets which are subject to the transaction have been segregated on the Company's pro forma balance sheet. Payments made to the Company by Rite-Way will be recorded as reductions to the net asset balance. Future operating losses of Rite-Way will be recorded by the Company as a valuation allowance against the net asset balance and will result in a corresponding charge to the Company's operations. This accounting treatment will continue until either the net assets of the business have been written down to zero or circumstances have changed sufficiently that it becomes appropriate to recognize the transaction as a sale. The pro forma consolidated balance sheet should be read in conjunction with the notes thereto.

                      Mark Holdings, Inc. and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                                 (in thousands)
                                  June 30, 2002
                                   (Unaudited)


                                                                   Historical        Pro Forma       Pro Forma
                                                                   ----------        ---------        ---------
                                                                                    Adjustments
                                                                                    -----------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                       $   156           $    500 (2)      $ 500
                                                                                         (156)(1)
   Notes receivable-current                                             71                                71
   Accounts receivable                                               2,028             (2,028)(1)          -
   Costs in excess of contract revenue earned                          323               (323)(1)          -
   Inventories                                                          25                (25)(1)          -
   Prepaid expenses                                                     74                (32)(1)         42
                                                                   -------           ---------        ------
       Total Current Assets                                          2,677             (2,064)           613

PROPERTY AND EQUIPMENT, NET                                            297               (267)(1)         30

NET ASSETS OF BUSINESS TRANSFERRED UNDER                                                1,742 (1)      1,242
      CONTRACTUALS OBLIGATIONS                                           -               (500)(2)
OTHER ASSETS                                                            36                (36)(1)          -
                                                                   -------           ---------        ------

Total Assets                                                       $ 3,010           $ (1,125)        $1,885
                                                                   =======           =========        ======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                $ 1,088             $ (908)(1)      $ 180
   Current portion of long-term debt                                   268                  -            268
   Current portion of obligations under capital leases                  13                (13)(1)          -
   Billings in excess of contract revenue earned                        89                (89)(1)          -
   Accrued liabilities                                                 381                (95)(1)        286
                                                                   -------           ---------        ------
     Total Current Liabilities                                       1,839             (1,105)           734

OTHER LIABILITIES:
   Long-term portion of obligations under capital leases                20                (20)(1)          -


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value, 50,000,000 shares
   authorized, 9,714,606 shares issued and outstanding                  97                  -             97
   Preferred stock, $1.00 par value, $10 liquidation
   value; 4,705,000 shares authorized:                                   -                  -              -
   Additional paid-in capital                                       36,881                  -         36,881
   Deficit                                                         (35,776)                 -        (35,776)
   Treasury stock, at cost; 17,500 shares                              (51)                 -            (51)
                                                                  --------          ---------        -------
      Total Stockholder's Equity                                     1,151                  -          1,151
                                                                  --------          ---------        -------

Total Liabilities and Stockholders' Equity                        $  3,010           $ (1,125)       $ 1,885
                                                                  ========          =========        =======

                      MARK HOLDINGS, INC. AND SUBSIDIARIES

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2002
                                  (Unaudited)


The pro forma adjustments reflect the sale of the assets and the assumption of liabilities of the Mark Correctional division and certain related transactions are as follows:

         1) To record reclassification of assets and liabilities of Mark Correctional transferred to Rite-Way.

         2)       To record the $500,000 cash due at closing.

                      MARK HOLDINGS, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2002
                                   (Unaudited)


The following unaudited pro forma consolidated statement of operations for the year ended June 30, 2002 is presented as if the proposed sale of assets and assumption of liabilities of the Mark Correctional division to Rite-Way occurred on July 1, 2001. The sale of the net assets of the jail cell division (the "net assets") to Rite-Way represents a transfer of business ownership for legal purposes. However, because realization of the sales price is principally dependent on the future operating results of the jail cell business under the direction of Rite-Way, the transaction will not currently be recognized as a sale for accounting purposes. The net assets which are subject to the transaction have been segregated on the Company's pro forma balance sheet. Payments made to the Company by Rite-Way will be recorded as reductions to the net asset balance. Future operating losses of Rite-Way will be recorded by the Company as a valuation allowance against the net asset balance and will result in a corresponding charge to the Company's operations. The pro forma statement of operations does not give effect to any charge to operations that would result from future operating losses of Rite-Way. This accounting treatment will continue until either the net assets of the business have been written down to zero or circumstances have changed sufficiently that it becomes appropriate to recognize the transaction as a sale. This statement of operations does not purport to be indicative of the results of operations that actually would have resulted had the transaction noted above had been consummated as of the date noted above. The pro forma consolidated statement of operations should be read in conjunction with the notes thereto.

                       Mark Holdings, Inc. and Subidiaries
                 Pro Forma Consolidated Statement of Operations
                (in Thousands, except share and per share data)
                            Year Ended June 30, 2002
                                   (Unaudited)


                                                                Historical        Pro Forma       Pro Forma
                                                                ----------      -------------     ---------
                                                                                 Adjustments
                                                                                 -----------

Revenues                                                       $  11,187        $ (11,187)(1)      $      -
                                                               ---------------------------------------------
Costs and expenses:
   Cost of Sales                                                   8,170           (8,170)(1)             -
   General and administrative expenses                             2,101           (1,157)(2)           944
   Loan Impairment                                                   330                -               330
   Marketing costs                                                   453             (453)(2)             -
                                                               ---------------------------------------------
     Total Costs and Expenses                                     11,054           (9,780)            1,274
                                                               ---------------------------------------------

Operating income (loss)                                              133           (1,407)           (1,274)

Other Income (Expenses):
       Interest Income                                                 6                - (3)             6
       Interest expense                                              (57)               -               (57)
                                                               ---------------------------------------------
           Total Other Expenses                                      (51)               -               (51)
                                                               ---------------------------------------------

Pre-tax Income (Loss) from continuing operations                      82           (1,407)           (1,325)

Income Tax Provision                                                 (86)                               (86)

                                                               ---------------------------------------------
 Loss from continuing operations                               $      (4)       $  (1,407)        $  (1,411)
                                                               ---------------------------------------------

Basic loss per Share
Loss per share from continuing operations                      $       -        $   (0.15)        $   (0.15)

Weighted average Number of Basic Shares Outstanding            9,697,106        9,697,106         9,697,106
                                                               =============================================

                      MARK HOLDINGS, INC. AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2002
                                   (Unaudited)


The pro forma adjustments to reflect the sale are as follows:

(1) To record elimination of revenues and cost of sales in connection with exit from modular cell activity.

(2) To record estimated reduction in general and administrative, marketing costs, and litigation settlement expenses incurred on behalf of the operations of the modular cell business. The adjustment is based on a analysis of the individual cost components included in these expense captions.

(3) The pro forma statements of operations do not give effect to recognition of interest income on the notes received from Rite-Way, as its collectibility is not determinable beyond a reasonable doubt.

                           TOTAL SHAREHOLDER RETURNS

                                     [Line Graph]


                          Total Return To Shareholder's
                         (Dividends reinvested monthly)


                                                     ANNUAL RETURN PERCENTAGE
                                                           Years Ending

Company / Index                       Jun98        Jun99       Jun00       Jun01        Jun02
----------------------------------------------------------------------------------------------
MARK HOLDINGS INC                    -59.75       -31.06      -56.04      -96.40       122.22
S&P SMALLCAP 600 INDEX                19.46        -2.31       14.38       11.12         0.27
S&P 600 STEEL                         24.09       -30.61      -27.15       37.06        26.29


                                                          INDEXED RETURNS
                                                          Base Years Ending
                           Period
Company / Index             Jun97     Jun98        Jun99       Jun00       Jun01        Jun02
----------------------------------------------------------------------------------------------
MARK HOLDINGS INC            100      40.25        27.75       12.20        0.44         0.98
S&P SMALLCAP 600 INDEX       100     119.46       116.70      133.48      148.32       148.73
S&P 600 STEEL                100     124.09        86.10       62.73       85.97       108.58

The foregoing figures and graph were furnished by Standard & Poor's Compustat, a division of the McGraw-Hill Companies.

The Board of Directors recommends that the stockholders voteFOR the approval of the sale of the assets of Mark Correctional to Rite-Way (Item No. 1 on the proxy card).

                                 PROPOSAL NO. 2

         APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK WHICH THE COMPANY SHALL HAVE THE AUTHORITY TO ISSUE FROM 50,000,000 SHARES, PAR VALUE $.01 PER SHARE TO 100,000,000 SHARES PAR VALUE $.01 PER SHARE.

         The Board of Directors proposes an increase in the authorized shares of Common Stock which the Company shall have the authority to issue from 50,000,000 shares of Common Stock, par value $.01 per share to 100,000,000 shares, par value $.01 per share

         The Company currently has 50,000,000 share of Common Stock authorized of which 9,714,606 shares are issued and outstanding. In addition, the Company has reserved 1,119,500 additional shares for issuance upon exercise of outstanding options.

         Management believes that it is in the best interests of the Company to increase the authorized shares. If the Asset Sale is approved by our stockholders, we intend to acquire another business or merge with another company. By increasing the authorized shares at this time we will have sufficient shares available for any future acquisition or merger and for any other proper corporate purpose. Management believes that this is the proper time to approve the amendment in order that we will be in a position to pursue an acquisition strategy without the need to seek shareholder approval at a later date. Other than the Company's first right of refusal to acquire or merge with Globalitronix, there are no other written understandings at this time for the issuance of additional shares, although the Company is in preliminary discussions with other companies about a possible acquisition.

         Pursuant to Delaware corporation law the approval of a majority of the shareholders entitled to vote is necessary to approve an amendment to our certificate of incorporation.

         THE BOARD OF DIRECTORS DEEMS THAT AN AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 50,000,000 TO 100,000,000 IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE "FOR" ITS APPROVAL. (Item no.2 on the Proxy Card.)

                                 PROPOSAL NO. 3

ELECTION OF DIRECTORS

General Information


         Our Bylaws provide for a Board of Directors of not less than three (3) members and not more than nine (9) members. Your Board of Directors currently consists of three (3) members. At the current time, Board Members receive $2,000 for each Board Meeting attended. During the fiscal year ended June 30, 2003 our Board met ten times. During the current fiscal year which ends June 30, 2002 our Board met four times. No director has attended fewer than 75% of those Director's Meetings or Meetings of any committees on which he serves.

          One of our directors, William Westerhoff, resigned as a director on October 8, 2002 because of other pressing commitments. Mr. Richard Branca, another director, has indicated that he will not stand for re-election at the Annual Meeting. Accordingly, at the Annual Meeting only three (3) members will be elected to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Vacancies which occur during the year may be filled by our Board of Directors and any directors so appointed must stand for re-election at our next annual meeting. The other current directors nominated for re-election are Mr. Carl Coppola and Ronald E. Olszowy. A new proposed director, William DeMarco, has been nominated to serve. Accordingly, the new Board of Directors, if elected, will consist of only three
(3) directors.

                        Directors and Executive Officers


       Name                          Age               Capacity
       Carl Coppola(1)               62                Chairman, President
                                                       and Chief Executive
                                                       Officer

       Ronald Olszowy (2)            55                Director

       William DeMarco               55                Nominated as a
                                                       Director

       Richard Branca (2)            53                Director

       Michael J. Rosenberg          58                Executive Vice-
                                                       President

         (1) Mr. Coppola and Mr. Westerhoff, until his resignation, served on Mark's Compensation Committee.

         (2) Messrs. Olszowy and Branca and Mr. Westerhoff, until his resignation, served on the Audit Committee.

         The biographies of the directors and executive officers are as follows:

         Carl Coppola has served as Mark's President and Chief Executive officer since founding the Company in 1984. Mr. Coppola has also been Chief Executive Officer of Mark Lighting Fixture Co., Inc. for the last thirty years. Mark Lighting is engaged in the manufacture of lighting fixtures primarily for industrial use.

         Ronald E. Olszowy has served as a Director of Mark since November 1992. Since 1996, Mr. Olszowy has been the President and Chief Executive Officer of Nationwide Bail Bonds, which provides bail, performance and fidelity bonds. Mr. Olszowy has also been President of Interstate Insurance Agency since 1980. Mr. Olszowy serves on the Audit Committee.

         William DeMarco. William DeMarco has been a practicing attorney in the State of New Jersey since 1971. He specializes in civil and criminal litigation in both federal and New Jersey State Courts. He is a member of both the Federal and New Jersey State Bar Association.

         Richard Branca has been a Director of Mark since November 1992. Since 1970, Mr. Branca has served as President and Chief Executive Officer of Bergen Engineering Co., a construction company. Mr. Branca has decided not to stand for re-election because of other personal commitments. Mr. Branca has served on the Audit Committee.

         Michael J. Rosenberg has been employed by Mark since 1990. Prior to that time he was employed by Selby Drug Company, In 1998, Mr. Rosenberg was appointed Executive Vice President in charge of the Mark Correctional division. Mr. Rosenberg reports directly to Mr. Coppola. If the Asset Sale is consummated, Mr. Rosenberg will tender his resignation from the Company.

         The Audit Committee

         The Audit Committee, which now consists of Messrs. Olszowy and Branca, has reviewed the audited financial statements for the Fiscal Year Ended June 30, 2002 and discussed the audited financial statements with management. The Audit Committee will shortly receive a letter from the independent auditors as required by Independence Standards Board Standard No. 1. As a result of the Audit Committee's review of the audited statements for the Fiscal Year Ended June 30, 2002, the Audit Committee recommended to the Directors that the aforementioned audited statements be included for filing on Form 10-K. The Audit Committee has not as yet adopted a charter.

         Audit Fees


         Holtz Rubenstein has billed the Company $42,500 for professional services rendered in connection with the audit for June 30, 2002 and an additional $12,400 for review of our interim financial statements included in the Forms 10-Q for the year then ended.

         Holtz Rubenstein & Co. LLP has not rendered services to the Company pertaining to Financial Information Systems Design and Implementation.

         Holtz Rubenstein & Co. LLP has rendered other services to the Company in the amount of $59,000 which consisted of assistance with the preparation of the preliminary proxy statements and responses to the S.E.C. Staff comments thereon and also in connection with the preparation of income tax returns.

         SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following tabulation shows the security ownership as of October 15, 2002, of (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each Director and Officer of the Company and (iii) all Directors and Officers as a group.


--------------------------------------------------------------------------------
Name and Address                           Number of Shares       Percent of
                                           Beneficial Owner       Common Stock
--------------------------------------------------------------------------------
Carl C. Coppola                            851,401(1)             8.5%
c/o Mark Holdings, Inc.
1135 Clifton Avenue
Clifton, NJ 07013
--------------------------------------------------------------------------------
Richard Branca                             225,016(2)             2.3%
c/o Mark Holdings, Inc.
--------------------------------------------------------------------------------
Michael Rosenberg                           54,725(3)             0.6%
c/o Mark Holdings, Inc.
--------------------------------------------------------------------------------
Ronald E. Olszowy                          196,800(4)             2.0%
c/o Mark Holdings, Inc.
--------------------------------------------------------------------------------
All executive officers and directors     1,327,942(5)            12.7%
as a group (4 persons)
--------------------------------------------------------------------------------

         (1) Includes 15,800 shares held in trust for the benefit of three children of Mr. Coppola. Mr. Coppola disclaims beneficial ownership of these shares. Also includes 359,300 shares of Common Stock issuable pursuant to options that are presently exercisable.

         (2)      Represents or includes 208,766 shares of Common Stock issuable pursuant to options which are presently exercisable.
         (3)      Includes 25,000 shares issuable pursuant to options which are presently exercisable.
         (4) Includes 184,300 shares of common stock issuable upon the exercise of options.
         (5) There has been no change of ownership for any officer, director or beneficial owner of more than 5% of the Company's outstanding stock during the fiscal year ended June 30, 2002 except Mr. Rosenberg's ownership interest, which declined by 37,500 options, which options had expired during the fiscal year.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers, directors and beneficial owners of more than ten percent of a company's common stock to file reports of ownership and changes in their ownership of equity securities with the Securities and Exchange Commission. Based solely on a review of the reports and representations furnished to us, it appears that Mr. Coppola, Mr. Branca, Mr. Olszowy and Mr. Westerhoff were late in filing reports which were due before the end of the June 30, 2001, Fiscal Year. In October, 2001. Mr. Coppola, Mr. Branca, Mr. Olszowy and Mr. Westerhoff have filed a Form 4 and Form 5 relating to the issuance by the Company in March 2001 of five year options entitling each person to purchase 150,000 shares of the Company's Common Stock at an exercise price of $.08 per share. In addition, Mr. Coppola's Form 4 and Form 5 also reflected the granting of an option by the Company to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.00 a share. These options were issued in July, 2000. Accordingly, Mr. Branca, Mr. Olszowy and Mr. Westerhoff were late in filing one report and Mr. Coppola was late in filing two reports. At the current time, the aforementioned individuals are current in their filings.

         Summary Compensation Table

                  The following table sets forth the aggregate cash compensation paid for services rendered to the Company during each of the Company's last three fiscal years by all individuals who served as the Company's Chief Executive Officer and the Company's most highly compensated executive officers.


----------------------------------------------------------------------------------------------------------
                                     Annual                              Long Term
                                     Compensation                        Compensation
---------------------------------------------------------------------------------------------------------
Name and                Year         Salary ($)          Bonus ($)       Other Annual        Restricted
Principal                                                                Compensation        Stock Awards
Position
---------------------------------------------------------------------------------------------------------
Carl Coppola,           2002        $199,992             --              --                  --
President and           2001         199,992             --              $ 29,999(1)
CEO                     2000         199,992             --              --                  --
----------------------------------------------------------------------------------------------------------
Michael                 2002        $199,992             --              --                  --
Rosenberg,              2001         197,500             --              $108,074(1)
Executive               2000         161,154             --              --                  --
Vice President
----------------------------------------------------------------------------------------------------------

         (1)      Represents accrued vacation time earned but not used.

Employment Agreements

Pursuant to an employment agreement expiring on December 31, 2002, Mr. Coppola receives an annual base salary of $200,000 and was granted three-year options to purchase 50,000 shares of Common Stock at an exercise price of $1.00, and 150,000 shares at an exercise price of $.08. In addition, Mr. Coppola is entitled to reimbursement of expenses not to exceed $15,000 annually and is provided with an automobile and maintenance and use reimbursement by us. Mr. Coppola's employment is terminable by us upon 90 days written notice and provides for a two-year non-compete period to take effect upon termination.

We had a three-year employment agreement with Mr. Rosenberg which expired on December 1, 2001. A renewal of the contract has not as yet been formalized. At the present time Mr. Rosenberg receives an annual salary of $200,000. In addition, we provide Mr. Rosenberg with an automobile and maintenance and use reimbursement. Until Mr. Rosenberg signs a new agreement, his employment by us is terminable at will.

Option/SAR Grant Table


The table below sets forth the following information with respect to options granted to the named executive during the Fiscal Year Ended June 30, 2001, and the potential realizable value of such option grants (1) the number of shares of Common Stock underlying options granted during the year; (2) the percentage that such options represent of all options granted to employees during the year; and
(3) the exercise price. The Company granted no options during the Fiscal Year ended June 30, 2002 and no officer or director exercised any of their options.



----------------------------------------------------------------------------------------------------------------------
                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates
                                                                                          of Stock price
                                                                                          Appreciation for Option
                                                                                          Term (1)
                                  Individual Grants
----------------------------------------------------------------------------------------------------------------------
Name                Options       % of Total         Exercise           Expiration         5%                 10%
                    Granted       Options            Price ($/Sh)       Date
                    (#)(2)        Granted to
                                  Employees
                                  in Fiscal
                                  Year
----------------------------------------------------------------------------------------------------------------------
Carl                50,000        7.7%               1.00               7/14/03            $8,275             $16,551
Coppola,
CEO
----------------------------------------------------------------------------------------------------------------------
Carl                150,000       23.1%              $.08               3/2/06             $1,892             $3,783
Coppola,
CEO
----------------------------------------------------------------------------------------------------------------------

         (1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non- transferability or differences in vesting periods.

         (2) The option exercise prices of $1.00 and $.08 per share are the closing sale prices on date of the option grants.

Aggregated Option/SAR Exercises and Values for the Fiscal Year Ended June 30, 2002.


-----------------------------------------------------------------------------------------------
Name                Shares           Value Realized ($)     Number of        Value of
                    Acquired on                             Securities       Unexercised In-
                    Exercise (#)                            Underlying       the-Money
                                                            Unexercised      Options At Fiscal
                                                            Options          Year End ($)
                                                                             Exercisable/
                                                                             Unexcercisable
-----------------------------------------------------------------------------------------------
Carl Coppola,       -0-              -0-                    200,000          -0-
CEO
-----------------------------------------------------------------------------------------------

Certain Relationships and Related Transactions

         We normally purchase lighting fixtures, fabricating services and other related services from Mark Lighting Fixtures Co., Inc. ("Mark Lighting"), a company wholly owned by Carl Coppola, our President and Chief Executive Officer. For the fiscal year ended June 30, 2002, we paid Mark Lighting $107,000 for such goods and services.


         In the past, in connection with specific modular steel cell projects which require performance bonds, Mr. Coppola has provided such third party guarantees. There are no guarantees currently outstanding.

         In October 1999, Mr. Coppola made a loan to us in the amount of $100,000. In December 2000, Mr. Coppola made an additional loan to us of $137,000 and was repaid $140,000 in April 2001. The remaining $97,000 was paid to Mr. Coppola in December, 2001.

         As previously discussed, Rite-Way, which is about to enter into the Asset Purchase Agreement, is owned and controlled by Michael Rosenberg, who is presently the Executive Vice President of our Company. Mr. Rosenberg has been employed with the Company for more than twelve years and for the last four years has run the day-to-day operations of Mark Correctional. The prospective Asset Sale has been negotiated at arm's length and the Directors are of the opinion that the consideration to be paid by Rite-Way is consistent with the Valuation of the Mark Correctional Division. Mr. Rosenberg believes that he will be able to operate the business at a profit because he will not have the added expenses of a publicly held company. There can be no assurances that Mr. Rosenberg will be successful and in the event of a default in any of the installment payments we could be burdened with the assets as a result of our repossessing them. Should this happen, there can be no assurance that we will be able to thereafter sell the assets at their fair market value.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES (ITEM 3 ON THE PROXY CARD).

                                 PROPOSAL NO. 4


         RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN & CO, LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDED JUNE 30, 2003.

         The Company has used the services of Holtz Rubenstein & Co., LLP as its auditors for the last five years. The Board of Directors has approved the retention of Holtz Rubenstein & Co., LLP as the Company's independent accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2003. A representative of Holtz Rubenstein & Co, LLP will be present at The Annual Meeting. The representative will not make any statements but will be available to respond to any appropriate questions from shareholders.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF HOLTZ RUBENSTEIN & CO., LLP AS INDEPENDENT ACCOUNTANTS.

         Proposals of Stockholders

         Stockholders of the Company who intend to present a proposal for action at the 2002 Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than July 15, 2002, for such proposal to be included in the Company's proxy statement. We will consider only proposals meeting the requirements of applicable federal securities laws and the Securities and Exchange Commission Rules promulgated thereunder.

         Expense of Solicitation

         The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. The Company may also retain the services of a proxy solicitation firm. The Company has not made any arrangements to do so as of the date of this Proxy Statement. The Company estimates that the total costs including printing and mailing will amount to approximately $18,000. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

         Annual Report and Quarterly Report to Stockholders


         The Company's annual report on Form 10-K for the Fiscal Year Ended June 30, 2002 is being mailed to stockholders along with this Proxy.

         Return of Proxy

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend this meeting, please sign the enclosed proxy and return it in the enclosed envelope.

                                                      BY ORDER OF THE BOARD
                                                      OF DIRECTORS


                                                      Carl Coppola, Chairman
                                                      Clifton, New Jersey
                                                      November 19, 2002

                                   Exhibit I
                            ASSET PURCHASE AGREEMENT
                                      AND
                                   AMENDMENT

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is dated as of February 22, 2002, by and between Rite-Way of New Jersey, a New Jersey corporation ("Purchaser" or "Buyer"); and Mark Solutions, Inc., a Delaware Corporation ("Seller").

                                    RECITALS

         Through Mark Correctional Systems, a wholly owned and unincorporated division ("the Division"), the Seller owns, manages and operates a business engaged in the development, manufacture and distribution of modular steel jail cells for placement in correctional facilities.

         Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, substantially all of the Assets (as defined below) of the Division subject to the assumption of certain liabilities of the Division on the terms and further subject to the conditions hereinafter set forth.

         In consideration of the premises and covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1
                                  DEFINITIONS

         1.1 List of Definitions. As used in this Agreement and in any amendments, exhibits or schedules hereto, the following capitalized terms shall have the following meanings, unless otherwise defined therein (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agreement" shall mean this Asset Purchase Agreement, including the Exhibits and Schedules hereto, as the same from time to time may be amended, supplemented, modified or waived in writing.

                  "Assets" shall mean all assets owned by Seller (or in any case in which Seller has some form of property interest less than ownership of such property interest), as they relate to the Division including, but not limited to all assets identified in Schedule 1.1 hereto.

                  "Business" shall have the meaning set forth in the Recitals to this Agreement.


                  "Litigation" shall have the meaning set forth in ss.5.9 hereof.

                                                       Asset Purchase Agreement
                                                                         Page 2

                  "Closing" shall refer to the closing to be held pursuant to
Article 4 hereof.

                  "Closing Date" shall mean the date on which the Closing shall occur, which shall be June 1, 2002, subject to reasonable extension by either Party but in no event shall the Closing Date be later than July 31, 2002.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 amended to date.

                  "Excluded Assets" shall mean cash and cash equivalents maintained by Seller as of the date of Closing subject to adjustment all as set forth in ss.3.1(c) hereof.

                  "Included Liabilities" shall have the meanings set forth in ss.2.2.

                  "Exhibits" shall refer to the exhibits attached to this Agreement. Such exhibits are hereby incorporated in this Agreement and made a part hereof by this reference, and may be referred to in related instruments or documents without being attached thereto.

                  "Financial Statements" shall mean the audited balance sheet and statements of income, cash flow and retained earnings of Seller for the fiscal year ended June 30, 2001 and the unaudited balance sheet and statements of income, cash flow and retained earnings of Seller for the six month period ending December 31, 2001.

                  "Indemnitee" shall meaning set forth in ss.13.6 hereof.

                  "Indemnitor" shall have the meaning set forth in ss.13.6 hereof.

                  "Information" shall have the meaning set forth in ss.8.3 hereof.

                  "IRS" shall mean the Internal Revenue Service.

                  "Licences" shall have the meaning set forth in ss.5.13 hereof.

                  "Liquidated Damage Amount" shall have the meaning set forth in ss.11.3 hereof.

                  "Liabilities" shall mean those liabilities identified in
Schedule 2.2.

                                                       Asset Purchase Agreement
                                                                         Page 3

                  "Losses" shall have the meaning set forth in ss.13.1 hereof.

                  "Net Book Value" shall mean the value of the Assets to be transferred to Purchaser at the time of the closing less the liabilities to be assumed at closing by the Purchaser.

                  "Party" or "Parties" shall mean Purchaser and/or Seller.

                  "Purchase Price" shall mean the aggregate consideration to be paid by Purchaser to Seller for the transfer of the Assets.

                  "Purchaser's Litigation" shall have the meaning set forth in ss.7.3 hereof.

                  "Seller's Litigation" shall have the meaning set forth in ss.5.9 hereof.

                  "Seller's Schedules" shall refer to the schedules referred to in Article 5 hereof. Such schedules are hereby incorporated in this Agreement whether or not attached hereto.

                  "Taxes" shall have the meaning set forth in ss.13.9 hereof.

                  "Trademark Rights" shall have the meaning set forth in ss.5.14 hereof.

                  "Premises" shall have the meaning of the building and property presently utilized and occupied by Mark Correction Systems located at 150 Pacific Ave., Jersey City, NJ 07304.

         1.2 Other Terms. It is acknowledged that certain other terms are defined elsewhere in this Agreement. Such terms shall have meanings so given to them in this Agreement and in any amendments, exhibits or schedules hereto unless otherwise defined therein or unless the definition so provided is expressly limited to a Section or Article of this Agreement.

         1.3 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                                                       Asset Purchase Agreement
                                                                         Page 4

                                    ARTICLE 2
                              TERMS OF ACQUISITION

         2.1      Sale and Transfer of Assets.

         (a) Upon the terms and subject to the conditions of this Agreement, at the Closing and effective as of the Closing Date, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller, the Assets other than the Excluded Assets, all as more fully set forth in Schedule 2.(a).

         (b) At the Closing, Seller shall transfer the Assets other than the Excluded Assets by delivering a Bill of Sale substantially in the form of Exhibit A hereto.

         (c) Seller and Purchaser agree that all of the Assets shall be delivered to Purchaser, and Purchaser shall accept all of the foregoing, in "as is", "where is" condition on the Closing Date subject, however, to Sections 2.4 and 9.7 hereof.

         2.2 Assumption of Liabilities. Subject to the conditions set forth in paragraph (a) below, from and after the Closing Date, Buyer shall assume, pay, perform, and discharge all debts, obligations, contracts and liabilities of Seller as set forth in Schedule 2.2 hereof.

         (a) Exceptions. The following are excluded from the assumption of liabilities provided for in the preceding paragraph:

                  (i) Income Tax. Any liability for the payment of accrued and unpaid federal income taxes of Seller and up to the time of Closing but only as it applies to the activities of The Division.

                  (ii) Undisclosed liabilities. Buyer is not acquiring, directly or indirectly, any liability which is not fully disclosed to it. For purposes of this agreement, the liabilities disclosed to Buyer shall be those which are reflected in or reserved against Seller's balance sheets, books of accounts, and records, as well as contingent liabilities and pending claims all as more fully set forth on
                           Schedule 2.2 attached hereto and incorporated herein by reference.

         (b) Assurance. Seller warrants and represents that buyer will not at any time suffer any liability in respect of the foregoing liabilities not assumed by Buyer and shall indemnify and hold Buyer harmless from such liabilities.

                                                       Asset Purchase Agreement
                                                                         Page 5


         2.3 Further Assurances. Subject to the terms of this Agreement, each Party agrees that it will at any time and from time to time after the Closing Date, upon request, cooperate with the other by executing and delivering any additional documents and instruments and doing any and all such other things as may be reasonably required by the other to consummate or otherwise implement the transactions contemplated by this Agreement and shall indemnify and hold harmless Purchaser from such liabilities.

         2.4 Risk of Loss. Risk of loss or damage to the Assets by fire or other casualty shall be borne by Seller up to the time of the Closing and shall be borne by Purchaser after the Closing.

                                    ARTICLE 3
                               PURCHASE; PAYMENT

         3.1 Purchase of Assets. The Purchase Price for the Assets shall be Two Million Five Hundred Thousand Dollars ($2,500,000) (based on the assumption that the net asset value received is no less than $2,500,000. If the net asset value is less than $2,500,000 on, then the purchase price shall be reduced by $1 for every dollar that the net asset value is below $2,500,000. To the extent of the diminution in price, the note provided for in (b) shall be diminished in the same amount. Based on the assumption that the purchase price is $2,500,000, the purchase price shall be payable as follows:

         (a) Five Hundred Thousand Dollars ($500,000) to be paid, at the discretion of Purchaser, by certified check or wire transfer at the Closing;

         (b) Two Million Dollars ($2,000,000) to be paid by Purchaser in equal monthly installments over a period of three (3) years which shall include interest at eight percent (8%) per annum with a grace period of sixty (60) days and shall be evidenced by a promissory note in the form annexed hereto as Exhibit B and shall be secured by all of Buyer's Assets including a pledge if all of the issued and outstanding shares of Purchaser capital stock as collateral for such loan less $500,000 of accounts receivable pursuant to a Loan Agreement and Security Agreement in the form annexed hereto as Exhibit C.

         (c) The sum of $1,000,000 to be paid from the cash balances or cash equivalents as maintained by Mark Correctional at time of the closing after first deducting the sum of $400,000 to be allocated to Buyer ("Buyer's Allocation"). After deduction of Buyer's Allocation, Seller shall receive the remaining cash ("the Remainder") up to a maximum of $1,000,000. If the Remainder is less than $1,000,000, Buyer shall deliver to Seller at Closing a promissory note in the form annexed hereto as Exhibit D which note shall bear interest at eight percent (8%) per annum and shall be payable on or before 90 days after the closing ("the 90-Day Note") in an amount equal to $1,000,000 minus the Remainder. The "90 day note" shall be collateralized by all of the Buyer's assets less $500,000 of accounts receivables pursuant to the terms of a Loan Agreement and Security Agreement annexed hereto as Exhibit E. In addition, the 90 Day Note shall also be collateralized by a pledge of all of the issued and outstanding shares of Purchaser's capital stock as collateral for such loan.

                                                       Asset Purchase Agreement
                                                                         Page 6


         3.2 Allocation of Purchase Price. Each Party agrees (i) that the allocation of the Purchase Price among the Assets transferred under this Agreement shall be as set forth on Schedule 3.2; (ii) to jointly complete and separately file Form 8594 with its federal income tax return for the tax year in which the Closing Date occurs; and (iii) not to take a position on any income, transfer or gains tax return, before any governmental agency charged with the collection of any tax or in any judicial or administrative proceeding that is in any manner inconsistent with the terms of any such allocation without the written consent of the other Party which consent shall not be unreasonably withheld, conditioned or delayed.

                                    ARTICLE 4
                                    CLOSING

         4.1 Time; Place; Terms. The Closing will take place at 10:00 a.m. Eastern Standard Time on the Closing Date. The place of Closing will be at the offices of Seller's attorney, Winne, Banta, Rizzi, Hetherington & Basralian, P.C., 25 Main Street, Hackensack, New Jersey 07601 or at such other place as is agreeable to the parties. At the Closing (i) Seller shall sell, transfer, assign and deliver the Assets to Purchaser pursuant to Article 2 hereof; (ii) Purchaser shall deliver to Seller the Purchase Price and the notes for the balance of the purchase price; and (iii) the parties shall perform such other acts and execute and deliver such other documents which are contemplated to occur at the closing by this Agreement or the agreements and documents entered into in accordance herewith.

                                    ARTICLE 5
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller represents and warrants to Purchaser as follows:

         5.1 Organization and Qualification of Seller; Authorization of Agreement. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on the business in which it is engaged, to own and operate its properties, to execute and deliver this Agreement and any other agreements and documents to be entered into by it in connection with this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and any other agreements to be entered into by Seller in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate action of Seller including by action of its Board of Directors and stockholders. This Agreement is and such other agreements will be valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws currently or hereafter in effect affecting the enforcement or creditors' rights generally and subject to general equity principles. All persons who have executed or will execute this Agreement and such other agreements on behalf of Seller have been or will be duly authorized to do so by all necessary corporate action of Seller.

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         5.2 No Breach; Consents. The execution, delivery and performance of this Agreement and such other agreements by Seller and the consummation of the transactions contemplated hereby and thereby will not (i) violate the Certificate of Incorporation or By-Laws of Seller; (ii) result in a breach of or default (or an event that with the passing of time and/or the giving of notice may become a breach or default) under any instrument or agreement to which Seller is a party or is bound or to which any of its property or assets are bound which breach or default is material to the Business or have a material adverse effect on the Assets taken as a whole; (iii) violate any judgment, order, injunction, decree or award against or binding upon Seller in; (iv) result in the creation of any material lien, charge or encumbrance upon the Assets; or (v) violate any law or regulation relating to Seller or the Assets. Except for the consents required as disclosed in Schedule 5.2 the execution, delivery and performance of this Agreement by Seller and the transfer of the Assets to Purchaser to Buyer will not require Seller to obtain any consent, approval or other action to avoid: the violation or breach of, or a default under any lease, commitment, note, indenture, mortgage, lien, instrument, plan, license, contract or agreement to which or any of its assets is subject, or giving to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to the Business or any of the Assets, except where the failure to so obtain such consents, approvals and/or other actions would not, individually or in the aggregate, materially and adversely affect the Company's business, business prospects, financial condition or operations.

         5.3      Financial Statements and Business Records.

         (a)      Copies of the Financial Statements of Seller are attached as
                  Schedule 5.3. hereto. The Financial Statements are accurate in all material respects and fairly present the financial position, results of operations and changes in financial position of Seller for the periods described therein, were prepared in accordance with generally accepted accounting principles consistently applied, and have not been rendered materially inaccurate by events subsequent to the date thereof.

         (b) The books and records of Seller are in all material respects complete and correct and have been maintained in accordance with good business practices.

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         5.4 Absence of Undisclosed Liabilities. As of the date hereof, Seller has no indebtedness, obligations, commitments or liabilities, whether accrued, matured, absolute, contingent or otherwise, including without limitation warranty obligations, which are not reflected or provided for on the Financial Statements except for liabilities or obligations arising in the ordinary course of business which liabilities or obligations do not, individually or in the aggregate, materially affect the Business or the Assets.

         5.5 Absence of Material Changes. Since December 31, 2001, except as disclosed on Schedule 5.5, the Business has been operated in the ordinary course and there has not been any material adverse change in the condition (financial or otherwise) of Seller, the Business of the Assets including, but not limited to, the following:

         (a) Adverse change in the assets, properties, liabilities, condition, financial or otherwise, or prospects of Seller;

         (b) Event, either occurring or threatened, which is likely to adversely affect the Assets, Business or the financial condition or prospects of Seller;

         (c) Substantial expenditure or commitment by Seller for the acquisition of assets of any kind other than non-capital assets in the ordinary course of business.

         (d) Sale or other disposition of any asset owned or used by Seller (whether or not capitalized or expensed for tax or financial statement purposes), except in the ordinary course of the business of Seller;

         (e) Damage, destruction or loss materially and adversely affecting the Assets or the Business;

         (f) Addition of any new officer or employee of Seller, across-the-board increase in the rate or rates of salary or compensation of the employees or agents employed by Seller or any specific increase in the salary or compensation of any employee or agent employed by Seller, or any grant or award of any bonus or other incentive compensation;
         (g) Cancellation or notice of cancellation or surrender of, or any material change or change in coverage under, any policy of insurance (which has not been cured by payment of premium, procurement of an equivalent policy or otherwise) of Seller;

         (h) Contract or commitment, except in the ordinary course of business, and except for this Agreement;

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         (i) Acquisition, whether by merger or otherwise, by Seller of any shares, assets or business of any person, firm or corporation, or any commitment relating thereto;

         (j)      Borrowing of any funds by Seller;

         (k)      Loan or advance made by Seller to any party;

         (l) Guarantee by Seller of any liability of another persons firm, corporation or other entity;

         (m)      Lien on or with respect to any of the assets of Seller;

         (n) Waiver of any right of material value or cancellation of any indebtedness due to Seller which may have a material adverse effect on the Business or the Assets;

         (o) Any write-down of the value of any inventory or write-off as uncollectible of any notes, trade accounts or other receivables belonging to Seller;

         5.6 Taxes and Tax Returns. Seller has, to the best of its knowledge, duly and timely filed on the correct form all Federal, state and local information returns and tax returns affecting the Assets or the Business required to be filed by it (all such returns, being accurate and complete in all material respects) and, has duly and timely paid all Federal, state, local or foreign taxes (including, without limitation, income taxes, franchise taxes, sales and use taxes, real estate transfer and gains taxes), including, without limitation, penalties, fines, additions to tax and interest thereon which have been incurred by, imposed on or asserted against Seller, except for taxes and returns which (i) are not delinquent; or (ii) are being contested in good faith by appropriate proceedings (which proceedings have not been fully determined) with appropriate reserves and which taxes and returns are identified in Schedule 5.6.

         5.7 Title to and Use of Properties. Except as disclosed on Schedule
5.7. hereto, Seller has good and marketable title to the Assets and the Assets are not subject to any mortgage, pledge, lien, encumbrance or charge, except (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (which proceedings have not been fully determined) with appropriate reserves and which Taxes are identified in Schedule 5.7; (ii) liens to be released prior to or simultaneously with the Closing; (iii) other liens and title defects (x) arising in the ordinary cost of business, (y) which in the aggregate do not materially and adversely affect the value of the Assets or the Business taken as a whole and (z) regarding which the purported lienor has taken no steps to enforce; and (vi) liens which are assumed by Buyer.

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         5.8 Contracts and Other Agreements. Each contract or agreement (collectively, for purposes of this ss.5.8., an "agreement") entered into by Seller, and, to Seller's knowledge, each other agreement to which Seller was not an original party but which has been assigned to or assumed by Seller, is valid and enforceable by Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws currently or hereafter in effect affecting the enforcement of creditors' rights generally and subject to general equity principles and other laws of general applicability. Except as disclosed on Schedule 5.8. hereto, Seller has not received or given any written notice of any material default or breach by Seller of any such agreement, and to Seller's is not aware of any existing material default or breach of any agreement by Seller or any other party to any agreement, or any condition, event or act that with notice or lapse of time, or both, would constitute a material default or breach of an agreement.

         5.9 Litigation. Except as disclosed on Schedule 5.9 hereto (i) there are no judgments unsatisfied against Seller or consent decrees or injunctions to which Seller is subject; (ii) there is no action, suit, investigation, notice of violation, or other judicial, administrative proceeding or arbitration pending or, to Seller's knowledge threatened the result of which could have a material adverse effect on the Business or Assets taken as a whole; and (iii) there is no action, suit or proceeding pending or, to Seller's knowledge, threatened against or relating to Seller the Business or the Assets that either (x) questions the validity of this Agreement or any other agreement to be entered into by Seller in connection with this Agreement on or prior to the Closing Date, or (y) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Seller under this Agreement or any such other agreement, which, in each such case, if adversely determined, would materially and adversely affect Seller's ability to perform this Agreement or any such other agreement (all such matters to be disclosed pursuant ss.5.9 to be referred to as "Seller's Litigation").

         5.10     Employees.

         (a) Except as set forth in Schedule 5.10 hereto, Seller is not party to any employment contract with any individual not terminable by Seller its successors or assigns on less than 30 days notice with or without cause.

         (b) No present or former employee of Seller has any claim against Seller (whether under federal or state law, under any employee agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or (iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in the past twelve-month period.

         (c) To the best of Seller's knowledge, information and belief, there are no claims against Seller which any employee has as a result of his employment by Seller as of the date hereof, other than in the ordinary course of business and not involving more than $1,000 individually or $5,000 in the aggregate.

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         5.11     Employee Benefit Plans.

         (a) For purposes of this Section 5.11 the following terms have these meanings:

                  (i) "Qualified Pension Plan" means a plan or arrangement described in Section 3(2) of Title I of ERISA which is qualified under Code Section 401(a).

                  (ii) "Employee Welfare Benefit Plan" means a plan or arrangement as defined in Section 3(1) of ERISA.

                  (iii) "Non-Qualified Pension Plan" means a plan or arrangement defined in Section 3(2) of ERISA which is not qualified under Code Section 401(a).

                  (iv) "Non-ERISA Plan" means any plan, policy, program, arrangement or agreement, whether written or terminated; other than a Qualified Pension Plan, Employee Welfare Benefit Plan or Non-Qualified Pension Plan; including, but not limited to, any bonus or incentive plan, severance arrangement or plan, material fringe benefit arrangement or plan, personnel policy, vacation time, holiday pay, tool allowance, safety equipment allowance, sick leave, service award, company car, scholarships, relocating, patent award, stock options, restricted stock, stock bonus, tuition reimbursement, deferred bonus plan, salary reduction agreements, salary contributions, change-of-control agreements, employment agreements and consulting agreements with former employees, whether direct or indirect, which could result in the Purchaser or the Seller having any liability.

                  (v) "Welfare Plans" means, collectively, the Employee Welfare Benefit Plans listed on Schedule 5.11.

                  (vi) "Pension Plans" means, collectively, the Qualified Pension Plans listed on Schedule 5.11.

                  (vii) "Scheduled Plans" means, collectively, the Non-Qualified Pension Plans and Non-ERISA Plans listed on Schedule 5.11

                  (viii) "ERISA Affiliate" means any corporation or other Person which has ever been a member of the same controlled group (within the meaning of Code Section 414(b)) of corporations or other Persons as the Seller, or which is under common control (within the meaning of Code Section 414(c)) with the Seller, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with the Seller, or any corporation or other Person which is required to be aggregated with the Seller, pursuant to Code Section 414(o) or regulations promulgated thereunder.

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                  (ix) "Person" means and includes any corporation, individual, partnership, joint venture, trust, unincorporated organization, government or any department or agency thereof.

                  (x)      "Multiemployer Plan" means a plan as defined in
                           Section 3(37) of Title I of ERISA, Section 4001(a)
                           (3) of Title IV of ERISA and/or Code Section 414(f).

                  (xi) "Plans" means all Scheduled Plans, Pension Plans and Welfare Plans.

         (b) Except as disclosed in Schedule 5.11, with respect to all current and former employees and current and former independent contractors of the Seller and ERISA Affiliates, and the beneficiaries and dependents of such individuals, the Seller does not currently and has never maintained, contributed to, obligated itself contingently or otherwise to contribute to or to pay any benefits or grant rights under or with respect thereto or had any liability pursuant to any (i) Non-Qualified Pension Plan; (ii) Qualified Pension Plan; (iii) Non-ERISA Plan; or (iv) Employee Welfare Benefit Plan.

         (c) None of the Pension Plans is or has been subject to Part 3 of Subtitle B of Title I of ERISA, Code Section 412 and/or Title IV of ERISA or is or has been a Multiemployer Plan. The transactions contemplated by this Agreement will not cause any Pension Plan to become a Multiemployer Plan nor cause the Seller, on or after Closing to adopt a Multiemployer Plan. None of the Welfare Plans is or has been a "Multiple Employer Welfare Arrangement" as defined in Section 3(40) (A) of Title I of ERISA. No material liability has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by the Seller or any ERISA Affiliate from such Multiemployer Plan under Title IV of ERISA, nor has the Seller or any ERISA Affiliate been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Sections 4241 or 4245 of Title IV of ERISA or that such Multiemployer Plan intends to terminate or has terminated under Section 4041A of Title IV of ERISA. Neither the Seller nor an ERISA Affiliate has received notice to the effect that any Multiemployer Plan has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA. The transactions contemplated by this Agreement shall not cause the Seller or any ERISA Affiliate to be subject to any material liability with respect to a Multiemployer Plan. The Seller has not been involved in a transaction described in Section 4204 of Title IV of ERISA.

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         (d) The Pension Plans have and do comply in all material respects with the applicable requirements of ERISA, meet the requirements of "qualified plans" under Code Section 401(a) and, to the extent required by law, each such Plan has received a favorable determination letter from the Internal Revenue Service to this effect. To the extent required by law, the Pension Plans have been or will be timely amended and filed with the Internal Revenue Service with respect to changes required by the Tax Reform Act of 1986, as amended, and are being and have been administered in compliance with the Tax Reform Act of 1986, as amended. The Welfare Plans and Nonqualified Pension Plans listed on Schedule 5.11 and related trusts, insurance contracts or other funding arrangements, if any, have and do comply in form and in operation with the requirements of ERISA and the Code. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been appropriately filed or distributed with respect to the Pension Plans, Welfare Plans and Nonqualified Pension Plans listed on
                  Schedule 5.11. The Seller and ERISA Affiliates have complied with all relevant requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B, and any proposed or final regulations promulgated thereunder, with respect to the Welfare Plans. The Non-ERISA Plans listed on Schedule 5.11 have been properly adopted by the Seller or ERISA Affiliates, administered and operated in accordance with their terms and comply with applicable law.

         (e) With respect to each of the Pension Plans and the Welfare Plans, all required contributions have been made and the contributions for the accounting periods ending prior to the Closing Date and for the period commencing on the first day of the current accounting period to the Closing Date have been or shall be made or accrued prior to the Closing Date by the Seller and in accordance with the terms of the Plan and prior practice. With respect to the Pension Plans, no reportable event within the meaning of Section 4043 of Title IV of ERISA has occurred and no Pension Plan has been completely or partially terminated. With respect to the Pension Plans and Welfare Plans, there have been no prohibited transactions as defined in Section 406 of Title I of ERISA or Code Section 4975. With respect to the Pension Plans, Welfare Plans and Scheduled Plans, no claims with respect to the assets thereof (other than routine claims for benefits), or the assets of the Seller or an ERISA Affiliate if the Plan is unfunded, are pending or threatened, and the Seller, Seller, or ERISA Affiliates have or has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims and neither the Seller or an ERISA Affiliate nor any of their directors, officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA, the Code or any other law for any action or failure to act in connection with the administration or investment of such Plan. The most recent financial statement of the Seller recognizes, in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 106, material liabilities under the Welfare and Scheduled Plans that are not insured by fully paid, nonassessable insurance policies and to the best of the Seller's knowledge and the knowledge of any ERISA Affiliate, after due investigation, there are no other such material liabilities respecting which the Seller might be held liable. Any contribution made or accrued by the Seller with respect to any Pension Plan, Welfare Plan or Scheduled Plan is fully deductible for Federal income tax purposes by the Seller.

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         (f) With respect to the Plans listed on Schedule 5.11, the Seller has furnished to the Purchaser (as applicable) true and complete copies of (i) the Plan documents; (ii) the most recent determination letters received from the Internal Revenue Service; (iii) Form 5500 Annual Report (including all schedules) for the three most recent Plan years; (iv) the actuarial and audited financial reports for the three most recent Plan years; (v) all related trust agreements, insurance contracts or other funding agreements, insurance contracts or other funding agreements which implement such Plans; and (vi) a copy of each and any general explanation or communication which was required to be distributed or otherwise provided to participants in such Plan which describes all or any relevant aspect of each Plan listed in Schedule 5.11, including any summary plan description, summary annual report and/or summary of material modifications, (vii) a description of any unwritten Plan listed on Schedule 5.1 as comprehended or maintained by the Seller or an ERISA Affiliate to the Closing or to which the Seller or an ERISA Affiliate contributes, including a description of eligibility or other relevant aspects of the obligation, and (viii) a copy of any and all rulings or notices, other than Internal Revenue Service determination letters, issued by any governmental agency with respect to such Plans. The Seller has furnished to the Purchaser a listing of all of the Seller's employees (including both active and inactive employees) retirees and any disabled employees on Schedule 5.1.

         (g) None of the transactions contemplated by this Agreement is a "prohibited transaction", as such term is defined in Section 406 of Title I of ERISA or in Code Section 4975 or adversely affects the qualified status of the Pension Plans under Code
                  Section 401(a).

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                                                                        Page 15

         (h) Neither Seller, Seller nor any ERISA Affiliate has incurred any liability to the Internal Revenue Service and/or the Department of Labor with respect to any Plan which has not been satisfied in full and no condition exists which presents a material risk to the Seller of incurring such liability.

         5.12 Labor Matters. Seller is not a party to any collective bargaining agreement, except as set forth in Schedule 5.12. In addition:

         (a) Seller is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practices;

         (b) no unfair labor practice complaint or other labor_related claim or charge against Seller is pending before the National Labor Relations Board or any other federal, state or local agencies;

         (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Seller;

         (d) to Seller's knowledge there are no organization efforts presently being made involving Seller or any of its employees;

         (e) there are no material controversies expressly asserted or threatened, between Seller and any of its employees; and

         (f) there has not been, and to the best knowledge, information and belief of Seller, there will not be, any material adverse change in relations between Seller and any of its employees as result of any announcement of the transactions contemplated by this Agreement. No severance pay liability of Seller will result solely from the consummation of the transactions contemplated herein, nor will any employee receive any payments as an employee from Seller as a result of the transactions contemplated herein.

         5.13 Licenses. Seller has all licenses, authorizations, rights, privileges and permits under the laws and regulations of the United States, or any state or local subdivision thereof, (collectively, "Licenses") necessary or advisable for the current operation of the Business and the ownership of the Assets, (except where the failure to have such license, authorization, right, privilege or permit would not, individually or in the aggregate materially and adversely affect the Business or the Assets). All of the Licenses are currently in force. The Licenses are identified in Schedule 5.13 and except as indicated therein, are all transferable to the Purchaser on terms set forth therein.

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         5.14 Patents, Trademarks, Etc. No material impediment exists to Seller's exclusive ownership of or to the validity of all of the United States and foreign patents, patent licenses, trade names, trademarks, service marks, brandmarks, brand names, copyrights, or licenses (whether granted to or by Seller) applications therefor, or interests therein (herein collectively referred to as "Trademark Rights") owned by Seller. Seller owns all Trademark Rights (including the right to use the trademark Mark Correctional Systems) necessary for its business as now being conducted and a description of all such Trademark Rights is contained in Schedule 5.14. Seller has not received any formal or informal notice of infringement or other complaint that Seller's operations violate or infringe rights under patents, patent licenses, trademarks, service marks, trade names, trade secrets, copyrights or licenses or other proprietary or trade rights of others, nor to the best of Seller's knowledge, is there any reason to believe that there are any reasonable grounds for any such notice or complaint. Seller has not formally or informally notified any other party of any infringement or other complaint to the effect that such party's operations violate or infringe Seller's Trademark Rights, nor to the best of Seller's knowledge, is there any reason to believe that any such infringement exists.

         5.15     Hazardous Materials.

         (a) Seller has duly complied with, and the Business and the Assets are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

         (b) Without limiting the representations made inss.5.13 Seller has been issued all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or ground water;
                  (iii) noise emissions; (iv) solid or liquid waste disposal;
                  (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. A true, accurate and complete list of all such permits, licenses, certificates or approvals is attached hereto as Schedule 5.15.

         (c) Seller has received no notice of, and neither knows of nor suspects, any fact(s) which might constitute an existing violation(s) of any federal, state or local environmental, health or safety laws, codes or ordinances and any rules or regulations promulgated thereunder which relate to the Business or the Assets.

         (d) Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 5.15, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils or any improvements located thereon; (iii) surface water or ground water; or (iv) the sewer, septic system or waste treatment, storage or disposal system in which the Assets are located and/or the Business is conducted, of any toxic or hazardous substances or wastes for which Seller might be held liable, and except as identified in
                  Schedule 5.15 the Assets do not constitute and are free of all such toxic or hazardous substances or wastes.

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         (e) There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any other person or entity which has not already been complied with, satisfied or settled affecting Seller, the Business or the Assets with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems; (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters (any of which is hereafter referred to as an "Environmental Complaint").

         5.16 Materiality. As used in this Agreement, unless the context would require otherwise, the term material shall be measured relative to the Business and all of the Assets of Seller being sold to Purchaser and the liabilities being assumed by Purchaser hereunder, as such Assets and Business are presently being maintained and conducted. Seller may, however, include in the Schedules items which are not material within the meaning of the immediately preceding sentence in order to avoid any misunderstandings, and such inclusion shall not be deemed to be an agreement by Seller that such items are material or to further define the meaning of such term for purposes of this Agreement.

         5.17 Disclosure Schedules. Any disclosure made for purposes of, and included in, any Seller's Schedule, pursuant to Article 5 or otherwise shall be deemed made and disclosed to Purchaser for purposes of all representations and warranties made in this Agreement. The documents and information disclosed are complete and constitute all of the documents and information required to be disclosed pursuant to the provision calling for disclosure.

         5.18 Completeness of Representations and Warranties. The information relating to Seller contained in this Agreement and in the Seller's Schedules or other any document, certificate, exhibit, schedule or other writing expressly required to be furnished by Seller pursuant to this Agreement is true in all material respects, and no representation or warranty made by Seller in this Agreement or in any such document, certificate, exhibit, schedule or other writing, insofar as such representation or warranty pertains to Seller, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation or warranty or any such statement not misleading.

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         5.19 A copy of the existing lease covering the Jersey City premises has been provided to the Purchaser. The Seller represents that the lease is valid and in good standing and at closing will deliver the lease, the assignment thereof and security with the Landlord's consent pursuant to the terms of such lease. It is specifically agreed that the security shall not be adjusted at closing.


                                    ARTICLE 6
                       COVENANTS AND AGREEMENTS OF SELLER

         Seller covenants and agrees with Purchaser as follows:

         6.1 Purchaser's Right of Inspection. Prior to Closing, Seller shall permit Purchaser, and its counsel, accountants and other representatives reasonably acceptable to Seller, access, to the properties, contracts, books and records of Seller related to the Business and the Assets, and shall furnish to Purchaser all such information concerning the Assets and the Business that Purchaser may reasonably request. Without limiting the foregoing, Seller shall provide Purchaser with copies of all documents identified in Seller's Schedules as well as all documentation and information reasonably relating to the documents identified or information provided in Seller's Schedules. Purchaser acknowledges that its President has been running the day to day operations of Seller for the last 4 years and is thoroughly familiar with the operations and financial condition of the Business. Without limiting the foregoing, the Purchaser shall have the right to review the following:

         (a) a description of all real and personal property owned or leased by the Seller and designated as either owned or leased;

         (b) a listing of each item leased by the Seller having at the time of lease a useful life of one (1) year or more and an annual rental obligation of $3,000 or more, indicating the rental terms of each lease.

         (c) copies of all policies of insurance by which the Seller's properties, buildings, machinery, equipment, fixtures or other assets are insured as of the date thereof. With respect to such insurance, the Seller shall be deemed to represent and warrant to the Purchaser that the Seller has maintained insurance in coverage and amount customary for companies in its industry;

         (d) all guaranties or indemnities by the Seller of the obligations of others;

         (e) all employment agreements (not terminable by the Seller without liability on 30 days or less notice), executive compensation plans, incentive compensation plans, bonus plans, deferred compensation agreements, employee non-competition, confidentiality and/or secrecy agreements, employee pension plans or retirement plans, employee profit-sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization and dental insurance, disability insurance, clothing allowance program, service record award program, performance award program, tuition reimbursement program, savings plan, or other plans or arrangements providing for benefits for employees of the Seller;

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         (f) all contracts or agreements pursuant to which the Seller has borrowed or agreed to borrow money;

         (g) all notes, indentures or instruments relating to or evidencing indebtedness of the Seller, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance in or on any of the Seller's property;

         (h) all contracts with any dealers, distributors, agents, salesmen, jobbers, advertisers, commissioned agents or sales representatives not terminable without liability to the Seller on 30 days or less notice;

         (i) all other contracts, series of contracts, leases, arrangements, understandings or agreements, other than contracts terminable by the Seller without liability on 30 days or less notice; and

         (j) purchase orders entered into in the ordinary course of business, which involve future payments, performance of services or the purchase or sale of goods and/or materials to or by the Seller, of an individual amount or value in excess of Five Thousand Dollars ($5,000);

         (k) the names and annual compensation rates of all employees of the Seller earning more than $100,000 in base salary and commissions and benefits description for said employees;

         (l) the names of all retired employees of the Seller who are receiving or are entitled to receive any unfunded death or disability, retirement, welfare benefit, medical benefit or termination payments not covered by any pension plan to which the Seller is a party, their ages and their current annual unfunded payment rates;

         (m) a list of all the Seller's bank accounts, certificates of deposit and other debt instruments issued by banks, governments or other obligors; and

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         6.2 Covenants of Seller Pending the Closing. Seller agrees that from the date hereof to the Closing Date, Seller will satisfy the conditions precedent to the consummation of this transaction to be performed by it and, unless otherwise consented to in writing by Purchaser to:

         (a) Operate its business diligently in the usual, regular and ordinary course, consistent with past practice and so as to maintain the goodwill it now enjoys, to use its best efforts to preserve intact its present business organization, keep available the services of its present employees, and preserve its relationships with suppliers, customers and others having business dealings with it, and not make or institute any methods of management, accounting or operation materially inconsistent with past methods;

         (b) Maintain all its material property in customary repair, order and condition, reasonable wear and use excepted, and maintain its insurance policies in full force and effect;

         (c) Maintain its books of account and records in the Seller's usual, regular and ordinary manner, in accordance in all material respects with the Seller's past practices consistently applied;

         (d) Not enter into or amend or modify any employee benefit plans or arrangements or any contracts of employment with officers, directors or shareholders, or grant any increase (except for increases made in accordance with established compensation policies of the Seller applied on a basis consistent with past practice) in salaries, wages, commissions or benefits payable or to become payable to any officer, employee, agent or representative, or grant any bonuses to officers or employees, or agree to do any of the foregoing;

         (e) Not sell, dispose of, lease, or encumber any of its property or assets or engage in any activity or transaction, or agree to do any of the foregoing, except in the usual and ordinary course of business, or enter into, amend or terminate any material contracts, licenses or commitments, except contracts entered into, amended or terminated in the ordinary course of business;

         (f) Not borrow any funds or issue any evidences of indebtedness or agree to do any of the foregoing;

         (g) Confer on a reasonably frequent basis with Purchaser's representatives to report material matters concerning the business, operations and financial condition of the Seller and to promptly notify Purchaser of any material or extraordinary event concerning the Seller or any fact or information which, if known on the date hereof, would cause any of the representations and warranties in Article ___ to be materially false or incorrect.

                                                       Asset Purchase Agreement
                                                                        Page 21

         6.3 ISRA. Seller shall provide to Purchaser a No Further Action Letter ("NFA") from the New Jersey Department of Environmental Protection ("NJDEP") or its equivalent, no later than July 15, 2002. In the event Seller is unable to deliver a NFA or its equivalent to Purchaser by July 15, 2002, Purchaser may terminate this Contract of Sale in which event, the Deposit and all interest accrued thereon shall be returned to Purchaser, and neither party shall have any further liability to the other. Seller may terminate this Contract of Sale no later than June 15, 2002 in the event Seller determines that the cost to secure a NFA will exceed Fifty Thousand Dollars ($50,000.00).


         Seller shall have the absolute right, in its sole discretion, to select any remedial alternatives, including without limitation any Alternative Remediation Devices as defined below. Purchaser shall have no right to object to Seller's selection of any Alternative Remediation Devices unless Purchaser can establish that Seller's selection materially interferes with Purchaser's proposed use of the Premises. If Purchaser's objection is based on a claim that Seller's selection of an Alternative Remediation Devices will materially interfere with Purchaser's proposed use of the Premises, Purchaser shall present to Seller a written statement setting forth the specific basis for Purchaser's objection. Seller shall have a sixty (60) day period after receipt of that letter to evaluate the determination and make a submission to NJDEP to modify the remedial alternative or take other steps to overcome the objection. Purchaser agrees, by way of example, but not limitation, that it will accept a prohibition on groundwater use and limits on soil excavation that do not materially interfere with Purchaser's proposed use of the Premises. Purchaser shall have no right to object to or reject said NFA solely because the NFA contains conditions, including but not limited to a requirement for a Declaration of Environmental Restriction ("DER"), a Classification Exception Area ("CEA") or any other type control (collectively and individually referred to herein as "Alternative Remediation Devices") and whether or not the NFA includes a condition(s), including without limitation Alternative Remediation Devices that prevent Purchaser from developing or using the Premises for residential development so long as said condition does not materially interfere with Purchaser's proposed use of the Premises. In the event that Purchaser objects to Seller's remedial alternative because such alternative will materially interfere with Purchaser's proposed use of the Premises and Seller is unable to modify such remedial alternative, then Purchaser shall have the right to terminate this Contract of Sale and Seller shall return Purchaser's Deposit and any interest accrued thereon, and neither party shall have any further liability to the other, except as otherwise may be set forth in the Purchaser's Use and Occupancy Agreement, as defined herein.

         Notwithstanding anything to the contrary in this Section 6.3, if remediation relating to ISRA or obtaining an NFA encompasses or requires or actually causes Purchaser to be deprived whether in the future or otherwise of use and/or occupancy of the Premises for more than two (2) business days, then, at Purchaser's sole discretion, Purchaser may cancel this Agreement in which event, the deposit, or interest accrued thereon, shall be returned to the Purchaser and neither Party shall have any further liability to the other.

                                                       Asset Purchase Agreement
                                                                        Page 22

                                    ARTICLE 7
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         7.1 Organization and Qualification of Purchaser; Authorization of Agreement. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey with the full corporate power and authority to carry on the business in which it is engaged, to own and operate its properties and to execute and deliver this Agreement and any other agreements to be entered into by it in connection with this Agreement and to perform its obligations hereunder and thereunder (including, without limitation the issuance of the Stock Consideration). Purchaser is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction where the ownership or use of its property and the conduct of its business necessitates such qualification, except such jurisdiction, if any, in which the failure to be so qualified will not have a material adverse effect on its property or its business taken as a whole. The execution, delivery and performance of this Agreement and any other agreements to be entered into by Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby (including, but not limited to the issuance of the Stock Consideration) and thereby have been duly and validly authorized and approved by all requisite corporate action of Purchaser including by action of its Board of Directors and stockholders (to the extent required). This Agreement is and such other agreements will be valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws currently or hereafter in effect affecting the enforcement or creditors' rights generally and subject to general equity principles. All persons who have executed or will execute this Agreement and such other agreements on behalf of Purchaser have been or will be duly authorized to do so by all necessary corporate action of Purchaser.

         7.2 No Breach; Consents. The execution, delivery and performance of this Agreement and such other agreements by Purchaser and the consummation of the transactions contemplated hereby and thereby will not (i) violate the Certificate of Incorporation or By-Laws of Purchaser; (ii) result in a material breach of or material default under any instrument or agreement to which Purchaser is a party or is bound or to which any of its property or assets are bound which breach or default is material to the business or properties of Purchaser taken as a whole; (iii) violate any judgment, order, injunction, decree or award against or binding upon Purchaser in a way which would have a material adverse effect on the business or properties of Purchaser taken as a whole; (iv) result in the creation of any material lien, charge or encumbrance upon the material properties or assets of Purchaser; or (v) violate any law or regulation relating to Purchaser; (vi) Purchaser may enter into this Agreement and such other agreements contemplated hereby and perform its obligations hereunder and thereunder without the necessity of obtaining any consent from anyone, including any governmental authority.

                                                       Asset Purchase Agreement
                                                                        Page 23

         7.3 Litigation. There is no action, suit or proceeding pending or, to Purchaser's knowledge, threatened against or relating to Purchaser that (i) questions the validity of this Agreement or any other Agreement to be entered into by Purchaser in connection with this Agreement; or (ii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Purchaser under this Agreement, which, in each case, if adversely determined, would materially and adversely affect Purchaser's ability to perform this Agreement or any such other agreement.

         7.4 Completeness of Representations and Warranties. The information relating to Purchaser contained in this Agreement and in any document, certificate, exhibit, schedule or other writing expressly required to be furnished by Purchaser pursuant to this Agreement is true in all material respects, and no representation or warranty made by Purchaser in this Agreement or in any such document, certificate, exhibit, schedule or other writing, insofar as such representation or warranty pertains to Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation or warranty or any such statement not misleading.

                                    ARTICLE 8
                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Seller as follows:

         8.1 Covenants Pending Closing. Purchaser agrees that from the date hereof to the Closing Date, Purchaser will satisfy the conditions precedent to the consummation of this transaction

         8.2 Cooperation with Seller. Purchaser will cooperate with the Seller to the extent cooperation on the part of the Purchaser is reasonably needed to obtain the consents referred to in ss.5.2 of this Agreement.

         8.3 Labor and Employee Benefit Matters.

         (a) On the Closing Date, Purchaser, at its sole election, shall, in good faith, offer continued employment at will to those employees of Seller listed on Schedule 8.3. ("Transferred Employees"). Such employment shall be subject to whatever terms and conditions Purchaser deems appropriate; provided, however, that Purchaser shall comply with the covenants set forth in this ss.8.3.

         (b) With respect to Transferred Employees, Purchaser shall include such Transferred Employees in Purchaser's benefit plans and take all action necessary and appropriate to establish and maintain for such Transferred Employees and their dependents substantially similar benefit plans and programs provided by Seller immediately prior to the Closing Date. Purchaser shall provide coverage and benefits under Purchaser's benefit plans and programs to Transferred Employees beginning on the Closing Date and Seller shall have no responsibility therefor on and after such date.

                                                       Asset Purchase Agreement
                                                                        Page 24


         (c) Purchaser will assume the Collective Bargaining Agreement.


         8.4 Confidentiality. Purchaser agrees with respect to all commercial, financial and other information relating to Seller, the Business or the Assets that is or has been furnished or disclosed to Purchaser on, after or before the date hereof, including, but not limited to, information regarding Seller's organization, personnel, business activities, customers, policies, assets, finances, costs, sales, revenues, rights, obligations, liabilities and strategies ("Information"), that, unless and until the Closing shall have been consummated, (i) the Information is confidential and/or proprietary to Seller, and the Business and shall be entitled to and receive treatment as such by Purchaser; (ii) Purchaser will, and will require all of its employees, representatives, agents and advisors who have access to the Information, to hold in confidence and not disclose to others nor use (except in respect of the transactions contemplated by this Agreement) the Information; provided, however, that Purchaser shall not have any restrictive obligation with respect to any Information which (x) is contained in a printed publication available to the general public, (y) is or becomes publicly known through no wrongful act or omission of, or violation of the terms hereof by, Purchaser or, (z) becomes known to Purchaser from a source who has no confidentiality obligation with respect to such Information at the time of receipt of such Information; and
(iii) all Information, unless otherwise specified in writing, shall remain the property of Seller and the Business and, in the event this Agreement is terminated, shall be returned to Seller, together with any and all copies made thereof, upon request for such return by Seller.

                                    ARTICLE 9
                    CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the purchase and sale of the Shares under this Agreement is subject to the fulfillment of the following conditions, unless waived by Seller in its sole discretion, prior to or at the
Closing:

         9.1 Representations and Covenants. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct (except for such changes expressly permitted hereunder or expressly consented to in writing by Seller) on the Closing Date as if made on and as of such date, and Purchaser shall have duly performed and complied, in all material respects, with all covenants, agreements and conditions to be performed or satisfied by Purchaser on or prior to the Closing Date. Seller shall have received a certificate of an appropriate officer of Purchaser, dated the Closing Date, certifying as to the fulfillment of the conditions specified in this ss.9.1.

                                                       Asset Purchase Agreement
                                                                        Page 25

         9.2 Opinion of Counsel. Seller shall have received an opinion of counsel of Purchaser dated the Closing Date in form and content reasonably satisfactory to Seller.

         9.3 Litigation. On the Closing Date there shall be no Purchaser's Litigation relating to the transactions contemplated herein pending or threatened which, in the reasonable opinion of counsel to Seller, would have a material adverse effect on the benefits to be received by Seller as a result of the consummation of the transactions contemplated hereby.

         9.4 Absence of Adverse Governmental Action. No action shall have been taken, proposed or threatened and no statute, rule, regulation or order shall have been enacted or entered by any governmental body, agency or by any court which shall prohibit or materially delay consummation of the transactions contemplated herein on the terms and provisions herein set forth.
         9.5 Proceedings. All proceedings to be taken in connection with this Agreement and all documents related thereto shall be reasonably satisfactory in all respects to Seller and their counsel.

         9.6 Corporate Action. Seller shall have received certified copies of Purchaser's corporate approval of the execution, delivery and performance of this Agreement and the transactions contemplated hereby and incumbency certificates with respect to the officers of Purchaser executing this Agreement and any documents, instruments or certificates delivered to Seller in connection with the transactions contemplated hereby.

         9.7 Casualty. There shall have been no casualty to any of the assets being conveyed to Purchaser under the terms of this Agreement or to the Premises.

                                   ARTICLE 10
                   CONDITIONS TO THE OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to consummate the purchase and sale of the Shares under this Agreement are subject to the fulfillment of the following conditions, unless waived by Purchaser in its sole discretion, prior to or at the Closing:

         10.1 Representations and Covenants. The representations and warranties of Seller set forth in this Agreement shall be true and correct (except for such changes expressly permitted hereunder or expressly consented to in writing by Purchaser) on the Closing Date as if made on and as of such date, and Seller shall have duly performed and complied, in all material respects, with all covenants, agreements and conditions to be performed or satisfied by Seller on or prior to the Closing Date. Purchaser shall have been furnished with a certificate executed by Seller, dated the Closing Date, certifying as to the fulfillment of the conditions specified in this ss.10.1.

                                                       Asset Purchase Agreement
                                                                        Page 26

         10.2 Opinion of Counsel. Purchaser shall have received an opinion of counsel of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser.

         10.3 Litigation. On the Closing Date there shall be no Seller's Litigation relating to the transactions contemplated herein pending or threatened which, in the reasonable opinion of counsel to Purchaser, would have a material adverse effect on the benefits to be received by Purchaser as a result of the consummation of the transactions contemplated hereby.

         10.4 Absence of Governmental Action. No action shall have been proposed, threatened or taken and no statute, rule, regulation or order shall have been proposed, enacted or entered by any governmental body, agency or by any court which would prohibit, materially delay or establish material conditions to the consummation of the transactions contemplated hereby which would materially adversely affect the assets, business, financial condition, business prospects or operations of the Seller.

         10.5 Consent and Approvals. All permits and consents required underss.5.2 shall have been obtained.

         10.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents relating thereto shall be reasonably satisfactory in all respects to Purchaser and its counsel.

         10.7 Corporate Action. Purchaser shall have received certified copies of Seller's corporate approval of the execution, delivery and performance of this Agreement and the transactions contemplated hereby and incumbency certificates with respect to the officers of Seller executing this Agreement and any documents, instruments or certificates delivered to Purchaser in connection with the transactions contemplated hereby. Such instruments shall include a certified Secretary's Certificate to the effect that the shareholders have approved this transaction in accordance with Delaware law and in accordance with the Seller's By-Laws and in accordance with the By-Laws of Seller's parent Mark Holdings.

         10.8 Schedules and Documents Review. Purchaser shall have received the Seller Schedules and documentation therefore and the information contained therein shall be to the reasonable satisfaction and approval of Purchaser.

                                                       Asset Purchase Agreement
                                                                        Page 27

         10.9 Good Standing; Tax Status. Purchaser shall have received certificates of the Secretary of State of each state in which Seller is qualified to do business to the effect that Seller is in good standing in such jurisdiction and certificates as to the good tax status of Seller in each such jurisdiction.

         10.10 No Material Adverse Changes. There shall not have been any material adverse change in the condition (financial or otherwise) of the Seller the Business or the Assets.

         10.11 Continuous Operation. The Division shall have been operating in its usual course with the duty operations continuing up to the date of closure.

                                   ARTICLE 11
                                  TERMINATION

         11.1 Right of Termination. This Agreement and the transactions contemplated by this Agreement may only be terminated at any time prior to the Closing Date:

         (a)      by the mutual consent of the Parties; or

         (b) by one Party if the other Party (i) shall have committed a material misrepresentation or breached a material warranty; or
                  (ii) shall have breached its obligation to Close or breached any covenant or agreement hereunder and not cured such breach on ten (10) days written notice or, if earlier, on or prior to the Closing Date.

         (c) With respect to Paragraph (b) herein, if such breach is by one Party, then the other Party shall reimburse the breaching Party for reasonable legal fees incurred by the other Party in connection with this Agreement.

         11.2 Notice of Termination. Notice of termination of this Agreement, as provided for in this Article 11, shall be given in accordance with the provisions of ss.15.2 hereof and the terminating Party shall specify the provisions under which termination is claimed. If more than one provision applies, the terminating Party may elect the provision upon which it relies.

         11.3 Effect of Termination. In the event this Agreement is terminated pursuant to ss.11.1(a), then neither party shall have any liability to the other.

                                                       Asset Purchase Agreement
                                                                        Page 28

                                   ARTICLE 12
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         12.1 Survival of Representations and Warranties. The covenants, representations and warranties of the Parties contained in, and their rights to claim indemnification under this Agreement or any instrument, exhibit or certificate delivered pursuant hereto or in any writing delivered in connection herewith shall survive the Closing for a period of twelve months from the Closing Date, and no more, regardless of any investigation made by the parties hereto, other than claims for indemnification involving Taxes and violations of relevant bulk sales laws, which shall survive for a period coterminous with the applicable statute of limitations; provided, however, that the following obligations may be enforced and shall survive the Closing for a period coterminous with the applicable statute of limitations including all extensions available to the relevant Party.

         (a) Purchaser's indemnification and hold harmless obligations under ss.13.5; and

         (b) Seller's indemnification and hold harmless obligations under ss.13.4.

                                   ARTICLE 13
                                INDEMNIFICATION

         13.1 Losses. For the purpose of this Article 13 and when used elsewhere in this Agreement, "Losses" shall mean and include any and all liability, loss, costs, claims, damage or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments and judgments, together with reasonable costs and expenses including the reasonable attorneys' fees relating to the defense thereto.

         13.2 Indemnification by Seller. Seller agrees to and does hereby indemnify and hold Purchaser harmless from and against Losses arising out of or resulting from (i) any breach of the covenants, representations and warranties made by Seller in this Agreement; (ii) Taxes to the extent Seller is responsible therefor pursuant to ss.13.9; (iii) Seller's violation of relevant bulk sales laws; and (iv) as provided in ss.13.4.

         13.3 Indemnification by Purchaser. Purchaser agrees to and does hereby indemnify and hold Seller harmless from and against Losses arising out of or resulting from (i) any breach of the covenants, representations and warranties made by Purchaser in this Agreement; (ii) the Purchaser's Litigation; and (iii) as provided in ss.13.5.

                                                       Asset Purchase Agreement
                                                                        Page 29

         13.4 Third Party Claims Against Purchaser. Seller agrees to and does hereby indemnify and hold Purchaser harmless from and against any and all Losses (other than those arising from the Included Liabilities, resulting from causes of action or claims of any kind asserted by unrelated third parties (including shareholders of Seller) arising from actions or omissions of Seller with respect to events occurring in the operation of the Business or relating to the Assets prior to the Closing Date; subject to the condition that, for any such action or claim which shall become known to Purchaser, Purchaser shall have given Seller prompt written notice of, and an opportunity to defend, any and all such asserted liabilities.

         13.5 Third Party Claims Against Seller. Purchaser agrees to and does hereby indemnify and hold Seller harmless from and against any and all Losses resulting from causes of action or claims of any kind asserted by unrelated third parties arising from actions or omissions of Purchaser with respect to events occurring in the operation of the Business on and after the Closing Date (including but not limited to account payables assumed by Purchaser); subject to the condition that, for any such action or claim which shall become known to Seller, Seller shall have given Purchaser prompt written notice of, and an opportunity to defend, any and all such asserted liabilities.

         13.6 Procedures for Third Party Indemnification. If any action, suit or proceeding shall be commenced against, or any claim or demand be asserted against, Seller or Purchaser, as the case may be, in respect of which such party proposes to demand indemnification under ss.13.4 or 13.5, as a condition precedent thereto, the party seeking indemnification ("Indemnitee") shall notify the other party ("Indemnitor") to that effect within 15 days of learning the facts giving rise thereto and the Indemnitor shall have the right to assume the entire control of, including the selection of counsel, subject to the right of the Indemnitee to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement thereof, and in connection therewith, the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Indemnitee shall make available to the Indemnitor all pertinent information and documents under the control of the Indemnitee. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee; provided, however, that in the event such approval is withheld, then the liability of the Indemnitor shall not exceed the total sum representing the amount of the proposed compromise or settlement and the amount of counsel fees accumulated at the time such approval is withheld, and further provided, that from and after the time such approval is withheld by the Indemnitee, the Indemnitee shall pay to the Indemnitor all of Indemnitor's costs and expenses, including reasonable attorneys' fees, for all costs of defense for any periods subsequent to the date on which such approval is withheld. Notwithstanding anything to the contrary in the foregoing, the Indemnitor shall be entitled to settle any matter with respect to itself and its affiliates (whether as a codefendant with the Indemnitee or otherwise) without the consent of the Indemnitee. So long as the Indemnitor is defending in good faith any such claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such claims or demands without the prior written consent of the Indemnitor. The Indemnitee shall make available to the Indemnitor or its agents all records and other materials in the Indemnitee's possession reasonably required by it for its use in contesting any third party claims or demands.

                                                       Asset Purchase Agreement
                                                                        Page 30

         13.7 Notice of Claims. Upon discovery of any breach of the covenants, representations and warranties of Seller or Purchaser herein contained (other than as a result of the bringing of any action, suit or proceeding or the assertion of any claim or demand referred to in ss.13.6.), Seller or Purchaser, as the case may be, shall give notice to the other promptly after the discovery of such breach. The reciprocal obligations to indemnify set forth in ss.13.2 and ss.13.3 above are conditioned as to any particular claim or liability for which indemnification is sought upon full compliance by the party proposing to demand indemnification with the requirements set forth in this ss.13.7.

         13.8 Period for Making Claims. No claim for indemnification under this Agreement shall be brought after the end of the applicable period set forth in
Article 12 hereof and, at the end of said period, all liabilities of any nature of the parties pertaining to claims thereunder shall terminate and cease to exist except as to any liability asserted prior thereto in a written notice containing sufficient detail to identify the nature and scope of said liability which is received within said period by the proper recipient pursuant to ss.15.2 hereof.

         13.9 Taxes. Seller shall pay and be fully responsible for any and all federal, state and local income, franchise, sales, gross receipts, excise and similar taxes, assessments and similar charges, as well as withholding and social security taxes required to have been paid prior to the Closing, and interest and penalties thereon which are required to be paid for any period ending the day immediately before the Closing Date, including capital gains and recapture taxes arising from the transfer and sale of the Assets to Purchaser hereunder ("Taxes").

         13.10 Recoveries. The amount of any Losses shall be reduced by the amount of any insurance proceeds or any other cash receipts paid to the indemnified party. In addition, the amount of any Losses shall be further reduced by the amount equal to the actual income tax benefits realized by the indemnified party attributable to such Losses.

                                   ARTICLE 14
                                 NONCOMPETITION

         14.1 Noncompetition Agreement and Covenant Not to Compete. In order to insure to Purchaser the benefits of the Business operated by Seller and the Assets owned by Seller and acquired hereunder, Seller agrees that during the five (5) year period following the Closing Date, neither Seller, nor any of its affiliates will directly or indirectly, either as a consultant, agent, principal, partner, shareholder (except as a shareholder in the Purchaser), or otherwise compete with the Seller for employees, customers, dealers or distributors by engaging or participating in any business or activity, in the United States or any of its territories or Commonwealths including, but not limited to, Puerto Rico, which is the same as, substantially similar to, or competitive with the Business or any business or activity now engaged in by the Seller or employ in any capacity any of the current employees of the Seller, or contact or call on any Seller employees, or any of the Seller's customers, dealers, or distributors for any business purpose which would violate the foregoing clauses, either for its own interest or for the interest of any other person without the approval of Purchaser which shall not be unreasonably withheld.

                                                       Asset Purchase Agreement
                                                                        Page 31

         14.2 Separability. Seller and Purchaser intend that the covenant contained in ss.14.1 shall be construed as a series of separate covenants, a separate covenant for each state or subdivision thereof and, within each state, one for each county or subdivision thereof. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraph. It is specifically agreed and understood that because of the nature of the Seller's business, the geographical scope of this covenant not to compete is reasonable. If, however, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Article 9, then such unenforceable covenant shall be deemed modified or eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         14.3 Confidentiality. Seller agrees not to divulge, communicate, use to the detriment of Purchaser or misuse in any way, for its benefit or the benefit of any other person, firm, corporation, association or other entity, any proprietary or confidential information or trade secrets of Purchaser or the Business, including, without limitation, the Trademark Rights, personnel information, secret processes, know-how, customer lists, formulae, or other technical data, except for information which is or becomes known to the public other than as a result of violation of this ss.14.3. Seller acknowledges that such information is valuable part of the Assets and the Business.

         14.4 Remedies. Seller acknowledges that a breach of any provisions of this Article 14 will cause irreparable damage to Purchaser, and Seller, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach would be inadequate. Accordingly, if Seller breaches any of the provisions of this Article 14, Purchaser shall be entitled to injunctive relief without posting bond or other security.

                                   ARTICLE 15
                                 MISCELLANEOUS

         15.1 Severability of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity of any other provision hereof, which shall remain in full force and effect. In such case, such invalid or unenforceable provision shall be deemed modified to the extent that it shall become valid and enforceable and remain within the original spirit of the Agreement; or if the same is not permissible, then this Agreement shall be construed in all respects as if such invalid and unenforceable provision had been omitted from this Agreement.

                                                       Asset Purchase Agreement
                                                                        Page 32

         15.2 Notices. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if hand delivered or if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


If to Seller:                       If to Purchaser:

     Carl Coppola                        Michael J. Rosenberg
     Mark Holdings, Inc.                 c/o Mark Correctional Systems
     1135 Clifton Avenue                 150 Pacific Ave.
     Clifton, NJ 07013                   Jersey City, NJ 07304
                                    and
With a copy to:                          Michael J. Rosenberg
     Gary S. Redish                      Rite-Way of New Jersey
     Winne, Banta, Rizzi,                11 Kingsley Drive
     Hetherington & Basralian, P.C.      Manalapan, NJ 07726
     25 Main Street
     Hackensack, NJ 07601                With a copy to:

                                         Jack Goldstein, Esq.
                                         Goldstein & Wallman
                                         233 Broadway
                                         New York, NY 10279

or such other address as shall be furnished in writing by any of the Parties. Notice shall be deemed given upon receipt.

         15.3 Amendment. This Agreement may be amended, supplemented, waived or modified only by a subsequent writing signed by each of the Parties.

         15.4 Waivers. Prior to or on the Closing Date, Purchaser shall have the right to waive any default in the performance of any term of this Agreement by Seller, to waive or extend the time for the fulfillment by Seller of any obligation under this Agreement, and to waive any or all of the conditions precedent to the obligations of Purchaser under this Agreement, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Seller shall have the right to waive any default in the performance of any term of this Agreement by Purchaser, to waive or extend the time for the fulfillment by Purchaser of any obligation under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seller under this Agreement, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

                                                       Asset Purchase Agreement
                                                                        Page 33

         15.5 No Broker's Fees. Each of Purchaser and Seller represent and warrant to each other that no broker, finder, investment banker or other financial consultant has acted on its behalf in connection with the transactions contemplated by this Agreement.

         15.6 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the Parties shall pay its own expenses and costs incurred or to be incurred in negotiating, closing and carrying out this Agreement and in consummating the transactions contemplated herein.

         15.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the Parties.

         15.8 Headings. The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

         15.9 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the Parties.

         15.10 Publicity. The Parties agree that no press release or other public statement concerning the negotiation, execution and delivery of this Agreement or the transactions contemplated by this Agreement or any matter covered in this Agreement shall be issued or made without the prior written approval of each of the Parties, except as a Party's counsel shall advise is required by applicable law or regulations of any securities exchanges.

         15.11 Entire Agreement. This Agreement together with the Exhibits and Schedules hereto, which are incorporated herein by this reference, constitutes the entire understanding between and among the Parties with respect to the subject matter hereof and shall supersede any prior agreement and understandings among the Parties with respect to such subject matter. None of the Parties has made, or is relying upon, any promises, representations, understandings, warranties, agreements, pro-formas or anything else, whether of a similar or dissimilar nature, except as is expressly set forth in this Agreement.

         15.12 Knowledge. Except as may be otherwise expressly specified herein, the term "knowledge, information and belief" or "knowledge" or similar phrase or term shall mean the actual knowledge of the relevant Party and the Parties confirm that they have made due and diligent inquiry as to matters that are subject of such phrase or term.

                                                       Asset Purchase Agreement
                                                                        Page 34

         15.13 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New Jersey without regard to the principles of conflicts of laws thereunder. The sole and exclusive forum for the resolution of any disputes hereunder shall be the Superior Court of New Jersey and Seller and Purchaser consent to the jurisdiction of such Court.

         15.14 Assignment. This Agreement may not be assigned by any Party without the written consent of the other signatories to this Agreement.

         15.15 Third Party Beneficiaries. Each Party intends that this Agreement shall not benefit or create any right or obligation or cause of action in or on behalf of any person or entity (except as provided in ss.15.9).

         IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed and delivered as of the date first above written.


RITE WAY OF NEW JERSEY


By:   /s/ Michael J. Rosenberg
   -------------------------------
      Name: Michael J. Rosenberg
      Title:  President


MARK SOLUTIONS, INC.


By:      /s/ Carl Coppola
   -------------------------------
      Name: Carl Coppola
      Title: President

                                AMENDMENT TO AND
                             REINSTATEMENT OF ASSET
                               PURCHASE AGREEMENT


         This Amendment to and Reinstatement of Asset Purchase Agreement is dated as of October 15, 2002, by and between Rite-Way of New Jersey, a New Jersey corporation ("Purchaser" or "Buyer"); and Mark Solutions, Inc., a Delaware Corporation ("Seller").

                                    RECITALS


         WHEREAS, Seller and Purchaser entered into an Asset Purchase Agreement dated as of April 4, 2002; and

         WHEREAS, that Asset Purchase Agreement contained a provision requiring a Closing Date no later than July 31, 2002; and

         WHEREAS, by amendment, the parties extended the Closing Date to August 31, 2002; and

         WHEREAS, the Asset Purchase Agreement has thereby expired by virtue of the passage of time; and

         WHEREAS, the parties desire to reinstate and amend the Asset Purchase Agreement as solely as provided for herein;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

         1. RECITALS. The recitals set forth at the head of this Agreement are incorporated herein by reference and made an integral part hereof.

         2. AMENDMENT. Article 1, Section 1.1 entitled "Closing Date" be and hereby is amended to provide as follows:

                  "Closing Date" shall mean the date on which the Closing shall occur which shall be November 29, 2002, subject to reasonable extension by either Party, but in no event shall the Closing Date be later than December 31, 2002.

         3. NO FURTHER AMENDMENT. Except as provided in paragraph 2 above, the Asset Purchase Agreement dated April 4, 2002 remains in full force and effect and is unamended.

                                                        Asset Purchase Agreement
                                                                          Page 2

         4. AMBIGUITY. To the extent there is any ambiguity or conflict between the provisions of this Amendment and the Asset Purchase Agreement, this Amendment shall be deemed to control.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to and Reinstatement of Asset Purchase Agreement to be duly executed and delivered as of the date first above written.


RITE WAY OF NEW JERSEY


By: /s/ Michael J. Rosenberg
   ----------------------------------
      Name: Michael J. Rosenberg
      Title:  President


MARK SOLUTIONS, INC.


By: /s/ Carl Coppola
   ----------------------------------
      Name: Carl Coppola
      Title: President

                                   EXHIBIT II
                                   Valuation

                                  Valuation of

                           Mark Correctional Systems,
                                  A Division of
                              Mark Solutions, Inc.

                               September 30, 2001

Table of Contents


                 Section                                              Page
                 -------                                              ----

Objective...........................................................   1

Standard and Definition of Value....................................   1

Description of the Division.........................................   2

Position of the Division............................................   3

Financial Statement Analysis........................................   4

Appraisal of Fair Market Value
            Guideline Company Method................................   5
            Capitalized Earnings....................................   6
            Net Asset Value.........................................   7

Indicated Value Prior to Marketability Discount.....................   7

Marketability Discount..............................................   8

Conclusion and Opinion..............................................   9

Statement of Limiting Conditions....................................  10

Qualifications of Appraiser.........................................  11

Exhibits
          I - Historical Income Statements..........................  13
          II - Historical Selling, General and Administrative.......  14
          III - Adjusted Income Statements..........................  15
          IV - Adjusted Selling, General and Administrative.........  16
          V - Financial Ratios......................................  17
          VI - Projected Income Statements .........................  18
          VII - Capitalization of Projected Earnings................  19
          VIII - Schedule of Net Assets.............................  20

OBJECTIVE

We were retained by the board of directors of Mark Solutions, Inc. to appraise the fair market value of the Mark Correctional Systems (MCS), a division of Mark Solutions, Inc. (Mark). It is our understanding that this valuation is to be utilized in connection with a potential sale of the entire division. The date for the appraisal is September 30, 2001.

STANDARD AND DEFINITION OF VALUE

The standard of value for the valuing of shares in an operating business is fair market value. Fair market value is defined as:

         The price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.

This valuation was conducted in accordance with generally accepted valuation standards and has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice. Among other factors, this appraisal takes into consideration all elements of appraisal listed in Internal Revenue Service Ruling 59-60, which generally outlines the valuation of closely held stocks and includes the following:

1. The nature of the business and the history of the company.
2. The economic outlook in the industry.
3. The book value and the financial condition of the company.
4. The earnings capacity of the company.
5. The dividend-paying capacity of the company.
6. The existence of Goodwill or other intangible value.
7. Sales of stock and the size of the block to be valued.
8. The market prices of stocks of corporations engaged in the same or similar lines of business as the company and whose stocks are actively traded in a free and open market.

In addition, we have appraised the Company under the premise of value as a going concern. This premise assumes the business will continue to operate as an income producing entity. The opinions expressed in this report are the opinions of Sax Macy Fromm & Co., PC and are based on the review of the audited financial statements of Mark for the years ended June 30, 1997 through June 30, 2001, internal financial statements by division for the years ended June 30, 1997 through June 30, 2001 and the three months ended September 30, 2001, forecasted income statements by division for the year ended June 30, 2002, information from Company representatives and various industry economic data. This information, including the contents of the financial statements, has been taken as true and accurate without further independent investigation.

DESCRIPTION OF THE DIVISION

Mark Correctional Systems Division was founded in 1984. MCS is a division of Mark Solutions, Inc., a publicly traded company, with its headquarters in Clifton, New Jersey. MCS is a specialty construction company in the area of prefabricated modular steel prison cells. The Division maintains an administrative office in Clifton, New Jersey and a 74,000 square foot manufacturing facility in Jersey City, New Jersey. The Company operates as a union shop and currently employs approximately 25 people. A more detailed discussion of the business can be found in the section entitled Position of the Division. Summary data is presented in Table I.

Table I  Mark Correctional Systems  - Summary Data

Location of Headquarters             Clifton, New Jersey
------------------------------------ ----------------------------------------
Annual Sales - Year End 6/30/01      $ 8,772,000
Total Assets - 9/30/01               $ 3,879,000
Net Asset Value - 9/30/01            $ 2,483,000
Type of Business                     Construction of Modular Steel Cells
Type of Business Organization        Delaware Corporation
SIC Code                             1791
Valuation Date                       September 30, 2001


DIVIDEND POLICY

Historically, Mark has not paid dividends to its shareholders. There were no dividends declared or paid during the five year period presented in this report, nor does it intend to pay dividends in the foreseeable future.

PRIOR TRANSACTIONS OF THE DIVISION

There have been no sales or transfers of MCS since its inception.

POSITION OF THE DIVISION

MCS is a specialty construction company, manufacturing and installing prefabricated modular steel prison cells. The modular cell is a installation ready, lightweight steel structure which is manufactured according to the construction and security specifications of each project. The primary market is federal, state and local government agencies responsible for the construction and maintenance of correctional facilities. MCS markets its modular cells directly and through independent representatives throughout the United States and foreign countries.

The governmental construction industry is highly competitive. A substantial majority of prison cell construction use concrete and other traditional construction methods. Therefore, MCS competes for market share with major construction companies not only on particular projects, but also in persuading the purchasing agency to utilize steel cell construction rather than traditional methods. MCS believes it can compete for market share by promoting the advantages of its technology. The modular cells are constructed of durable, low maintenance materials which results in lower ongoing maintenance, energy and life cycle costs. In addition the prefabricated construction results in efficient and faster on-site installation compared to traditional construction. MCS also competes with several other steel product manufacturers. Mark believes its modular cell design has advantages over other manufacturers' steel cells, which give it a competitive advantage when the purchasing agency selects a steel cell design.

The Division's revenue has fluctuated on an annual basis. Revenues have ranged from a low of $6,141,695 in 1997 to a high of $12,713,508 in 1998. This is due to the competitive nature of the construction industry and the bidding process by which contracts are awarded. MCS also has been subject to revenue fluctuations due as its alternative product gains broader acceptance in the construction market. MCS has projected revenue for the year ended June 30, 2002 of $14,792,000, of which $10,382,000 are from contracted projects. Operating income has also fluctuated from a low of ($2,463,718) in 1997 to $1,219,000 in 2001. A more detailed discussion of the financial results follows in the Financial Statement Analysis section.

FINANCIAL STATEMENT ANALYSIS

The following section of this report summarizes MCS' income statements for the years ended June 30, 1997 through 2001. The historical and adjusted financial statements are presented in Exhibits I through IV attached to this report. In
Exhibit V, certain key profitability ratios of MCS have been compared with industry standards as published by Robert Morris Associates.

MCS' revenue has fluctuated throughout the five year period we have examined. There were also large fluctuations in gross profit percentages and various operating expenses. Based on our review of the historical statements and discussions with management, we determined that there were many items allocated to the MCS division that would not have been incurred if the MCS division was a stand alone entity. The following is a summary of the adjustments made.

         o Eliminated $105,000 of other income allocated in the year end June 2000.
         o Eliminated 100% of Carl Coppola's salary that was allocated to MCS for all five years. We also adjusted office salaries based on salary allocations by employee for all five years.
         o Eliminated all rent allocated for selling, general and administrative office purposes. The rent included in the cost of sales has not been adjusted.
         o        Normalized office expense to $75,000 annually.
         o        Normalized accounting fees to $30,000 annually.
         o        Normalized legal fees to $40,000 annually.
         o Eliminated lawsuit settlement costs, bad debt expenses and development costs for all five years.
         o We did not include any interest income or expense from the historical amounts.

We discussed possible adjustments to travel, entertainment and business promotion expenses, group insurance and pension benefits and consulting expenses. It was determined that the historical amounts reflected the operations of the MCS division. The following analysis was based upon the adjusted results of operations because the nature of these adjustments was to eliminate allocations to MCS that it would not have incurred if it was an independent entity.

Due to the competitive bidding nature of the industry as a whole and the fact that MCS' product is viewed as a non-traditional method of construction, the division has historically struggled to secure contracts on a recurring basis. MCS has, at times, accepted contracts with a lower profit margin in order to absorb overhead costs and in an effort to increase the marketability of their product.

We discussed the operating loss reported for the year ended June 30, 1997 with management. There were many factors that contributed to the loss reported for that year. The contracts completed were secured with low gross profit margins. These contracts were taken in an effort to gain market share and increase the product's marketability. The material and labor costs increased during the period between submission of the bid and the commencement of the manufacturing process. MCS also ceased manufacturing due to lack of contracts and in anticipation for a move of the manufacturing facilities to the current Jersey City location. Additional costs for moving and storage of the equipment were incurred. These factors contributed to the negative gross profit reported for the year.

APPRAISAL OF FAIR MARKET VALUE

Several approaches can be employed in the valuation of a closely held business. The following sections discuss the valuation methods employed and the selection of the appropriate discount for lack of marketability and minority interests, where appropriate.

All relevant valuation approaches were considered. Appraising fair market value for operating business entities usually involve the utilization of either a market approach or an economic income approach. We examined both of these valuation methods and also considered the net asset value method in our computation.

GUIDELINE COMPANY METHOD

Since no marketplace exists for the equity of MCS, an alternative way to value the Company is to analyze the prices investors are willing to pay for the publicly traded common stock of companies that are similar to MCS in terms of lines of business and, to some extent, size. The first step in identifying possible guideline companies was to select the most appropriate SIC code for the company. In the case of MCS, the primary SIC code selected was 1791 - Construction - Structural Steel Erection.

We searched the Disclosure D/SEC database by primary SIC Code to determine those publicly held companies, which had the same code as MCS. We found two publicly held companies with a primary SIC code of 1791. We then used these codes and examined Standard & Poors Corporations and Disclosure to obtain a description of the company to see if it was an appropriate guideline company for MCS. We also reviewed the operations of the companies based upon their Form 10K filings. Although some of the operations may have been in similar lines, the complexity of other operations and, to some extent, the size of the companies precluded them from being an appropriate proxy company. Therefore, the guideline method was not utilized in establishing the value of MCS.

CAPITALIZED EARNINGS

We have chosen to use capitalized earnings as an economic income method. Capitalized earnings involves the selection of an earnings base and the capitalization of that base using an appropriate capitalization rate. In the case of MCS, the initial base selected was the income projections prepared by management. We adjusted revenues in the projection by $4,410,000 for unsigned contracts. The gross profit used for the unsigned contracts was 28% and accordingly, we reduced cost of sales by $3,175,200 and gross profit by $1,234,800. We made no adjustment to projected selling, general and administrative expenses. These adjustments resulted in an adjusted income before taxes of $1,139,312 (see Exhibit VII). We then applied the applicable corporate tax rates to the pre-tax income to arrive at adjusted net income for the year ended June 30, 2002. The projected net income for 2002 is then capitalized using the Ibbotson's Build-up Method model. A capitalization rate is defined as a discount rate minus long-term growth. The discount rate reflects a risk free rate associated with long-term government bonds as well as risk differentials to reflect debt vs. equity, small company premium and specific industry risk. Due to inconsistent revenue and profitability history of MCS, we have used a 1% long term growth rate. The calculation of the capitalization rate is as follows:

   Risk Free Rate - 20 Year Treasury Bonds               5.5%
   Equity Risk Premium                                   7.8%
   Size Premium                                          2.6%
   Specific Company Risk                                 4.0%
            Discount Rate                               19.9%
            Long-Term Growth                             1.0%
            Capitalization Rate                         18.9%

The results of the capitalization method are presented in Exhibit VII and indicate an equity control value of $3,620,000 (rounded).

NET ASSET VALUE

We also considered the net asset value of the MCS. Although net asset value is more useful in valuing real property as opposed to operating businesses, the net asset value may be an indication of minimum value.

For purposes of establishing the net asset value as of September 30, 2001, we have used the September 30, 2001 book balances and adjusted it for the fair market value of the equipment. The equipment's fair market value was based on an appraisal prepared by DoveBid Valuation Services dated March 27, 2001. As per our discussion with management, there were no material transactions or changes in fair market value between March 27, 2001 and September 30, 2001 that would have an effect on the net asset value for valuation purposes. The schedule of net assets is presented in Exhibit VIII and indicates an equity control value of $2,733,000.

INDICATED VALUE PRIOR TO MARKETABILITY DISCOUNT

The capitalization earnings method previously discussed assumes a constant level of earnings into the future. MCS has displayed a volatile earnings pattern over its history. Continuation of current earnings levels is conditioned upon securing of additional contracts. Each of the contracts are discrete projects without a "return customer" component. It is our understanding that at the present time additional contracts beyond the fiscal year ending June 30, 2002 have not been secured.

Due to the uncertainty involved in the future earnings we have weighted the net asset value at 75% and the capitalized earnings method at 25%. The calculation of indicated value is in Table II.

Table II Mark Correctional Systems - Indicated Value


                  Area of Value         Indicated Value Weight Weighted Average
--------------------------------------- --------------- ------ ----------------
Capitalized Earnings                       $3,620,000     25%      $905,000
Net Asset Value                             2,733,000     75%      2,049,750
Weighted Indicated Value                                           2,954,750
Weighted Indicated Value, Rounded                                 $2,955,000

MARKETABILITY DISCOUNT

Since MCS is a division of a company, a liquid market place does not exist for the sale of its assets. The sale of a division would require a significant amount of time and cost. The market places a far greater value differential on the liquidity factor alone in its pricing of common stocks than in its pricing of other types of investments. A stock that has no market and cannot be legally offered to the general public, but might possibly be salable under certain limited circumstances, must be discounted heavily from an otherwise comparable stock sold in the marketplace. Numerous studies concerning the size of marketability discounts, based on restricted stock studies, have been published. A summary of these studies is shown in Table III.

                                   Table III
                    Summary Results Restricted Stock Studies

                  Study           Number Observations   Median    Mean
--------------------------------- ------------------- ---------- --------
SEC Institutional Investor               398              24%      26%
Gelman Study                             89               33%      33%
Moroney Study                            146              34%      35%
Maher Study                              34               33%      35%
Trout Study                              60               n/a      34%
Stryker/Pittock                          28               45%      n/a
Willamette Management                    33               31%      n/a
Silber Study                             69               n/a      34%
Hall/Polacek Study                       100              n/a      23%
--------------------------------- ------------------- ---------- --------
              Averages                                    33%      31%
--------------------------------- ------------------- ---------- --------

All of the above studies are based on restricted stock transactions of publicly held companies. Factors to consider when determining the appropriate marketability discount of closely held equity securities include the following:

         o        Evidence of a market for the equity interest
         o        History of dividends

         o        Time value of money once the selling process has begun
         o        Friction costs of preparing and executing the sale

Since the greatest weight has been accorded to net asset value, a marketability discount would be lower than discounts for value calculated under economic benefit models. A discount of 15% has been selected for MCS.

CONCLUSION AND OPINION

It is our opinion that the fair market value of MCS Division is $2,955,000. This value presupposes a 100% controlling marketable interest in the Division. The equity value of a nonmarketable interest is $2,511,750 after application of a discount for lack of marketability. The value calculation is summarized in Table IV.

Table IV Mark Correctional Systems -  Fair Market Value of Division

             Description                             Amount
-----------------------------------------------    -----------
Fair Market Indicated Value of Controlling
Marketable Equity Interest                          $2,955,000
Marketability Discount (15%)                           443,250
Net Value Attributable to Shareholders              $2,511,750
-----------------------------------------------    -----------


Sax Macy Fromm & Co., PC



Henry Fuentes, CPA, ABV, MBA, CFE
Director of Litigation Support and Valuation Services

STATEMENT OF LIMITING CONDITIONS

1. This appraisal was made for the purpose stated and should not be used for any other purpose.

2. All facts and data set forth in this appraisal are true and accurate to the best of our knowledge and belief.

3. We have no present or prospective interest in the subject company and compensation is in no way contingent upon the value of the appraisal.

4. All opinions as to values stated are presented as our considered opinion based on all the facts and data set forth in the report. We assume no responsibility for changes in market conditions or for the inability of a seller to locate a buyer at the appraised value.

5. Verification of factual matters contained in this report has been made to the extent seemed practical. We certify that, to the best of our knowledge and belief, such factual matters are true.

6. I certify that I am a member in good standing of the American Institute of Certified Public Accountants and I am accredited by that body in business valuations.

7. We shall not be required to give testimony or appear in court by reason of this appraisal unless specific arrangements are otherwise agreed upon.



QUALIFICATIONS OF APPRAISER

Appraiser:                 Henry L. Fuentes CPA, ABV, MBA, CFE

Education:                 BS in Accounting - Seton Hall University
                           MBA in Finance - Seton Hall University
                           Doctoral Courses - Pace University

Certifications:            Accredited in Business Valuation (ABV)
                           Certified Public Accountant (CPA)
                           Certified Fraud Examiner (CFE)

Affiliations:              National Association of Certified Valuation Analysts (NACVA)
                           American Institute of Certified Public Accountants (AICPA)
                           New Jersey Society of Certified Public Accountants (NJSCPA)
Professional
  Experience:              Arthur Andersen & Co. - Senior Accountant
                           George Wolf Realty - Treasurer and Controller
                           Economatrix Research Associates - Vice President
                           Sax Macy Fromm & Co., PC - Director of Litigation Support
                                    And Business Valuation
                           Fairleigh Dickinson University - Tenured Associate Professor

Writings:                  "Cash Flow vs. Net Income in Commercial Litigation"
                           "Minimization of Taxable Income and Lost Profits Litigation"

Honors:                    Recipient of NJSCPA Outstanding Educator Award
                           Coopers & Lybrand Foundation grant under their
                                    "Excellence in Audit Education Award"

Lectures:                  Over 100 lectures to accounting and business organizations on a variety of accounting, auditing & litigation issues.
                                            NJSCPA
                                            ICLE
                                            National Law Foundation


Appraisal
Engagements:               Business Valuations (Majority & Minority Interests)
                                    Manufacturing
                                    Distribution
                                    Healthcare
                                    Retail
                                    Service Industries
                                    Insurance
                                    Real Estate
                                    Limited Partnerships
                                    LLC
                                    QPRT

In-House Seminars
 Conducted:                Price Waterhouse Coopers
                           Rothstein Kass & Co
                           DDK & Co
                           Samuel Klein & Co.
                           Mintz Rosenfeld & Co.
                           Bristol Myers Squibb
                           Lipman, Selznick & Witkowski
                           Smolin Lupin & Co.
                           Cole, Schotz, Forman & Leonard
                           Lucent Technologies
                           Van Huesen

Exhibit I
Mark Correctional Systems
Historical Income Statements
Years Ended June 30, 1997 - June 30, 2001


                                                  6/30/1997      6/30/1998      6/30/1999      6/30/2000       6/30/2001
                                                  ---------      ---------      ---------      ---------       ---------
Revenues:                                         6,141,695     12,713,508      8,497,610     11,775,367       8,772,000

Cost of Sales                                     6,705,156     10,277,706      6,418,904      9,728,098       5,762,000

Gross Profit                                       (563,461)     2,435,802      2,078,706      2,047,269       3,010,000
                                                      -9.17%         19.16%         24.46%         17.39%          34.31%

Selling, general and administrative expenses      1,900,257      2,008,272      2,292,603      2,505,139       1,791,000
                                                      30.94%         15.80%         26.98%         21.27%          20.42%

Operating Income (Loss)                          (2,463,718)       427,530       (213,897)      (457,870)      1,219,000

Other Income (Expense):                          (1,679,709)       104,559      1,394,376        591,007         (72,000)

Income (Loss) Before Income Tax                  (4,143,427)       532,089      1,180,479        133,137       1,147,000

Income Taxes:                                             0              0              0              0               0

Net Income (Loss)                                (4,143,427)       532,089      1,180,479        133,137       1,147,000


Exhibit II
Mark Correctional Systems
Historical Selling, General and Administration Expenses
Years Ended June 30, 1997 - 2001


                                                    6/30/1997      6/30/1998    6/30/1999   6/30/2000    6/30/2001
                                                    ---------      ---------    ---------   ---------    ---------
  Outside commissions                                  123,108      249,711      171,959       86,979        98,202
  Officers' salaries                                   322,313      208,565      283,788      342,352       197,973
  Office salaries                                      393,121      405,800       99,845      165,529       489,321
  Sales salaries                                        33,128       38,109      136,335      239,178       108,708
  Payroll taxes                                         18,295       61,744       86,321       85,165        75,563
  Group insurance & pension benefits                    29,204       34,167       91,133       96,855             0
  Advertising                                           14,033       12,503       27,031       22,079        10,835
  Trade show expenses                                   13,308        6,808       41,320       47,539         4,003
  Travel, ent., and business promo                     201,392      106,288      141,551      202,626       141,852
  Vehicle expenses                                       7,729        7,841       25,320       43,516        30,420
  Shipping supplies                                      6,782       12,843        5,229        7,428             0
  Licenses and dues                                      5,613        3,536        6,906          918             0
  Rent                                                  49,225       53,725       19,506       29,946             0
  Repairs & maintenance                                      0            0          706        3,459             0
  Insurance                                             26,236       42,234       41,872       34,485             0
  Depreciation                                          27,731       23,758       50,995       93,815       190,504
  Office expense                                       117,192      102,560       97,794       98,238       100,271
  Printing & brochures                                   7,725        4,727       11,489       15,921         3,819
  Telephone                                             41,143       31,161       62,830       60,393        45,711
  Accounting                                            44,680       49,575       59,928       97,210        55,942
  Legal                                                151,710      117,745      183,024      366,840        62,459
  Consulting                                           137,939      185,641      234,248      116,407        60,050
  Contributions                                         23,150        1,350        8,450          600             0
  General expense                                            0        1,282        5,023        3,159        15,839
  Bad debt exp/Conversion loss                         105,500      246,600            0       (5,500)            0
  Lawsuit settlement                                         0            0      300,000      250,000        98,000
  Development costs                                          0            0      100,000            0             0

Total Selling, General and Administation Expenses    1,900,257    2,008,272    2,292,603    2,505,139     1,789,472


Exhibit III
Mark Correctional Systems
Adjusted Income Statements
Years Ended June 30, 1997 - June 30, 2001


                                                 6/30/1997        6/30/1998     6/30/1999      6/30/2000       6/30/2001
                                                 ---------        ---------     ---------      ---------       ---------
Revenues:                                        6,141,695       12,713,508     8,497,610     11,775,367       8,772,000

Cost of Sales                                    6,705,156       10,277,706     6,418,904      9,728,098       5,762,000

Gross Profit                                      (563,461)       2,435,802     2,078,706      2,047,269       3,010,000
                                                     -9.17%           19.16%        24.46%         17.39%          34.31%

Selling, general and administrative expenses     1,018,997        1,210,238     1,615,907      1,744,727       1,617,800
                                                     16.59%            9.52%        19.02%         14.82%          18.44%

Operating Income (Loss)                         (1,582,458)       1,225,564       462,799        302,542       1,392,200

Other Income (Expense):                             (3,266)               0          (420)         8,534               0

Income (Loss) Before Income Tax                 (1,585,724)       1,225,564       462,379        311,076       1,392,200

Income Taxes:                                            0                0             0              0               0

Net Income (Loss)                               (1,585,724)       1,225,564       462,379        311,076       1,392,200


Exhibit IV
Mark Correctional Systems
Adjusted Selling, General and Administration Expenses
Years Ended June 30, 1997 - 2001


                                                       6/30/1997     6/30/1998    6/30/1999     6/30/2000     6/30/2001
                                                       ---------     ---------    ---------     ---------     ---------
  Outside commissions                                   123,108       249,711       171,959        86,979        98,202
  Officers' salaries                                     84,782       140,913       175,677       230,865       197,973
  Office salaries                                        72,699       100,623       146,512       208,338       489,321
  Sales salaries                                         33,128        38,109       136,335       239,178       108,708
  Payroll taxes                                          18,295        61,744        86,321        85,165        75,563
  Group insurance & pension benefits                     29,204        34,167        91,133        96,855             0
  Advertising                                            14,033        12,503        27,031        22,079        10,835
  Trade show expenses                                    13,308         6,808        41,320        47,539         4,003
  Travel, ent., and business promo                      201,392       106,288       141,551       202,626       141,852
  Vehicle expenses                                        7,729         7,841        25,320        43,516        30,420
  Shipping supplies                                       6,782        12,843         5,229         7,428             0
  Licenses and dues                                       5,613         3,536         6,906           918             0
  Repairs & maintenance                                       0             0           706         3,459             0
  Insurance                                              26,236        42,234        41,872        34,485             0
  Depreciation                                           27,731        23,758        50,995        93,815       190,504
  Office expense                                         75,000        75,000        75,000        75,000        75,000
  Printing & brochures                                    7,725         4,727        11,489        15,921         3,819
  Telephone                                              41,143        31,161        62,830        60,393        45,711
  Accounting                                             30,000        30,000        30,000        30,000        30,000
  Legal                                                  40,000        40,000        40,000        40,000        40,000
  Consulting                                            137,939       185,641       234,248       116,407        60,050
  Contributions                                          23,150         1,350         8,450           600             0
  General expense                                             0         1,282         5,023         3,159        15,839
  Bad debt exp/settlements                                    0             0             0             0             0

Total Selling, General and Administation Expenses     1,018,997     1,210,238     1,615,907     1,744,727     1,617,800


Exhibit V
Mark Correctional Systems
Financial Ratios
June 30, 1997 - June 30, 2001


                                                                                                                    Industry
                                            6/30/1997         6/30/1998     6/30/1999    6/30/2000    6/30/2001      Average
                                                                                                                    (Median)
Historical Income Statement

Gross profit margin:
 Gross profit                                   (563,461)     2,435,802    2,078,706     2,047,269    3,010,000
 Net sales                                     6,141,695     12,713,508    8,497,610    11,775,367    8,772,000
  Gross profit margin                               -9.2%          19.2%        24.5%         17.4%        34.3%        20.1%

Operating expenses to sales:
 Operating expenses                            1,900,257      2,008,272    2,292,603     2,505,139    1,791,000
 Net sales                                     6,141,695     12,713,508    8,497,610    11,775,367    8,772,000
  Operating expenses to sales                       30.9%          15.8%        27.0%         21.3%        20.4%        17.7%

Income before tax to sales ratio:
 Income before tax                            (4,143,427)       532,089    1,180,479       133,137    1,147,000
 Net sales                                     6,141,695     12,713,508    8,497,610    11,775,367    8,772,000
  Income before tax to sales                       -67.5%           4.2%        13.9%          1.1%        13.1%         3.9%


Adjusted Income Statement

Gross profit margin:
 Gross profit                                   (563,461)     2,435,802    2,078,706     2,047,269    3,010,000
 Net sales                                     6,141,695     12,713,508    8,497,610    11,775,367    8,772,000
  Gross profit margin                               -9.2%          19.2%        24.5%         17.4%        34.3%        20.1%

Operating expenses to sales:
 Operating expenses                            1,018,997      1,210,238    1,615,907     1,744,727    1,617,800
 Net sales                                     6,141,695     12,713,508    8,497,610    11,775,367    8,772,000
  Operating expenses to sales                       16.6%           9.5%        19.0%         14.8%        18.4%        17.7%

Income before tax to sales ratio:
 Income before tax                            (1,585,724)     1,225,564      462,379       311,076    1,392,200
 Net sales                                     6,141,695     12,713,508    8,497,610    11,775,367    8,772,000
  Income before tax to sales                       -25.8%           9.6%         5.4%          2.6%        15.9%         3.9%


Exhibit VI
Mark Correctional Systems
Projected Income Statements
Year Ended June 30, 2002


                                                                 Management                                          Adjusted
                                                                Projections              Adjustments              Projections
                                                                -----------              -----------              -----------
                                                                  6/30/2002                                         6/30/2002

Revenues:                                                        14,792,000               (4,410,000)              10,382,000

Cost of Sales                                                    10,413,000               (3,175,200)               7,237,800

Gross Profit                                                      4,379,000               (1,234,800)               3,144,200
                                                                      29.60%                                            30.29%

Selling, general and administrative expenses                      2,004,888                                         2,004,888
                                                                      13.55%                                            19.31%

Operating Income (Loss)                                           2,374,112                                         1,139,312

Other Income (Expense):                                                   0                                                 0

Income (Loss) Before Income Tax                                   2,374,112                                         1,139,312

Income Taxes:                                                             0                                                 0

Projected Net Income                                              2,374,112                                         1,139,312


Exhibit VII
Mark Correctional System
Capitalization of Projected Earnings
For Year Ended June 30, 2002

                                                             6/30/2002

Adjusted income before income taxes                         $1,139,312

Income taxes:
 State                                                         102,538
 Federal                                                       352,503

                                                           ------------
Adjusted Net Income                                           $684,271
                                                           ------------


Capitalization Rate                                               18.9%

Indicated Equity Value                                       3,620,481

                                                           ------------
Indicated Equity Value (Rounded)                             3,620,000
                                                           ------------



------------------------------------------------------
Equity Rate of Return

Risk-Free Rate                                 5.5%

Plus:  Equity Risk Premium                     7.8%
          Small Company Horizon Risk           2.6%
          Company Risk Premium                 4.0%

Discount Rate                                 19.9%

Long-Term Growth                               1.0%

Capitalization Rate                           18.9%
------------------------------------------------------

Exhibit VIII
Mark Correctional Systems
Schedule of Net Assets
September 30, 2001


                                                            Historical             FMV
                                                            Book Value     Adjustments       Net Assets
                                                            ----------     -----------       ----------
Assets

Current Assets:
 Cash and cash equivalents                                     815,000               0          815,000
 Subscriptions and notes receivable                                  0               0                0
 Accounts receivable, net                                    2,461,000               0        2,461,000
 Inventory                                                      25,000               0           25,000
 Costs in excess of contract revenue earned                     91,000               0           91,000
 Deferred tax asset                                                  0               0                0
 Prepaid expenses                                               43,000               0           43,000
  Total Current Assets                                       3,435,000               0        3,435,000

Property and Equipment, net                                    400,000         250,000          650,000

Other Assets                                                    44,000               0           44,000

Total Assets                                                 3,879,000         250,000        4,129,000

Liabilities & Stockholders' Equity

Current Liabilities:
 Accounts payable                                              440,000               0          440,000
 Current portion of capital leases payable                      58,000               0           58,000
 Billings in excess of contract revenue earned                 671,000               0          671,000
 Accrued liabilities                                           224,000               0          224,000
  Total Current Liabilities                                  1,393,000               0        1,393,000

Long-Term Liabilities:
 Capital leases payable, net of current portion                  3,000               0            3,000


Total Liabilities                                            1,396,000               0        1,396,000

                                                        ---------------      ------------   ------------
Net Assets                                                   2,483,000         250,000        2,733,000
                                                        ---------------      ------------   ------------


                               MARK HOLDINGS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Carl Coppola and Ronald E. Olszowy, and each of them jointly and severally, proxies with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Mark Holdings, Inc. (formerly Mark Solutions, Inc.) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held ________, 2002 or any adjournments thereof.

1.       PROPOSAL TO APPROVE THE SALE OF THE ASSETS OF THE MARK
         CORRECTIONAL DIVISION OF MARK SOLUTIONS, INC.

         FOR  ( )               AGAINST  ( )                      ABSTAIN  ( )

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK WHICH THE COMPANY SHALL HAVE THE AUTHORITY TO ISSUE FROM 50,000,000 SHARES, PAR VALUE $.01 PER SHARE TO 100,000,000 SHARES, PAR VALUE @.01 PER SHARE.

         FOR  ( )               AGAINST  ( )                      ABSTAIN  ( )

3.       ELECTION OF DIRECTORS.

                  FOR all the nominees listed below  ( )

                  WITHHOLD AUTHORITY  to vote for all nominees listed below ( )

                  (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

         Carl Coppola    ( )    Ronald E. Olszowy  ( )    William De Marco  ( )

4. PROPOSAL TO RATIFY APPOINTMENT OF HOLTZ RUBENSTEIN & CO., LLP, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 2003 FISCAL YEAR.

         FOR  ( )               AGAINST  ( )                       ABSTAIN  ( )

         In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

                  (Continued and to be signed on reverse side.)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO APPROVE THE SALE OF THE MARK CORRECTIONAL DIVISION, TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED COMMON STOCK, TO ELECT MESSRS. COPPOLA, OLSZOWY AND DE MARCO AS DIRECTORS, AND TO APPROVE THE APPOINTMENT OF HOLTZ RUBENSTEIN & CO., LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

                                     Dated:
                                           -------------------------------------


                                     -------------------------------------------
                                     Signature


                                     -------------------------------------------
                                     Signature if held jointly

                                    (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)



                           Please mark, date, sign and
                     return Proxy in the enclosed envelope.

                                                                      ATTACHMENT

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------
                                    FORM 10-K

                  FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO
           SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

    For the fiscal year ended June 30, 2002

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the transition period from   _____________  to __________________


                           Commission File No. 0-17118


                              Mark Holdings, Inc.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                      11-2864481
    --------------------------                   -----------------------
  (State or other jurisdiction              (I.R.S. employer identification no.)
   of incorporation or organization)


1135 Clifton Avenue, Clifton, New Jersey                             07013
------------------------------------------                        ----------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code           (973) 773-8100
                                                           -----------------

Securities registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which registered
-------------------------            ------------------------------------------
                                                          NONE

Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, $ .01 par value
                                (Title of class)

         Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                             -----   -----

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or other information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ].

         The aggregate market value of the 9,179,830 shares of Common Stock held by non-affiliates of the Registrant on September 27, 2002 was $372,878 based on the closing bid price of $0.04 on September 27, 2002.

         The number of shares of Common Stock outstanding as of September 27, 2002 was 9,714,606.

                       DOCUMENTS INCORPORATED BY REFERENCE

                                      None

                                     PART I

Item 1.  Current Business

         Mark Holdings, Inc. ("Mark" or "The Company" or "We") is a Delaware corporation, which operates its only business through a division of a wholly owned subsidiary, Mark Solutions, Inc. ("Mark Solutions"). The division is known as Mark Correctional Systems.

         The business consists of the design, manufacture, and installation of modular steel jail cells for correctional institution construction. We market our modular steel products by responding to public bids and by pursuing joint ventures and affiliations with other companies to solicit design/build correctional facilities.

         Until March 30, 2001 we also operated a subsidiary, MarkCare Medical Systems, Inc., ("MarkCare"), a company engaged in the development of software applications for medical diagnostic, archiving and communications systems
(PACS).

         As of March 30, 2001 we completed a transaction involving the sale of substantially all of MarkCare's assets to MMSI Acquisition Corp. ("MMSI"), a newly established wholly owned subsidiary of MediSolution Ltd. ("MediSolution"), a Canadian based company engaged in offering information to the health care industry.

         Pursuant to the terms of an Asset and Stock Purchase Agreement, MMSI purchased substantially all of the assets of MarkCare and assumed certain specific liabilities. The sale also included all of the issued and outstanding common stock of MarkCare Medical's wholly owned United Kingdom subsidiary, MarkCare Medical Systems, Ltd. Under the terms of the Agreement, MarkCare Medical Systems Korea, Ltd., a wholly owned subsidiary, was to be liquidated. Since the sale contemplates the sale of the name "MarkCare," we formed a new wholly-owned subsidiary, Mark Technical, Inc. to act as the Seller of Mark Corrections.

         The total purchase price for the assets was $1,682,633, subject to certain closing adjustments. Prior to the closing, MarkCare received a $500,000 advance. At the closing, MarkCare received an additional $476,210 after adjustments. The balance of $500,000 was due on or before June 28, 2001, as evidenced by a promissory note guaranteed by MediSolution. Additionally, MarkCare received 200,000 warrants to purchase the Common Stock of MediSolution at an exercise price of $2.40 (CDN) a share. As of September 28, 2001, the bid price of MediSolution's Common Stock was $1.50 (CDN). MediSolution's Common Stock is traded on the Toronto Exchange. As additional compensation, MarkCare is to receive ten percent (10%) of all license revenues received by MMSI from certain identified projects for a period of one year from closing.

         Prior to the due date of the promissory note, June 28, 2001, we were advised by MMSI that they were evaluating the value of the net assets transferred and that they might be entitled to an offset against the $500,000 promissory note for differences in the valuation of the net assets. Under a 30-day standstill agreement, dated July 3, 2001, and extended through September 3, 2001, both parties agreed to take no action until supporting documentation is prepared and furnished. The Company had requested written substantiation of the claims and as of October 22, 2001 had not received such substantiation. As a result, on October 26, 2001 the Company filed a complaint for an accounting, the imposition of a constructive trust and other relief in the Superior Court of New Jersey, Chancery Division. (See "Litigation").

                       MARK CORRECTIONAL SYSTEMS DIVISION

         Our sole business today consists of manufacturing and distribution modular steel jail cells through our Mark Correctional Systems Division.


Modular Cells

         Since the initial sale of our prefabricated modular steel cells for correctional facilities in 1989, we have manufactured and sold security prison cells in 16 states including Indiana, Illinois, New York, New Jersey, Michigan, Missouri, Washington, Wisconsin, South Carolina and Minnesota as well as the Commonwealth of Puerto Rico. Revenues generated by the sale of cells to correctional facilities totaled $11,187,000 for the fiscal year ended June 30, 2002. For the year ended June 30, 2002 the following projects accounted for 77.1% of our total operating revenue:

                                                     Percentage of Fiscal 2002
         Project                                     Operating Revenue
         -------                                     -----------------

MacDougall Correctional Institution                           46.6%
Suffield, Connecticut
320 cells


Monroe County Jail Expansion                                  21.0%
Rochester, New York
424 cells


Renovation of Cellhouse "G"                                    9.5%
Pendleton Correctional Facility
Pendleton, Indiana
265 cells

         As of September 27, 2002 we had a backlog of $1,546,000 in modular cell orders as compared to a backlog of $6,803,000 as of September 28, 2001.

         Our modular cell is a prefabricated, installation-ready, lightweight steel structure, which is manufactured according to the construction and security specifications of each correctional institution project in sizes that can vary from 60 to 200 square feet. Each modular cell can be equipped with lavatory facilities, wall-mounted sleeping bunks, desk and stool, storage bins, lighting and ventilation systems; and optional components such as fixed or operable windows and hinged or sliding security doors.

         The cells are constructed of durable low maintenance, non-porous materials including a scratch resistant epoxy polymer finish, which results in lower ongoing maintenance and life cycle costs. The cells are acoustically and thermally insulated and are designed to provide easy connection and maintenance access to all utilities, such as ventilation systems, plumbing and electric, through a secure exterior access panel.

         Each cell is load bearing to allow for multiple-story construction, and is manufactured to tolerances of 1/16 of an inch, resulting in efficient and faster on-site installation compared to traditional construction.

         Because the modular steel cell's overall dimensions and weight are less than traditional concrete cells, the project square footage requirements can be reduced and the load bearing and foundation requirements (e.g. support beams, footings and pilings) can be less extensive. These design modifications can reduce construction time, labor costs and material costs for the project. The insulated galvaneeled steel cell life cycle savings in energy cost reductions and maintenance savings are dramatically superior to concrete construction.


Bid Process, Subcontracting and Bonding Requirements

         The substantial majority of our revenues have been from state and local government correctional projects. Consequently, we are required to prepare and submit bid proposals based on the design and specifications prepared by the supervising architectural or engineering firm. We prepare and submit a formal bid proposal, which includes price quotations and estimates, selected material options and construction time estimates. Depending on the nature of the project, we may bid directly to the owner, or provide bidding information for incorporation into the general contractor's bid. After receipt and review of all accepted bids the governmental agency awards the contract based on a number of factors including costs, reputation, completion estimates and subcontracting arrangements. In those instances where we provide bid information to a general contractor who is ultimately awarded the project, there is no guarantee that we will receive the subcontracted business.

         The typical time period from submission of bids to awarding of the contract to the direct bidder (whether to us or a general contractor) is 60 to 120 days. In those instances, where we are not the direct bidder, subcontracts are generally awarded within an additional 30 to 60 days.

         In connection with some government construction projects, we are required to provide performance and completion bonds as a condition to submission or participation in a bid. Due to our limited working capital, we have generally been unable to obtain bonds without the assistance and guarantee of third parties including our President and/or another business entity owned by an outside director. See "Item 13. Certain Relationships and Related Transactions". To date, we have not limited our bidding activity nor lost any projects due to our limited bonding capacity. However, in the event we are awarded multiple projects, the inability to obtain bonds may limit the number of additional projects we can pursue and this could have a material adverse effect on operations.


Manufacturing and Assembly

      We manufacture and assemble our modular cells at our 74,000 square foot plant located in Jersey City, New Jersey, which is equipped with a fully automated computer driven design and tooling system. This system allows for more precise tolerances and faster production output. The raw materials for our modular cells, including sheet metal, hardware, and other components are supplied primarily by regional manufacturers. In addition to the manufacture of the shell of its modular cells, we purchase, assemble, and install the ancillary components including lavatory facilities, shower facilities, desks, stools, and sleeping bunks. We believe that there are a sufficient number of national vendors to meet our raw material and component needs, and that we are not dependent upon a limited number of suppliers. In the event we determine that additional space is necessary, we believe that adequate space will be available on acceptable economic terms.

Marketing and Sales

         The market for our modular cells is primarily federal, state and local governmental agencies responsible for the construction and maintenance of correctional institutions. While our modular cell technology has other applications, such as temporary emergency housing, for the foreseeable future the correctional institutions market will represent the substantial majority of our modular business. No assurances can be given that any other markets will develop to any significant degree.

         We normally design prototypes of our modular cells for marketing, sales and trade show demonstrations. Our marketing and sales efforts are managed by our Executive Vice President and include in-person solicitations, direct mail campaigns and participation in industry trade shows. We presently market and sell our modular cells directly and through independent manufacturers' representatives. Our sales network consists of four (4) outside sales representatives that service all of the United States and foreign countries including Canada and Latin America. Each representative generally enters into an agreement with us, which contains certain non-disclosure restrictions and provides for payment on a commission basis.


Delivery and On-Site Services

         We normally contract with several third-party carriers to deliver our modular cells to the project's construction site. In addition, we provide delivery and support services for our products including installation, operating instructions and subsequent inspections and testing.


Regulation

         The modular cells are subject to various state building codes including BOCA, UBC, the Southern Building Codes and criteria established by the American National Standards Institute. In addition, the modular cells are subject to the guidelines and regulations of OSHA, NIOSH and Centers for Disease Control and Prevention. Our modular cells comply with these codes and regulations in all material respects.

         State and Federal environmental laws regulate certain aspects of our manufacturing process. We have obtained all necessary licenses and permits and are in compliance in all material respects with applicable environmental laws.


Competition

         The construction industry in general and the governmental construction industry in particular are highly competitive. Due to the use of concrete and other traditional construction methods in the substantial majority (approximately 90%) of correctional facility construction, we compete for market share with a number of major construction companies. Such competition is not with respect to any particular project, but in persuading the purchasing agency to utilize steel cell construction rather than traditional methods.

         With respect to those projects that incorporate modular cell specifications in its design criteria, we compete with several other steel product manufacturers who manufacture a comparable product, some of which have greater financial resources than us. In addition, a number of manufacturers, which have greater financial and marketing resources than us and which currently produce sheet metal products, could ultimately enter in to the manufacture of modular steel cells in competition with us.

         Although competition in the construction industry is intense, we believe we can compete for market share of correctional facility construction business by promoting the construction advantages of our technology to the architectural, engineering and construction industries. In this regard, we emphasize the potential for reduced construction time, labor costs and material costs associated with the modular steel cell as well as the life cycle cost savings. We also believe its modular cell design has advantages over other manufacturers' steel cells, which give it a competitive advantage when an architect selects the steel cell design specification.


Employees

         As of September 27, 2002, we had two executive management employees, two plant management employees, two sales employees, two engineering employees and two office and clerical employees. We also employ 13 hourly employees in our manufacturing facility who are subject to a three-year collective bargaining agreement, which expires on November 4, 2003. We believe our relationship with our employees to be good.


Copyrights, Patents and Trade Secrets

         We do not own any patents on our modular cells or manufacturing assembly process. However, we attempt to protect our proprietary trade secrets regarding the design and manufacture of our products through non-disclosure agreements between us, our employees and most third-party suppliers and manufacturers' representatives. Since most correctional facility projects are public bids, proprietary technology is not typically a competitive advantage.

New Developments

         In July, 2000 and as a result of a general slowdown in correctional projects throughout the United States, our Board of Directors undertook a review of the overall past performance of the jail cell business. The Board concluded that it was in the best interests of the Company to dispose of the jail cell business and seek to acquire a new business or merge with another business. A primary factor in concluding the foregoing was the fact that over the past eleven years the Company has not been able to achieve any meaningful consistency in sales growth and as a result the Company cannot anticipate any real growth or profitability.

         As a result of the decision, the Board authorized management to investigate a possible sale of the business. In addition, Management also obtained an independent appraisal of the market value of the equipment and a valuation of the Mark Correctional business. Management thereafter sought potential buyers, but with little success. However, in January, 2002, Mr. Michael J. Rosenberg, an executive vice president with the Company, made an offer through his wholly-owned company Rite-Way of New Jersey to purchase the business.

         On April 4, 2002, an Asset Purchase Agreement (the "Agreement") was entered into between Rite-Way and the Company subject to approval by the Company's shareholders. The Agreement provided that the Company shall receive $2,500,000 subject to a valuation of the net assets at the time of closing. In addition, the Agreement provided that at closing Rite-Way was entitled to retain at least $400,000 of the cash on hand and the Company was to receive a minimum of $500,000 of the remaining cash on hand up to a maximum of $1,000,000. We were also to receive an additional $500,000 of cash from Rite-Way at closing. This amount was being advanced to Rite-Way from a third party. The balance of the purchase price was to be paid by Rite-Way in 36 monthly installments, which also included interest.

         After the Agreement was entered into, the Company filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") which proxy statement was to be furnished to shareholders in connection with a proposed annual meeting at which shareholders would be asked to approve the sale of Mark Correctional Systems to Rite-Way as well as approval of certain other proposals. The preliminary proxy statement generated substantial comments from the Commission's Staff and by the time the Company had completed addressing those comments, the annual report on Form 10-K for the fiscal year ended June 30, 2002 was then due under Commission rules.

         The Asset Purchase Agreement by its terms has now automatically expired because the transaction had not closed by August 31, 2002. The parties have indicated their intention to revive the Agreement. However, we have insisted that Rite-Way obtain some additional funding to ensure that the Company would have available working capital and would be able to meet its commitments as they became due. Rite-Way has now received a written commitment for additional funding from a third party and accordingly we intend to reinstate the Agreement to sell the jail cell manufacturing business to Rite-Way subject to approval of the shareholders at an annual meeting to be held within the next two months.

         If the sale is approved by the shareholders and then finalized, the Company will have no operating business and it will essentially be a "shell." Management's intention is to acquire another business or merge with another company.

         In this regard in June 2001 the Company had preliminary talks with Globalitronix, Inc. ("Globalitronix"). That company is an Internet application service provider which licenses software to enable companies to perform self-underwritings over the Internet. Globalitronix proposed a merger, whereby it would merge into a newly established subsidiary of the Company. We loaned $330,000 to Globalitronix for working capital. Repayment of the loan in installments was to commence on July 1, 2002; however Globalitronix requested an extension until October 1, 2002. Globalitronix defaulted, but requested additional time to repay the loan. Without waiving our rights, we have agreed to extend the time for at least 30 days. Owing to the default by Globalitronix we have charged operations $330,000. See "Notes to Financial Statements."

         With respect to the proposed merger between the Company and Globalitronix, our directors concluded that the merger was not in the Company's best interest at that time.

         We are looking at other companies for a possible acquisition or merger. Management has had only very preliminary conversations with representatives from other companies. Nothing of any definitive nature has developed from these preliminary conversations.

Item 2.  Property

         Formerly, we leased our executive offices at 1515 Broad Street, Bloomfield, New Jersey until March 31, 2001. In connection with the sale of the MarkCare segment, we terminated the lease at no additional cost. Currently we maintain our executive offices at 1135 Clifton Avenue, Clifton, New Jersey 07013, on a month-to-month basis, with a monthly rent of $2,000.

         In addition, we lease 74,000 square feet of manufacturing space in Jersey City, New Jersey pursuant to a triple net lease expiring on October 31, 2004. The lease provides for annual rental payments of $215,045 increasing to $292,901 over the term of the lease, subject to additional increases based on the consumer price index.

         We believe our present manufacturing and administrative facilities are sufficient for our current and anticipated needs.


Item 3.  Legal Proceedings

         As stated previously in "Current Business," we commenced legal proceedings in Superior Court of New Jersey against MMSI Acquisition Corp. and its parent, MediSolution for breach of contract and failure to pay the $500,000 which represented part of the purchase price for MarkCare. Both defendants failed to appear and a default judgment was entered. MediSolution then moved to vacate the default. We voluntarily vacated the default as requested by the defendants , since it was the opinion of New Jersey counsel that the Court would vacate the default. Subsequently we refiled the action in Superior Court, Province of Quebec, District of Montreal. The action is entitled Mark Solutions, Inc. and Mark Technical vs. MediSolution, Ltd. and MMSI Acquisition Corp. File No. 500-05--072288-028. The action seeks payment of the $500,000 note, which is in default together with interest of approximately $30,000. The defendants have counterclaimed claiming that MarkCare breached its agreement and that the status of certain accounts receivable was misrepresented. The defendants seek damages of approximately $2,500,000.

         The Company believes its claim for payment of the $500,000 note is meritorious. With respect to the counterclaim, the defendants raised the same issues when the note was originally due and the defendants were invited to submit proof that certain of the accounts receivable were not as represented by MarkCare. The defendants failed to do so. The Company is of the opinion that the counterclaims are without merit. At the present time the case is in its very preliminary stages with only a complaint and answer on file. It is anticipated that discovery will commence within the next two months.

         There are no other material legal proceedings pending.


Item 4.  Submission of Matters to Vote of Security Holders

         (a) During the fiscal year ending June 30, 2002 no matters were submitted to a vote of security holders. However, the Company intends to submit the proposed sale of the Mark Correctional Division to shareholders for their approval within the next two months.

                                     PART II

Item 5.  Market for Registrant's Common Equity and Related Stockholder Matters.

         (a)  Market Information.

         The following table sets forth for the fiscal years ended June 30, 2000, 2001 and 2002 indicating the quarterly high and low bid prices of our Common Stock, after giving effect to the 1-for-4 reverse split effected on June 15, 1999. The Common Stock traded on the Nasdaq SmallCap Market under the symbol "MSOL" through January 18, 2001. On January 19, 2001 our common stock was delisted from the NASDAQ SmallCap Market because it traded at prices below the minimum requirements for listing on that market. The stock is now traded on the NASDAQ OTC Bulletin Board.

                                           Common  Stock
                             -------------------------------------------
                                     High                  Low
                                     ----                  ---
2000
1st Quarter                          6.63                  3.25
2nd Quarter                          3.25                  1.09
3rd Quarter                          1.28                  . 50
4th Quarter                          3.25                  1.09

2001
1st Quarter                          1.28                  .50
2nd Quarter                          1.06                  .06
3rd Quarter                           .19                  .06
4th Quarter                           .14                  .03

2002
1st Quarter                           .08                  .02
2nd Quarter                           .13                  .03
3rd Quarter                           .23                  .08
4th Quarter                           .21                  .10


         Over-the-counter quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

         (b)  Holders.

         As of September 27, 2002, there were 192 holders of record of the Common Stock. We estimate the number of beneficial holders of its Common Stock to be in excess of 580.

         (c)  Dividends.

         We have never paid and do not intend to pay in the foreseeable future, cash dividends on its Common Stock.

         (d)  Sales of Unregistered Securities.

         There were no sales of unregistered securities during the Fiscal Years ended June 30, 2001 and 2002.

         In July 2000 we issued 85,000 and 4,000 shares of Common Stock to two suppliers in settlement of outstanding debts in the amount of $76,772 and $14,755 respectively. We relied upon the private placement exemption as provided by Section 4(2) of the Securities Act of 1933.

Item 6. Selected Financial Data

         The following Selected Financial Data is based upon financial statements appearing elsewhere herein and such information should be read in conjunction with such financial statements and notes thereto.

         Income Statement Data:

                                                              Fiscal Years Ended June 30,
                                                    (in thousands, except share and per share data)
                                       -----------------------------------------------------------------------
                                            2002           2001           2000           1999           1998
                                       -----------    -----------    -----------    -----------    -----------
Revenues                               $    11,187    $     8,513    $    11,671    $     8,497    $    12,708
                                       -----------    -----------    -----------    -----------    -----------
Costs and Expenses:
 Cost of Sales                               8,170          5,762          9,728          5,689          9,928
General and administrative                   2,101          2,328          1,912          2,449          2,268
 Loan impairment                               330           --             --             --             --
 Marketing costs                               453            424            681            562            434
 Litigation settlement                        --               98            250            396           --
                                       -----------    -----------    -----------    -----------    -----------
  Total Costs and Expenses                  11,054          8,612         12,571          9,096         12,630

Operating Income /(loss)                       133            (99)          (900)          (599)            78

Net Other (Expense)                            (51)          (214)          (139)          (124)           (55)

Income Tax (Expense)/Benefit                   (86)          --               83            760-          --
                                       -----------    -----------    -----------    -----------    -----------

(Loss)/ income from
  Continuing Operations                         (4)          (313)          (956)            37             23
                                       -----------    -----------    -----------    -----------    -----------
Income from Sale of Discontinued
Segment (net of income tax provision
  of $--,$620)                                (237)           928           --             --             --
(Loss) From Discontinued Operations
(net of income tax benefit of
  $--,$620, $24, $240,
  $---,respectively)                          --             (914)        (3,432)        (1,747)        (2,411)

Extraordinary gain on extinguishment
  of debt                                    1,069           --             --             --             --
                                       -----------    -----------    -----------    -----------    -----------
Net Income (Loss)                      $       828    $      (299)   $    (4,388)   $    (1,710)   $    (2,388)
                                       ===========    ===========    ===========    ===========    ===========

Income (Loss) per Share from
  Continuing Operations                $      --      $      (.04)   $      (.16)          $.01-   $      --
                                       -----------    -----------    -----------    -----------    -----------

Weighted Average Shares Outstanding      9,697,106      8,266,676      6,112,534      4,945,257      4,414,101

         Balance Sheet Data:

                                                             Fiscal Years Ended June 30,
                                                    (in thousands, except share and per share data)
                                         ---------      ---------      ---------      ---------      ---------
                                            2002           2001           2000           1999           1998
                                         ---------      ---------      ---------      ---------      ---------
Working Capital                       $        838    $       929    $              $     1,135    $     3,210
Net Property and Equipment                     297            485            790            920            284
Total Assets                                 3,010          5,424          5,304          7,862          5,020
Current Liabilities                          1,839          3,966          2,825          4,824            866
Other Liabilities                               20          1,135          2,073            485          1,039
Temporary Stockholders' Equity                --             --             --             --             1220
Stockholders' Equity (Deficiency)            1,151            323            406          2,553          3,115

         Selected Financial Data (unaudited)

The following is a summary of unaudited quarterly results for the years ended June 30, 2002 and 2001

                                             First Quarter          Second Quarter         Third Quarter        Fourth Quarter
                                             -------------          --------------         -------------        --------------
                                         2002        2001         2002         2001       2002        2001       2002     2001
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------

Revenues                              $   3,292   $       199  $    2,155   $   1,244   $   4,179    $ 2,913   $   1,561  $ 4,157
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------
Gross Profit                              1,129          (385)        896         708         818      1,105         174    1,323
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------
    Income (Loss) from Continuing
      Operations                            473          (782)        233        (134)        122        645        (832)     (42)
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------

    Loss from sale of discontinued
      segment                              --            --          (200)       --           (37)       928        --       --
    Loss from operations of
      discontinued Segment                 --            (107)       --          (729)       --           42        --       (120)

    Gain on extinguishments of debt       1,121          --          --          --          --         --           (52)    --
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------
Net Income (Loss)                     $  (1,594)  $      (889) $       33   $    (863)  $      85    $ 1,615   $    (884) $  (162)
                                      =========   ===========  ==========   =========   =========    =======   =========  =======

Basic:

    Income (Loss) per share from
      continuing operations           $     .05   $     (0.11) $      .02    $   (.02)  $    0.01    $  0.08   $    (.09) $  (.01)
    Income (Loss) per share from
      sale of discontinued segment         --             --         (.02)       --          --         0.12        --       --


    Income (Loss) per share from
      discontinued operations              --           (0.01)       --         (0.10)       --         --          --       (.01)

    Gain on extinguishments of debt         .11          --          --          --          --         --          (.01)    --
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------

     Net Income (Loss) per share      $     .16   $     (0.12) $     --     $   (0.12)  $    0.01    $  0.20   $    (.09) $  (.02)
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------


Diluted:
    Income (Loss) per share from
      continuing operations           $     .05   $     (0.11) $      .02   $    (.02)  $    0.01    $  0.08   $     .09  $  (.01)
    Income (Loss) per share from
      sale of discontinued segment         --            --          (.02)       --          --         0.12        --       --
     Income (Loss) per share from
      discontinued operations              --           (0.01)       --         (0.10)       --         --          --       (.01)

    Gain on extinguishments of debt         .11          --          --          --          --         --          (.01)    --
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------


     Net Income (Loss) per share      $     .16   $     (0.12) $     --     $   (0.12)  $    0.01    $  0.20   $    (.09) $ (0.02)
                                      ---------   -----------  ----------   ---------   ---------    -------   ---------  -------


Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

                 (All figures expressed below are in thousands)

         General

         Our results of operations, liquidity, and working capital position have been historically impacted by sporadic sales of our principal product, modular steel cells. Since the inception of our business we have not been able to achieve any consistency in revenues.

         Our modular steel cell is an alternative to traditional construction methods, and penetration into the construction market has met resistance typically associated with an unfamiliar product. Historically the market has been dominated by contractors utilizing concrete and other traditional materials. As such, it has been difficult for us to make any meaningful penetration into construction of correctional institutions. Accordingly, we have been, and will continue to be, subject to sales fluctuations until our modular cell technology achieve broader acceptance in the construction market. We promote our steel cells to the architectural, engineering, and construction communities by making sales presentations, participating in trade shows, conducting selected direct mail campaigns and engaging in other marketing activities.

         We have continued to aggressively pursue steel cell projects and are attempting to persuade the construction industry to increase the use of steel cells. However, we have not achieved any meaningful success in our efforts to increase our profitability. We will continue to review our overhead and personnel expenses based on operating results and prospects.

         We are continually bidding on and soliciting joint venture opportunities regarding construction projects. We currently have bids pending of approximately $5,319 in modular cell projects. There can be no assurances that any of our actual bids will be accepted. We are investigating other potential projects for possible bidding.

         For the year ended June 30, 2002, we were awarded $8,136 of a total of $23,249 in correctional cell projects for which we submitted bids.


Results of Operations

         All of our operating revenues for the reported periods were derived from the sale of our modular steel cells.


Fiscal Year Ended June 30, 2002 ("Fiscal 2002") Compared to
Fiscal Year Ended June 30, 2001 ("Fiscal 2001")

         Revenues from continuing operations for Fiscal 2002 increased 31.7% to $11,187 from $8,513 for Fiscal 2001. The increase is attributable to one large modular steel cell contract which we obtained in Fiscal 2002.

         Cost of sales from continuing operations for Fiscal 2002, consisting of materials, labor and factory overhead expense increased 42.8% to $8,170 from $5,762 for Fiscal 2001. Cost of sales as a percentage of revenues was 73.0% for Fiscal 2002 as compared to 67.7% for Fiscal 2001. For the first nine months of Fiscal 2002 we were able to control our costs. In the last quarter of Fiscal 2002 sales declined because outstanding bids were rejected. We also incurred additional labor costs to complete contracts in progress and as a result the cost of sales as a percentage of sales increased for the entire year.

         Selling, general and administrative expenses from continuing operations, exclusive of marketing costs for Fiscal 2002 decreased to $2,101 from $2,328 for Fiscal 2001. This decrease reflects the Company's efforts to control its costs.

         During Fiscal 2002 we recorded a charge to operations of $330 to reflect an impairment against loans and advances to a third party. Although we have received indications from the debtor that it intends to repay, we determine the collectibility to be doubtful.

         Marketing costs from continuing operations, which includes commissions and related costs for Fiscal 2002 increased 6.8% to $453 from $424 for Fiscal 2001. Although we were able to reduce our cost in certain marketing areas, such as the curtailment of travel expenses and attendance fewer trade shows, we were not able to reduce our reliance on outside sales people which resulted in higher commission expense on contracts obtained.

         Interest expense for Fiscal 2002 was $57 compared to $231 for Fiscal 2001. The decrease in interest expense was due to a compromise agreement with a major lender and repayment of a loan due an officer.

         For Fiscal 2002, we were able to decrease our loss from continuing operations from $313 in Fiscal 2001 to $4 in Fiscal 2002. The primary reason for the decrease in the loss was increased revenues and our continued efforts to control selling, general, administrative and marketing costs as discussed above.

         During Fiscal 2002 the Company recorded a loss from the sale of MarkCare of $237. This amount includes a write down of $200 of the sales price due form MediSolution in connection with a matter now in litigation. See "Litigation." The balance of $37 represents the default by MediSolution of certain obligations assumed in the sale.

         The extraordinary gain on extinguishments of debt in the amount of $1,069 was the result of the compromise agreement entered into by the Company with the holder of the convertible notes payable.



Fiscal Year Ended June 30, 2001 ("Fiscal 2001") Compared to
Fiscal Year Ended June 30, 2000 ("Fiscal 2000")

         Revenues from continuing operations for Fiscal 2001 decreased 27.1% to $8,513 from $11,671 for Fiscal 2000. The decrease is attributable to fewer modular steel cell contracts in fiscal 2001.

         Cost of sales from continuing operations for Fiscal 2001, consisting of materials, labor and fixed factory overhead expense decreased 40.8% to $5,762 from $9,728 for Fiscal 2000. Cost of sales as a percentage of revenues was 67.7% for Fiscal 2001 as compared to 83.4% for Fiscal 2000. As a result of obtaining modular steel cell contracts at more profitable margins, cost of sales as a percentage of sales decreased for Fiscal 2001.

         Selling, general and administrative expenses from continuing operations, exclusive of marketing costs for Fiscal 2001 increased 12.2% to $2,426 from $2,162 for Fiscal 2000. The increase is primarily due to the recording of an accrual for compensatory time earned primarily for two senior officers.

         Marketing costs from continuing operations, which includes commissions and advertising costs for Fiscal 2001 decreased 37.7% to $424 from $681 for Fiscal 2000. This decrease was due to our continued focus on cost containment: curtailing both traveling and related expenses such as attendance at trade shows. In addition, we reduced our reliance on outside sales people, which resulted in a reduction of commissions.

         For Fiscal 2001 our loss from continuing operations was $313, a decrease of 67.3% from a loss of $956 for Fiscal 2000. The primary reason for the decrease in the loss from continuing operations was the increased profit margins on our contracts.

         The loss from discontinued operations net of taxes decreased 73.3% to $914 for Fiscal 2001 from $3,432 for Fiscal 2000 as a result of the sale of MarkCare's assets on March 30, 2001 and the resulting elimination of administrative and operating costs for the MarkCare segment.

Liquidity and Capital Resources

         As stated previously, we entered into an Asset Purchase Agreement on April 4, 2002. The Agreement has expired by its terms. The Company and the proposed buyer Rite-Way intend to revive the Agreement and if approved by shareholders, the Company will sell Mark Correctional which is the sole operating business.

         Under the terms of the Agreement, the purchase price is $2,500 subject to valuation of the net assets at time of closing. At closing we will receive a $500 down payment, cash on hand in the Mark Correctional Division of at least $500 up to a minimum of $1,000 and the balance in 36 equal monthly installments together with interest. If there is a cash shortfall at closing, we will receive a 90-day note from Rite-Way for the difference between the actual cash on hand we receive and $1,000. We shall therefore receive in total $3,500 subject to adjustment of the net book value at the time of closing. If the sale is approved by Shareholders and consummated, the Company will use the proceeds of the sale to acquire another business or enter into a business combination with another company. Accordingly, we are unable to predict what our working capital requirements will be under those circumstances.

         If the sale is not consummated, we will consider our options of whether to continue the business or close the business by completing our current backlog and disposing of our fixed assets in private sales and satisfying our contractual obligations. If we elect to continue the business, we will require additional capital for which we would principally look to private sources in the form of debt or equity financing.


Other Matters

         As of June 30, 2002, we have net operating loss carry-forwards of approximately $29,350. Such carry-forwards begin to expire in the year 2018 if not previously used. The utilization of the loss carry forwards will be subject to annual limitations under Section 382 of the Internal Revenue Code. The $29,350 carry-forward is available to offset future taxable income. Since realization of the tax benefits associated with these carry-forwards is not assured, a full valuation allowance was recorded against these tax benefits as required by SFAS No. 109.


Impact of Inflation and Changing Prices

         We have been affected by inflation through increased costs of materials and supplies, increased salaries and benefits and increased general and administrative expenses; however, unless limited by competitive or other factors, We pass on increased costs by increasing our prices for products and services.


Forward Looking Statements

         Except for the historical information contained herein, the matters discussed in this report are forward looking statements under the federal securities law. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include whether cell projects are awarded to us and the timing of their completion, meeting current and future financial requirements and competition.

Item 7A. Quantitative and Qualitative Disclosure about Market Risk.

                        Not Applicable.


Item 8.  Financial Statements and Supplementary Data.

         The Financial Statements and Supplementary Data to be provided pursuant to this Item are included under Item 14 of this Report.


Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

                        Not Applicable.


                                    PART III

Item 10.  Directors and Executive Officers of the Registrant.

         The following table sets forth the names and ages of the members of Our Board of Directors and its executive officers.

Name                               Age     Position
Carl Coppola (1)                    63     Chairman of the Board,
                                           President, Chief Executive Officer
Michael J. Rosenberg (2)            57     Vice President - Marketing and Sales
Richard Branca (2)                  54     Director
Ronald E. Olszowy (2)               55     Director
William Westerhoff (1)(2)           64     Director

(1)      Member of the Compensation Committee
(2)      Members of the Audit Committee - Mr. Westerhoff is a retired C.P.A.

      All directors hold office until our next annual meeting of shareholders and until their successors are elected and qualified. Officers hold office until the first meeting of directors following the annual meeting of shareholders and until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

Carl Coppola has been a Director, President and Chief Executive Officer of Mark since 1984. For more than 30 years, Mr. Coppola has been Chief Executive Officer of Mark Lighting Fixture Co., Inc., an unaffiliated entity.

Michael J. Rosenberg has been Vice President - Marketing and Sales for Mark since 1990. Mr. Rosenberg is the president and sole shareholder of Rite-Way. If the sale of Mark Correctional is consummated, Mr. Rosenberg will resign his position with the Company.

Richard Branca has been a Director of Mark since November 18, 1992. Since 1970 Mr. Branca has been President and Chief Executive Officer of Bergen Engineering Co., a construction company. Mr. Branca has indicated that he will not stand for re-election as a director at the next annual meeting of shareholders.

Ronald E. Olszowy has been a Director of Mark since November 18, 1992. Since 1966, Mr. Olszowy has been President and Chief Executive Officer of Nationwide Bail Bonds, which provides bail, performance and fidelity bonds. Mr. Olszowy has also been President of Interstate Insurance Agency since 1980.

William Westerhoff has been a director of Mark since November 18, 1992 and currently resides in Florida. Mr. Westerhoff has been retired since June 1992. On October 8, 2002 Mr. Westerhoff tendered his resignation, indicating to the Board that because of other commitments and the fact that he is so distant from the Company, which works as a hardship for him he decided to resign. Prior thereto, and for more than five years, Mr. Westerhoff was a partner of Sax, Macy, Fromm & Co., certified public accountants.


Directors Compensation

         As of March 2, 2001 the fee paid to each director for attendance at Board meetings was increased to $2 from $1. Each director is also reimbursed for actual travel expenses for each meeting attended. Historically we granted stock options to directors exercisable at the closing price of the Common Stock on the date of grant. We did not grant any stock options to directors in Fiscal 2002. See "Security Ownership of Certain Beneficial Owners and Management."

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our equity securities including its Common Stock. Such persons are also required to furnish us with such reports.

         In October 2001 Mr. Branca, Mr. Coppola, Mr. Olszowy and Mr. Westerhoff each filed a Form 4 and Form 5 relating to the issuance in March 2001 of five-year options to each purchase 150,000 shares of common stock. Mr. Coppola's Forms 4 and 5 also included three-year options to purchase 50,000 shares issued in July 2000. Other than these reports, we believe all other reports required under Section 16(a) were filed on a timely basis.

Item 11.  Executive Compensation.

         The following table sets forth the amount of all compensation paid to each of our named executive officers whose compensation exceeded $100,000, including its Chief Executive Officer, for our last three fiscal years.


                                                Summary Compensation Table
                                               (expressed in actual dollars)
                                                                             Long Term Compensation
                                     Annual Compensation                         Awards/Payouts
                                     -------------------                         --------------

Name and                                                             Restricted
Principal                                            Other Annual       Stock       Options/       LTIP       All other
Position           Year    Salary ($)  Bonus ($)     Compensation     Awards $       SARS #       Payouts    compensation
Carl Coppola,      2002      $199,992         --               $--           --        --             --            --
President & CEO    2001       199,992         --           29,999(1)         --     200,000           --            --
                   2000       199,992         --                --           --     109,300           --            --

Michael            2002      $199,992         --                $-           --       $--             --            --
Rosenberg,         2001       197,500         --           108,074(1)        --        --             --            --
Vice President     2000       161,154         --                --           --     37,500            --            --

       (1) Represents accrued vacation time earned but not used.


                  Options / SAR Grants in Fiscal Year 2002 and 2001

       For the fiscal year ended June 30, 2002 we did not grant any stock options to any named executive officers.

         The following table sets forth individual grants of stock options to the named executive officers in the Summary Compensation Table for the fiscal year ended June 30, 2001.

                                                                                             Potential
                                                                                         Realizable Value
                                                                                         at Assumed Annual
                                                        Individual Grants                 Rates of Stock
                                                                                        price Appreciation
                                                                                        for Option Term (1)
                                       % of Total
                                         Options
                        Options        Granted to        Exercise
                        Granted       Employees in         Price         Expiration
 Name                   (#)(2)         Fiscal Year        ($/Sh)            Date           5%        10%
Carl Coppola, CEO       50,000            7.7%             1.00            7/14/03       $8,275    $16,551

Carl Coppola, CEO      150,000           23.1%             $.08             3/2/06       $1,892     $3,783

         (1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or differences in vesting periods.

         (2) The option exercise prices of $1.00 and $.08 per share are the closing sales prices on date of the option grants.


         Aggregated Option/SAR Exercises and Values for the fiscal Year Ended June 30, 2002 and 2001.

         We did not grant any stock options during the year ended June 30, 2002. The following table reflects transactions that occurred in the fiscal year ended June 30, 2001.

                                      2001

                                                                           Number of Securities    Value of Unexercised
                                                                          Underlying Unexercised   In-the-Money Options
                                                                          Options at Fiscal Year    At Fiscal Year End
Name                       Shares Acquired on                                       (#)                     ($)
                              Exercise (#)          Value Realized ($)         Exercisable/            Exercisable /
                                                                               Unexercisable           Unexercisable
Carl Coppola, CEO                  -0-                     -0-                  50,000/-0-                -0-/-0-
Carl Coppola, CEO                  -0-                     -0-                  150,000/-0-               -0-/-0-


Employment Agreements

         Pursuant to a three-year employment agreement expiring on June 30, 2000, that has been extended by action of the Board of Directors to December 31, 2002, Mr. Coppola receives an annual base salary of $200,000 and was granted three-year options to purchase 50,000 shares of Common Stock at an exercise price of $1.00, and 150,000 shares at an exercise price of $.08. In addition, Mr. Coppola is entitled to reimbursement of expenses not to exceed $15,000 annually and is provided with an automobile and maintenance and use reimbursement by us. Mr. Coppola's employment is terminable by us upon 90 days written notice and provides for a two-year non-compete period to take effect upon termination.

         We had a three-year employment agreement with Mr. Rosenberg which expired on December 1, 2001. A renewal of the contract has not yet been formalized. At the present time Mr. Rosenberg receives a salary of $200,000. In addition, we provide Mr. Rosenberg with an automobile and maintenance and use reimbursement. Until Mr. Rosenberg signs a new agreement, his employment by us is terminable at will.

Stock Option Plan

         Under Our 1993 Stock Option Plan (the "Option Plan"), options to purchase up to 250,000 shares of Common Stock may be granted to our key employees and officers or any of our subsidiaries. The Option Plan is designed to qualify under Section 422 of the Internal Revenue Code as an "incentive stock option" plan. We currently have 179,250 options available for grant under the Option Plan.


401(k) Plan

         Under our 401(k) retirement plan, we may make matching contributions in shares of Common Stock equal to each employee's cash contribution up to five percent of the employee's annual salary. The number of shares of Common Stock is calculated by dividing the amount of the matching contribution by the average per share closing price for the year.

Item 12. Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth certain information with respect to each beneficial owner of 5% or more of the Common Stock, each of our Directors, each Executive Officer who is named in the Summary Compensation Table and all Executive officers and Directors as a group as of September 28, 2001. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


Beneficial Owner                                Number of Shares Owned             % of Shares Outstanding
----------------                                ----------------------             -----------------------
Carl C. Coppola                                      851,401 (1)                            8.0%
c/o Mark Solutions, Inc.
1135 Clifton Avenue
Clifton NJ 07013
-----------------------------------------------------------------------------------------------------------------
William Westerhoff                                   184,300 (2)                            1.7%
-----------------------------------------------------------------------------------------------------------------
Richard Branca                                       225,016 (3)                            2.1%
-----------------------------------------------------------------------------------------------------------------
Michael Rosenberg                                     54,725 (4)                             (5)
-----------------------------------------------------------------------------------------------------------------
Ronald E. Olszowy                                    196,800 (2)                            1.8%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Executive officers and directors
as a group (5 persons)                             1,512,242 (6)                           14.2%
-----------------------------------------------------------------------------------------------------------------

(1) Includes 15,800 shares held in trust for the benefit of three children of Mr. Coppola. Mr. Coppola disclaims beneficial ownership of these shares. Also includes 359,300 shares of Common Stock issuable pursuant to options that are presently exercisable.

(2) Represents 184,300 shares of Common Stock issuable pursuant to options which are presently exercisable.

(3) Includes 208,766 shares of Common Stock issuable pursuant to options that are presently exercisable.

(4) Includes 25,000 shares of Common stock issuable pursuant to options which are presently exercisable.

(5)  Less than 1%

(6) Includes 961,666 shares of Common Stock issuable pursuant to warrants or options that are presently exercisable.


Item 13. Certain Relationships and Related Transactions.

         We purchase lighting fixtures, fabricating services and other related services from Mark Lighting Fixtures Co., Inc. ("Mark Lighting"), a company wholly owned by Carl Coppola, our President and Chief Executive Officer. For the fiscal year ended June 30, 2002, we paid Mark Lighting $107,000 for such goods and services.

         In the past, in connection with specific modular steel cell projects that require performance bonds, Mr. Coppola has provided third party guarantees.

         In October 1999, Mr. Coppola made a loan to us in the amount of $100,000. In December 2000 Mr. Coppola made an additional loan to us of $137,000 and was repaid $140,000 in April 2001. The remaining $97,000 due to Mr. Coppola was paid to him in December 2001.

         In August 2000, we entered into an agreement with Sherleigh Associates LLC, a company affiliated with Jack Silver, who had resigned as a director of the Company. The agreement provided that Sherleigh will introduce prospective investors, lenders or purchasers to us in an effort to facilitate a sale of or an investment in the Company. In the event of a sale transaction, Sherleigh will be due a cash fee totaling 5% of the transaction value. In the event of an investment, Sherleigh was to receive a cash fee equal to 10% of the investment and an amount of common stock purchase warrants equal to 10% of common shares issued to, or derived from options or warrants issued to such investor. As of September 27, 2002 Sherleigh has been unsuccessful in its efforts and did not receive any compensation during the fiscal years ended June 30, 2002 and 2001. Sherleigh had no involvement with the offer by Rite-Way. On August 23, 2002 this agreement expired.

                                     PART IV

Item 14. Controls and Procedures

Not applicable since Registrant's Fiscal Year ended June 30, 2002.

Item 15. Exhibits, Financial Statements Schedule and Reports of Form 8-K

  (a)(1)  Consolidated Financial Statements

              - Report of Independent Accountants                 F-1
              - Consolidated Balance Sheets for
                 June 30, 2002 and 2001                           F-2
              - Consolidated Statements of Operations
                 for fiscal years ended June 30, 2002,
                 2001 and 2000                                    F-4
              - Consolidated Statement of Stockholders'
                 Equity for fiscal years ended June 30,
                 2002, 2001 and 2000                              F-5
              - Consolidated Statements of Cash Flows
                 for fiscal years ended June 30,
                 2002, 2001 and 2000                              F-6
              - Notes to Consolidated Financial Statements        F-7
              - Chantrey Vellacott Report                         F-20


  (3) Exhibits.


     Exhibit
     Number    Description
     ------    -----------


         3.       a)--  Amended and Restated Certificate of
                        Incorporation(Incorporated by reference to
                        Exhibit 3(i)1 to our Form 10-Q for the period ended December 31, 1998)

                  b)--  By-laws (Incorporated by reference to Exhibit 3
                        b) to our Form 10-K for the fiscal year ended June 30,
                        1998)

         4.       a)--  Specimen Stock Certificate (Incorporated by reference to Exhibit 4 a) to our Form 10-K for the fiscal year ended June 30, 1998)

         10.      Material Contracts

                  a)-- Employment Agreement between us 1. and Carl Coppola (Incorporated by reference to Exhibit 10 a) to our Form 10-K for the fiscal year ended June 30, 1997)

                  b)--  Employment Agreement between us and Michael Rosenberg

                  c)-- Incentive Stock Option Plan incorporated by reference to Exhibit 10(b) to our Form 10-K for the year ended June 30, 1998

                  d)-- Agreement between New York State and us dated July 17, 1996. (Incorporated by reference to Exhibit 10 d) to our Form 10-K for the fiscal year ended June 30, 1996)

                  e)-- Agreement between Data General Corporation and us dated March 18, 1996 as amended on January 20, 1997. (Incorporated by reference to Exhibit 10 e) to our Form 10-K for the fiscal year ended June 30, 1996)

                  f)-- Asset and Stock Purchase Agreement between Mark Technical, Inc. and MMSI Acquisition Corp. dated March 30, 2001. (Incorporated by reference to
                        Exhibit 10f) to our Form 8-K)

         21. Our subsidiaries Incorporated by reference to Exhibit 21 to our Form 10-K for the fiscal year ended June 30, 1998.)

         23.        Consents of Experts and Counsel

         24.        Power of Attorney (included on page 25)

 (b)      Reports on Form 8-K filed during the last quarter.


  Date of Report            Items Reported, Financial Statements Filed
  --------------            ------------------------------------------


   August 2, 2002           Item 5. Other Events- Disclosure of default on notes
                            receivable in the amount of $330,000

                                POWER OF ATTORNEY

         Mark Holdings, Inc., and each of the undersigned do hereby appoint Carl Coppola, its or his true and lawful attorney to execute on behalf of Mark Holdings, Inc. and the undersigned any and all amendments to this Report and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            MARK HOLDINGS, INC.

      October 14, 2002                      By:  /s/ Carl Coppola
                                                -----------------------
                                                (Carl Coppola, Chief Executive
                                                Officer and President)

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the persons on behalf of the Registrant and in the capacities and on the date indicated:

Signature                         Title                             Date
---------                         -----                            ----

/s/ Carl Coppola                  Chief Executive Officer       October 14, 2002
--------------------------        President and Director
(Carl Coppola)                    (Principal Executive
                                  Officer)

/s/ Richard Branca
--------------------------
(Richard Branca)                  Director                      October 14, 2002

/s/ Ronald Olszowy
--------------------------
(Ronald E. Olszowy)               Director                      October 14, 2002

                                 CERTIFICATIONS
I, CARL COPPOLA, certify that:

1. I have reviewed this annual report on Form 10-K of Mark Holdings, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date:    October 8, 2002

     S/ Carl Coppola
--------------------------
Carl Coppola, Chief Executive Officer


I, CARL COPPOLA, certify that:

1. I have reviewed this annual report on Form 10-K of Mark Holdings, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date:    October 8, 2002

     S/ Carl Coppola
--------------------------
Carl Coppola, Principal Financial Officer

         The undersigned hereby certifies in his capacity as an officer of Mark Holdings, Inc. (the Company) that the Annual Report of the Company on Form 10-K for the year ended June 30, 2002 fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such year and the results of operations of the Company for such year.

Date:    October 8, 2002

     S/ Carl Coppola
--------------------------
Carl Coppola, Chief Executive Officer and
       Chief Financial Officer

Board of Directors and Shareholders
Mark Holdings, Inc. and Subsidiaries
Clifton, New Jersey

We have audited the consolidated balance sheets of Mark Holdings, Inc. and Subsidiaries as of June 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the three years ended June 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of MarkCare Medical Systems Limited, a wholly owned subsidiary, for the year ended June 30, 2000, which statements reflect a net loss of $2,617. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for MarkCare Medical Systems Limited, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mark Holdings, Inc. and Subsidiaries as of June 30, 2002 and 2001, and the results of its operations and cash flows for the three years ended June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and plans to dispose of its sole operating business raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
September 30, 2002

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                    ASSETS

                                                     June 30,
                                                     --------
                                                   2002     2001
                                                  ------   ------

CURRENT ASSETS:

 Cash and cash equivalents                        $  156   $  536
 Notes receivable                                     71      613
 Accounts receivable                               2,028    2,969
 Costs in excess of contract revenue
   recognized                                        323      427
 Inventories                                          25       25
 Deferred tax asset                                 --        284
 Prepaid expenses                                     74       41
                                                  ------   ------
   Total current assets                            2,677    4,895
                                                  ------   ------

PROPERTY AND EQUIPMENT:
  Machinery and equipment                          1,650    1,650
  Demonstration equipment                            227      227
  Office furniture and equipment                     292      284
  Leasehold improvements                             425      425
  Vehicles                                            17       17
  Property hold under capital lease                  302      275
                                                  ------   ------
                                                   2,913    2,878
  Less accumulated depreciation and
    amortization                                   2,616    2,393
                                                  ------   ------
    Net property and equipment                       297      485
                                                  ------   ------

OTHER ASSETS                                          36       44
                                                  ------   ------

                                                  $3,010   $5,424
                                                  ======   ======

                 See notes to consolidated financial statements

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS (cont'd)
                 (in thousands, except share and per share data)

                                                              June 30,
                                                          2002        2001
                                                        --------    --------
          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                      $  1,088    $  1,566
  Current maturities of long-term debt                       268         750
  Current portion of obligations under capital leases         13          74
  Billings in excess of costs and estimated earnings
    on uncompleted contracts                                  89         500
  Notes payable to officers/stockholders                    --            97
  Accrued liabilities                                        381         979
                                                        --------    --------
    Total current Liabilities                             1,839       3,966

OTHER LIABILITIES:
  Long-term portion of obligations under
    capital leases                                            20           5
  Long-term debt, excluding current maturities              --         1,130
                                                        --------    --------
                                                              20       1,135
                                                        --------    --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 50,000,000 shares
    authorized, 9,714,606 shares issued                       97          97
  Preferred stock, $1.00 par value, $10 liquidation
    value; 5,000,000 shares authorized:
  Additional paid-in capital                              36,881      36,881
  Deficit                                                (35,776)    (36,604)
  Treasury stock, at cost; 17,500 shares                     (51)        (51)
                                                        --------    --------
    Total Stockholders' Equity                             1,151         323
                                                        --------    --------

                                                        $  3,010    $  5,424
                                                        ========    ========


                 See notes to consolidated financial statements

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)

                                                                    Years Ended June 30,
                                                             2002           2001           2000
                                                          -----------    -----------    -----------
Revenues                                                  $    11,187    $     8,513    $    11,671
                                                          -----------    -----------    -----------

  Costs and Expenses:
  Cost of sales                                                 8,170          5,762          9,728
  General, and administrative expenses                          2,101          2,328          1,912
  Loan Impairment                                                 330           --             --
  Marketing costs                                                 453            424            681
  Litigation settlement                                          --               98            250

                                                          -----------    -----------    -----------
    Total Costs and Expenses                                   11,054          8,612         12,571
                                                          -----------    -----------    -----------

Operating Income (Loss)                                           133            (99)          (900)
                                                          -----------    -----------    -----------

Other Income (Expenses):
  Interest income                                                   6             17             87
  Interest expense                                                (57)          (231)          (339)
  Other                                                          --             --              113
                                                          -----------    -----------    -----------
    Total Other Expenses                                          (51)          (214)          (139)
                                                          -----------    -----------    -----------

Pre-tax Income (Loss) from continuing operations                   82           (313)        (1,039)

Income Tax (Provision)/ Benefit                                   (86)          --               83
                                                          -----------    -----------    -----------
Loss from Continuing Operations                                    (4)          (313)          (956)
                                                          -----------    -----------    -----------

Discontinued Operations:
  (Loss)/Income from sale of discontinued segment, net
    of income tax provision of $0,$620,$0                        (237)           928           --
  Loss from operations of discontinued segment, net
    of income tax benefit of $0, $620, $24, respectively         --             (914)        (3,432)

Extraordinary gain on extinguishment of debt                    1,069           --             --

                                                          -----------    -----------    -----------
Net Income (Loss)                                         $       828    $      (299)   $    (4,388)
                                                          ===========    ===========    ===========


Basic Income (Loss) per Share
  Income (loss) per share from continuing operations      $      --      $     (0.04)   $     (0.16)
  Income from sale of discontinued segment                      (0.02)          0.11           --
  Loss from operations of discontinued segment                   --            (0.11)         (0.56)
  Extraordinary gain on extinguishment of debt                   0.11           --             --
                                                          -----------    -----------    -----------
  Income (Loss) per share                                 $      0.09    $     (0.04)   $     (0.72)
                                                          ===========    ===========    ===========


Weighted Average Number of
     Basic Shares Outstanding                               9,697,106      8,266,676      6,112,534
                                                          ===========    ===========    ===========


Dividends Paid                                            $      --      $      --      $      --
                                                          ===========    ===========    ===========

                 See notes to consolidated financial statements

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 (in thousands, except share and per share data)


                                                                 Common Stock          Preferred Series A      Preferred Series B
                                                            ----------------------   ----------------------  ----------------------
                                                  Total       Shares       Amount      Shares       Amount     Shares      Amount
                                                ---------   ----------   ---------   ---------    ---------  ---------   ---------
Balance, June 30, 1999                          $   2,550    5,525,296   $      55      24,000    $      24      6,000   $       6
 Net loss                                          (4,388)        --          --          --           --         --          --
Cash investment in subsidiary                          60         --          --          --           --         --          --
Preferred stock conversion to common stock             11      222,278           2     (24,000)         (24)    (6,000)         (6)
Conversion of convertible debenture                   200         --          --          --           --         --          --
Issuance of common stock adjustment provision        --        493,000           5        --           --         --          --
Issuance of stock through private placement           200      100,000           1        --           --         --          --
Imputed interest on convertible debenture              86         --          --          --           --         --          --
Stock for debt conversion                             581      291,800           3        --           --         --          --
Warrants issued for services                           85         --          --          --           --         --          --
Employee stock option exercise                        131       59,500           1        --           --         --          --
Warrant exercise                                      904      450,499           4        --           --         --          --
Commissions and related fees                          (14)        --          --          --           --         --          --
                                                ---------   ----------   ---------   ---------    ---------  ---------   ---------

Balance, June 30, 2000                                406    7,142,373          71        --           --         --          --

 Net loss                                            (299)        --          --          --           --         --          --
Stock issued for debt                                  92       89,000           1        --           --         --          --
Preferred stock conversion to common stock                     387,816           4        --           --         --          --
Conversion of convertible debentures                  124    2,095,417          21        --           --         --          --
                                                ---------   ----------   ---------   ---------    ---------  ---------   ---------

Balance, June 30, 2001                                323    9,714,606          97        --           --         --          --
 Net income                                           828         --          --          --           --         --          --
                                                ---------   ----------   ---------   ---------    ---------  ---------   ---------
Balance, June 30, 2002                          $   1,151    9,714,606   $      97        --      $    --         --     $    --
                                                =========   ==========   =========   =========    =========  =========   =========


                                                 Preferred Series D                                    Treasury Stock
                                                ---------------------     Paid in                  -----------------------
                                                 Shares       Amount      Capital      Deficit       Shares       Amount
                                                ---------   ---------    ---------    ---------    ---------     ---------
Balance, June 30, 1999                                --     $    --     $  34,433    $ (31,917)      17,500   $     (51)
 Net loss                                             --          --          --         (4,388)        --          --
Cash investment in subsidiary                         --          --            60         --           --          --
Preferred stock conversion to common stock            --          --            39         --           --          --
Conversion of convertible debenture                 20,000          20         180         --           --          --
Issuance of common stock adjustment provision         --          --            (5)        --           --          --
Issuance of stock through private placement           --          --           199         --           --          --
Imputed interest on convertible debenture             --          --            86         --           --          --
Stock for debt conversion                             --          --           578         --           --          --
Warrants issued for services                          --          --            85         --           --          --
Employee stock option exercise                        --          --           130         --           --          --
Warrant exercise                                      --          --           900         --           --          --
Commissions and related fees                          --          --           (14)        --           --          --
                                                 ---------   ---------   ---------    ---------    ---------   ---------
Balance, June 30, 2000                              20,000          20      36,671      (36,305)      17,500         (51)

 Net loss                                             --          --          --           (299)        --          --
Stock issued for debt                                 --          --            91         --           --          --
Preferred stock conversion to common stock         (20,000)        (20)        (16)        --           --          --
Conversion of convertible debentures                  --          --           103         --           --          --
                                                 ---------   ---------   ---------    ---------    ---------   ---------

Balance, June 30, 2001                                --          --        36,881      (36,604)      17,500         (51)
 Net income                                           --          --          --            828         --          --
                                                 ---------   ---------   ---------    ---------    ---------   ---------
Balance, June 30, 2002                                --     $    --     $  36,881    $ (35,776)      17,500   $     (51)
                                                 =========   =========   =========    =========    =========   =========

                 See notes to consolidated financial statements

                      MARK HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (in thousands, except share and per share data)

                                                                Year Ended             Year Ended          Year Ended
                                                               June 30, 2002          June 30, 2001       June 30, 2000
                                                               -------------          -------------       -------------
Cash Flows From Operating Activities:
  Net income (loss)                                               $   828             $  (299)            $(4,388)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used for) operating activities:
    Depreciation and amortization                                     234                 449                 491
    Allowance for notes receivable                                    530                --                  --
    Securities issued for services                                   --                  --                   171
    Securities issued for settlement of liabilities                  --                    92                --
    Gain on extinguishment of debt                                 (1,069)               --                  --
    Deferred tax provision                                             86                 222                 494
    Gain on sale of discontinued segment                             --                (1,298)               --
    Gain on disposition of equipment                                 --                  --                    (5)
    Net Assets of discontinued segment                               --                   (94)               (111)
    (Increase) decrease in assets:
      Accounts receivable                                             941              (1,322)              2,016
      Inventory                                                      --                    35                 (60)
      Costs and estimated earnings in excess of
        billings on uncompleted contracts                             104                (427)              1,007
      Deferred tax asset                                              198                --                  --
      Other current assets                                            (33)                (19)                 38
      Other assets                                                      8                  46                 (10)
    Increase (decrease) in liabilities:
      Accounts payable                                               (478)               (221)               (994)
      Due to related parties                                         --                  --                   (56)
      Billings in excess of costs and estimated earnings
        on uncompleted contracts                                     (411)                500                --
      Litigation settlement payable                                  --                  --                  (300)
      Accrued liabilities                                             (91)                537                  14
                                                                  -------             -------             -------
  Net adjustments to reconcile net income (loss) to
  net cash provided by (used for) operating activities                 19              (1,500)              2,695
                                                                  -------             -------             -------
      Net Cash Provided by (Used for) Operating Activities            847              (1,799)             (1,693)
                                                                  -------             -------             -------

Cash Flows From Investing Activities:
  Increase in notes receivable                                       (330)               --                  --
  Acquisition of property and equipment                               (19)               --                   (84)
  Proceeds from sale of equipment                                    --                  --                    20
  Repayment of note receivable                                         42                 112                  25
  Proceeds from sale of discontinued segment                         --                 1,418                --
  Marketable securities                                              --                   406                (406)
                                                                  -------             -------             -------
    Net Cash (Used for) Provided by Investing Activities             (307)              1,936                (445)
                                                                  -------             -------             -------

Cash Flows From Financing Activities:
  Proceeds from long term-debt                                       --                  --                 2,000
  Repayment of convertible debt                                      (750)               --                  --
  Repayments of long-term debt                                       --                  (402)               (224)
  Repayment of notes payable for equipment and vehicles               (73)                (88)               (137)
  Proceeds from short term borrowing                                 --                  --                   450
  Repayment of short term borrowings                                 --                  (250)               (109)
  Proceeds from notes payable officer                                --                  --                   530
  Repayment of notes payable officer/sharehoholder                    (97)                 (3)               (805)
  Proceeds from issuance of securities                               --                  --                 1,292
  Other                                                              --                     4                --
                                                                  -------             -------             -------
      Net Cash (Used for) Provided by Financing Activities           (920)               (739)              2,997
                                                                  -------             -------             -------

Net (decrease) increase in Cash                                      (380)               (602)                859

Cash and Cash Equivalents at Beginning of Year                        536               1,138                 279
                                                                  -------             -------             -------

Cash and Cash Equivalents at End of Year                          $   156             $   536             $ 1,138
                                                                  =======             =======             =======

                 See notes to consolidated financial statements

                      MARK HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         THREE YEARS ENDED JUNE 30, 2002
                 (in thousands, except share and per share data)

1.       Management Plans and Description of Business:

         Mark Holdings, Inc.'s (the "Company") financial statements for the year ended June 30, 2002 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company incurred losses from continuing operations of $4, $313 and $956 for the three years ended June 30, 2002. Its stockholders' equity at June 30, 2002 approximated $1,151.

         In addition, the Company is pursuing the sale of its sole operating business (see Note 16). If the sale is consummated, the Company will have no operating business and it will essentially be a shell. If the sale is not consummated, we will consider our options of whether to continue the business or close the business completing our current backlog and disposing of our fixed assets in private sales and satisfying our contractual obligations. If we elect to continue the business, we will require additional capital for which we would principally look to private sources in the form of debt or equity financing since our present cash flow would be inadequate to enable us to take on any significant contracts.

         These factors raise substantial doubt about the Company's ability to continue as a going concern.


2.       Sale of Business Segment

         On April 6, 2001, the Company closed a transaction involving sale of assets by its majority owned subsidiary Mark Technical, Inc. ("Mark Technical"), formerly known as MarkCare Medical Systems, Inc. ("MarkCare") to MMSI Acquisitions Corp. ("MMSI"), a newly established wholly owned subsidiary of MediSolution Ltd. ("MediSolution"), a Canadian based company engaged in offering information systems to the health care industry.

         Pursuant to the terms of an Asset and Stock Purchase agreement, MMSI purchased substantially all of the assets of Mark Technical and assumed certain specific liabilities. The sale also included all of the issued and outstanding stock of Mark Technical's wholly owned United Kingdom subsidiary, MarkCare Medical Systems Ltd. Under the terms of the agreement, MarkCare Medical Systems Korea is to be liquidated.

         The total purchase price was $1,683, subject to certain closing adjustments. Prior to the closing, Mark Technical received from MMSI a $500 advance.

         At closing, Mark Technical received $476 after adjustments. A balance of $500 was due within 90 days of closing as evidenced by a promissory note guaranteed by MediSolution. Additionally, MarkCare received 200,000 warrants to purchase the Common Stock of MediSolution at an exercise price of $2.40 (CDN) a share. As additional compensation, MarkCare is to receive ten percent (10%) of all license revenues received by MMSI from certain projects for a period of one year from closing.

         Under the terms of the agreement MMSI purchased the name "MarkCare Medical Systems" and as a result MarkCare Medical Systems changed its name to Mark Technical, Inc. simultaneously with the closing. As a result of the sale, Mark Technical is no longer be operating in the medical imaging industry.

         Prior to the due date of the promissory note, June 30, 2001, the Company was advised by MMSI that they were evaluating the value of the net assets transferred and they might be entitled to an offset against the promissory note for differences in the valuation of the net assets. Under a 30-day standstill agreement, dated July 3, 2001, and extended through September 3, 2001, both parties agreed to take no action until supporting documentation is prepared and furnished. The Company had requested written substantiation of the claims and as of October 22, 2001 had not received such substantiation. As a result, on October 26, 2001 the Company filed a complaint for an accounting, the imposition of a constructive trust and other relief in Superior Court of New Jersey, Chancery Division. The Company has obtained, on February 26, 2002, a final judgment against MMSI and MediSolutions. Ltd., the parent company, under its corporate guarantee. MMSI has filed a motion to vacate the default judgment. A hearing is pending. As a result of the ongoing legal issues and the uncertainty of collecting the amount due under the note receivable the Company has recorded a reserve for the entire note of $500. The defendants have counterclaimed claiming that MarkCare breached its agreement and that the status of certain accounts receivable was misrepresented. The defendants seek damages of approximately $2,500.

         The Company believes its claim for payment of the $500 note is meritorious. With respect to the counterclaim, the defendants raised the same issues when the note was originally due and the defendants were invited to submit proof that certain of the accounts receivable were not as represented by MarkCare. The defendants failed to do so. The Company is of the opinion that the counterclaims are without merit. At the present time the case is in its very preliminary stages with only a complaint and answer on file.

         The Company has restated the prior financial statements of Mark Technical and Subsidiaries as discontinued operations. Revenues from this segment for the years ended June 30, 2001 and 2000 were $2,077 and $2,054. Net assets relating to this discontinued operation primarily relate to cash, accounts receivable and property and equipment.


3.       Summary of Significant Accounting Policies:

         a. Nature of business - The Company is a Delaware corporation, which designs, manufactures, and installs modular steel cells for correctional institution construction.

         b. Basis of consolidation - The consolidated financial statements include the accounts of Mark Holdings, Inc. and its majority owned subsidiaries, Mark Solutions, Inc. and Mark Technical, Inc. (formerly MarkCare).

         c. Revenue recognition - Revenues for the modular steel products are recorded at the time services are performed or when products are shipped except for manufacturing contracts which are recorded on the percentage-of-completion method which measures the percentage of costs incurred over the estimated total costs for each contract. This method is used because management considers incurred costs to be the best available measure of progress on these contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. The Company provides an allowance for bad debts and returns based upon its historical experience.

         d. Cash equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         e. Inventories - Inventories are valued at the lower of cost or market on a first-in, first-out basis. The Company evaluates the levels of inventory based on historical movement and current projections of usage of the inventory. If this evaluation indicates obsolescence and or slow movement, the Company would record a reduction in the carrying value by the amount the cost basis exceeded the estimated net realizable value of the inventory.

         f. Property and depreciation - All property and equipment items are stated at cost. Leasehold improvements are amortized under the straight-line method. Substantially all other items are depreciated under straight-line and accelerated methods. Depreciation and amortization is provided in amounts sufficient to write-off the cost of depreciable assets, less salvage value, over the following estimated useful lives:

                  Machinery and equipment                       7 years
                  Demonstration equipment                     5-7 years
                  Office furniture and equipment              5-7 years
                  Leasehold improvements                      5-7 years
                  Vehicles                                      5 years
                  Property held under capital lease             5 years

         g. Income taxes - Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates, applicable to future years, to differences between the financial reporting and the tax basis of existing assets and liabilities. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

         h. Income (Loss) per common share - Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), requires dual presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or convertible securities were exercised or converted into common stock.

                  Basic and diluted income (loss) per share amounts were equivalent for the years ended June 30, 2002, 2001 and 2000.

         i. Stock-based compensation - The Company grants stock options to employees with an exercise price equal to or above the fair value of the shares at the date of the grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense for the stock option grants.

         j. Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Therefore, actual amounts could differ from these estimates.

         k. Reclassifications - Certain prior year amounts have been reclassified to conform with the current year presentation.

l. Comprehensive income - Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. The tax benefit or expense, as well as any reclassifications related to the components of other comprehensive income were not significant.

         m. Concentration of risk - The Company maintains cash balances at several financial institutions located in New Jersey. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100. As of June 30, 2001 and 2000, the Company's uninsured cash balances approximated $336 and $489, respectively.

                  The Company has made loans to unrelated third parties. No collateral has been required on these loans.

                  The Company's customer base consists principally of government agencies, or general contractors engaged by such agencies, located in the United States and Puerto Rico.

                  The Company employs hourly employees in its manufacturing facility who are subject to a collective bargaining agreement.

                  Revenues from two customers approximated 44% and 16% of total revenues for the year ending 2002. For the year ended 2001, revenues from two customers approximated 42%, and 26% of total revenues. Revenues from three customers approximated 32%, 25% and 21% of total revenues for 2000.

         n. New accounting pronouncements - In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Intangible Assets". SFAS No. 142 eliminates the amortization of goodwill, requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. It will be effective in the first quarter of fiscal year 2003. The new rules also prohibit the amortization of goodwill associated with business combinations that close after June 30, 2001. Also in July 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charges is depreciated over the useful life of the asset. Statement No. 143 is effective for fiscal years beginning after June 15, 2002. In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which is effective for fiscal periods beginning after December 15, 2001 and interim periods within those fiscal years. Statement No. 144 establishes an accounting model for impairment or disposal of long-lived assets including discontinued operations. In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections", which is effective for fiscal years beginning after May 15, 2002. The statement rescinds and eliminates inconsistencies in existing pronouncements. The Company is currently evaluating the impact of Statement Nos. 142, 143, and 145. The Company does not believe that these pronouncements will have a material effect on the financial statements.


4.       Inventories:

         Inventories at June 30, 2002 and 2001 consists of raw materials to be used in the construction of jail cells.


5.       Litigation:


         The Company is involved in legal proceedings in connection with the sale of the assets of Mark Technical (see Note 2).

         In August 2001, the Company settled a lawsuit, which was pending in the Delaware Circuit Court, Delaware County, Indiana, with a general contractor for $98.

         There are no other material legal proceedings pending.


6.       Related Party Transactions:

         The Company purchased materials and is reimbursed for various expenses from Mark Lighting Fixtures Co., Inc. ("Mark Lighting"), an entity owned by the Company's Chief Executive Officer and Metalite, Inc. ("Metalite"), an entity owned by the brother of the Company's Chief Executive Officer.

         The following related party transactions are included in the accompanying financial statements:

                                                                                  Years Ended
                                                                                   June 30,
                                                              --------------------------------------------------
                                                               2002                  2001                   2000
                                                              -------               -----                   ----

       Purchases                                              $    56               $  223                $  358
       Consulting services                                         43                   31                   --

       As a result of current and prior years' transactions, the Company has net balances due to the following related parties, which will be settled in the ordinary course of business:

                                                                                             June 30,
                                                                                     2002                  2001
                                                                                    ------                -----

       Mark Lighting Fixture Co., Inc.                                              $  13                 $   21
       Carl Coppola                                                                   --                      97
                                                                                    -----                 ------

       Due to related parties                                                       $  13                 $  118
                                                                                    =====                 ======

       The Company grants non-employee directors, options for serving on the Board of Directors. On July 14, 2000 the Company issued three-year options to purchase 50,000 shares of Common Stock at $1.00, the closing price on the date of grant, to the Company's Chief Executive Officer. On March 2, 2001 the Company issued, five year options to purchase 150,000 shares of Common Stock to each of the four members of the Board of Directors, at $.08, the closing price on the date of grant.

7.       Long-Term Debt:

            Long-term debt consists of the following:

                                                                                              June 30,
                                                                                   ----------------------------
                                                                                     2002                2001
                                                                                   --------            --------
          Convertible notes payable, with interest accruing at a rate of 7% per annum, principal and interest will be due and payable in April
            2002; the note is immediately convertible into shares of Common
            Stock in whole or in part in minimum increments of $25 of principal    $    268            $  1,880
                                                                                   --------            --------

                Total long-term debt                                                    268               1,880
            Less current portion                                                        268                 750
                                                                                   --------            --------

                Long-term debt, excluding current portion                          $      0            $  1,130
                                                                                   ========            ========

         On September 26, 2001, the Company entered into a compromise agreement with the holder of the convertible notes payable in the amount of $1,880. Under the terms of the agreement, the Company will pay $1,000 in full satisfaction of the outstanding indebtedness and accrued interest. The compromise amount is payable in four (4) equal installments of $250 due upon execution of the agreement, November 30, 2001, February 28, 2002 and March 1, 2003. As of June 30, 2002 the first three payments were made on time. The balance outstanding at June 30, 2002 includes accrued interest of $18. As a result of this transaction, the Company realized an extraordinary gain of $1,069, representing the difference between the principle and accrued interest payable before the agreement and the total amount payable as a result of the agreement.


         d.       Convertible securities

         The Company issued 493,000 shares of common stock to a former debenture holder in 2000 in connection with certain adjustment provisions included in the original debenture agreement.

         On July 1, 1999, the Company borrowed $200 under a 10% note. The note was exchanged for 20,000 shares of Series D Preferred Stock in September 1999.


8.       Fair Value of Financial Instruments:

         The fair value of the Company's financial instruments approximates their carrying amounts.

9.       Stockholders' Equity:

0        a.       Reorganization of legal structure

         On November 4, 2001 the Company effected a change in legal structure whereby the Company became a wholly owned subsidiary of a newly formed holding company, Mark Holdings, Inc. Under the terms of the restructure, the outstanding common stock of Mark Solutions, Inc. was automatically converted on a share for share basis into the common stock of the new holding company. The purpose of the Reorganization was to put the Company in a position to be able to facilitate a merger or business combination. The business operation of the Company has not changed as a result of the Reorganization. The stockholders of Mark Solutions, Inc. now have the same rights, privileges and interests in Mark Holdings, Inc. as they previously had in Mark Solutions, Inc. immediately prior to the reorganization.

         b.       Capitalization

         The Company's authorized capital consists of 50,000,000 shares of $.01 par value common stock and 4,705,000 shares of preferred stock.

         The Board of Directors has the authority to issue preferred stock in one or more series and to fix the rights, voting rights, and other terms.

         At June 30, 2002, there are 100,000 shares of Series C Preferred Stock authorized. There are no authorized shares of Series A, B, or D Preferred Shares as of June 30, 2002.There are no outstanding shares of Series C Preferred Stock as of June 30, 2002.

         Series C Preferred Stock is convertible, at the option of the holder, into shares of Common Stock equal to $10.00 per share dividend by of the average per share closing bid price of the Common Stock for the five trading days immediately preceding the conversion date(s).

         Series D Preferred Stock is convertible, at the option of the holder, into shares of Common Stock equal to $10.00 per share dividend by 70% of the average per share closing bid price of the Common Stock for the five trading days immediately preceding the conversion date(s).

         In the event of any liquidation, the holders of the Preferred Stock will share equally in any balance of the Company's assets available for distribution to them up to $10.00 per share plus unpaid dividends, after satisfaction of creditors and the holders of the Company's senior securities, if any.

         c.       Exchange placement

         In January 1999, Mark effected an exchange placement (the "Exchange Placement") pursuant to which the investors agreed to exchange the securities received in the Private Placement (see Note 7) for (i) 122,000 shares of Series A Preferred Stock, (ii) 153,000 shares of Series B Preferred Stock, (iii) warrants to purchase 343,750 shares of common stock (the "Warrants") and (iv) an option exercisable by the investors to purchase an additional 275,000 shares of Preferred Stock with warrants to purchase 343,750 shares of common stock (the "Preferred Stock Unit Option").

         The Warrants consist of 343,750 warrants each to purchase one share of Common Stock for $6.00 per share expiring on June 28, 2002.

         The Preferred Stock Unit Options expired in 2000.

         Investors owning 74,000 shares of Series A Preferred Stock, 148,000 Warrants and the Preferred Stock Unit Option to purchase 74,000 units granted Mark an option which expired March 26, 1999 to repurchase such securities for $740. Mark paid the investors a nonrefundable deposit of $222. The investors have agreed that this deposit be credited towards accrued dividends on the Preferred Stock Unit Option.

         c.       Preferred stock conversion

         During the year ended June 30, 2001, investors converted 20,000 shares of Series D Preferred Stock into 387,816 shares of common stock.

          During the year ended June 30, 2000, investors converted 24,000 shares of Series A Preferred Stock and 6,000 shares of Series B Preferred Stock into 222,278 shares of common stock.

         d.       Convertible securities

          The Company issued 493,000 shares of common stock to a former debenture holder in 2000 in connection with certain adjustment provisions included in the original debenture agreement.

         e.       Stock option plan

         The Company has a Stock Option Plan which is administered by the Board of Directors. Under the terms of the Plan, options to purchase 250,000 shares of common stock may be granted to key employees. Options become exercisable as determined by the Board of Directors and expire over terms not exceeding employment, six months after death or one year in the case of permanent disability of the option holder. The option price for all shares granted under the Plan is equal to the fair market value of the common stock at the date of grant, as determined by the Board of Directors, except in the case of a ten percent shareholder where the option price shall not be less than 110% of the fair market value at the date of grant.

          The following information relates to shares under option and shares available for grant under the Plan:

                                                                    Years Ended
                                                                      June 30,
                                            ----------------------------------------------------------------
                                                  2002                 2001                     2000
                                            -----------------    -----------------        ------------------
                                                      Weighted             Weighted                Weighted
                                            Shares    Average    Shares    Average        Shares   Average
                                           -------    --------  -------   ---------      -------   --------
Outstanding, beginning of year              17,000    $ 2.06     95,125   $   3.29       107,750      5.53
Granted                                       --        --         --           --       108,500      1.32
Canceled                                    (5,750)    (3.56)   (78,125)     (3.56)      (81,625)    (5.93)
Exercised                                     --        --         --           --       (39,500)      --
                                           -------    ------    -------   --------       -------     -----
Outstanding, end of year                    11,250    $ 2.06     17,000   $   2.06        95,125     $3.29
                                           =======    ======    =======   ========       =======     =====

   Available for issuance under Plan       179,250              173,500                   95,375
   Weighted average contractual
      life (years)                             .32                 1.32                     1.97
   Shares subject to exercisable option     11,250               17,000                   95,125

         f.       Stock warrants

         Outstanding warrants are as follows:

                                                                           Years Ended
                                                                            June 30,
                                                 -----------------------------------------------------------------
                                                          2002                2001                   2000
                                                 --------------------- --------------------- ---------------------
                                                             Weighted              Weighted              Weighted
                                                   Shares     Average    Shares     Average    Shares     Average
                                                   ------     -------    ------     -------    ------     -------
Warrants outstanding,
   beginning of year                             1,102,500     $ 1.94     667,050   $   3.44   1,135,000  $   8.23
Granted                                               --         --       650,000        .15     293,300      2.05
Exercised                                             --         --      (214,550)     (3.70)   (467,500)    (2.09)
Expired                                            (97,500)    (11.08)      --          --      (293,750)    (2.46)
                                                ----------     ------  ----------   --------   ---------  --------
Warrants outstanding,
   end of year                                   1,005,000     $ 1.14   1,102,500   $   1.94     667,050  $   3.44
                                                ==========     ======  ==========   ========   =========  ========
Weighted average contractual
   life (years)                                                  2.60                   3.30                  2.09

         g.       Pro forma information

         Pro forma information regarding net loss and loss per share, as required by SFAS No. 123, has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for fiscal 2001 and 2000: risk-free interest rate of 5.48% and 6.38%; dividend yield -0-; volatility factor related to the expected market price of the Company's common stock of .35; and weighted average expected option life of 3.0 and 3.0 years. The weighted average fair value of options granted during fiscal 2001 and 2000 were $.08 and $.70, respectively.

       The Company's pro forma information follows:

                                                                                 Years Ended
                                                                                  June 30,
                                                            ----------------------------------------------------
                                                              2002                  2001                  2000
                                                            ---------             --------              --------
          Pro forma net  income (loss)                      $    748              $   (379)             $ (4,458)
          Pro forma  income (loss ) per common share             .08                  (.05)                 (.73)

         h.       Stock for debt conversion

         During 2001 and 2000, vendors and other debtors converted $92 and $581 of liabilities into 89,000 and 291,800 shares of the Company's common stock.

         i.       Private placement

         In January 2000, an investor notified Mark of his intention to exercise an option to purchase 20,000 shares of preferred stock each convertible into Common Stock at $10.00 per preferred share divided by 75% of the trading price and warrants to purchase 25,000 shares of Common Stock at $6.00 per share. On January 19, 2000, Mark agreed to issue 100,000 shares of Common Stock in lieu of the convertible preferred stock and also issued the warrants.


10.      Short Term Borrowings:

         On March 3, 2000, Mark issued to two investors an aggregate of $250, 120-day principal amount convertible notes having an interest rate of 10% per annum. The investors were a director of Mark and his brother. On July 12, 2000, these notes were repaid in accordance with their terms. In connection with the loan represented by these notes, Mark issued five-year warrants to purchase 48,933 shares of Common Stock at $1.25 per share.

11.      Loan Impairment

         During 2002, the Company made loans of $330 to an unrelated third party. The loans were evidenced by Convertible Promissory Notes with interest at 8% due in amounts of $100, $100, $50 and $80 on July 1, 2002, August 6, 2002,
October 1, 2002 and December 10, 2002, respectively. These notes are convertible at the option of the Company, prior to maturity, into 1% of the outstanding common stock of the maker. The loans have not been repaid, and because of the current financial condition of the debtor the Company recorded a charge to operations of $330 for the impairment of these loans as of June 30, 2002.


12.      Leases:

         a.       Facility leases

         The Company occupies its executive offices pursuant to a month to month lease. The Company conducts its manufacturing operations pursuant to an operating lease expiring October 31, 2004. Under the terms of these leases, the Company is obligated to pay maintenance, insurance, and its allocable share of real estate taxes.

         Future minimum rental payments under these operating leases are as follows:

                   Year Ended
                    June 30,
                   ----------

                    2003                                           264
                    2004                                           287
                    2005                                            98
                                                              --------

                    Total future minimum rental payments      $    649
                                                              ========

         Rent expense for the years ending June 30, 2002, 2001 and 2000 was $263, $250 and $381, respectively.

         The Company also leases various automobiles and small office equipment.


         b.       Capital leases

         The Company leases certain equipment under capital leases with expiration dates ranging from July 2002 through November 2007.

         Future minimum lease payments are as follows:

                   Year Ended
                    June 30,
                   ----------
                       2003                                                         $    15
                       2004                                                               7
                       2005                                                               6
                       2006                                                               6
                       2007                                                               3
                                                                                    -------

                Total future minimum lease payments                                      37
                Less: amount representing interest                                        4
                                                                                    -------
                Present value of net future minimum lease payments                       33
                Less:  current portion of obligations under capital leases               13
                                                                                    -------
                Long-term portion of obligations under capital leases               $    20
                                                                                    =======

         Property and equipment held under capital leases at June 30, 2002 has a value, before of accumulated amortization of $246, of $302.


13.      Commitments and Cohtingencies:

         Pursuant to employment agreements with certain key executives, which expire at various dates through December 2002, the Company granted options to acquired 487,500 shares of common stock at various exercise prices ranging from $.08 to $4.00. The Company's remaining aggregate commitment at June 30, 2002 under such contracts approximated $500.


14.      Income Taxes:

         As of June 30, 2002, the Company has Federal net operating loss carry forwards of approximately $29,351. Such carry forwards begin to expire through 2019 if not previously used. The utilization of the loss carry forwards will be subject to annual limitations under Section 382 of the Internal Revenue Code. Since realization of the tax benefits associated with these carry forwards is not assured, a 100% valuation allowance was recorded against the related tax asset of approximately $9,368, as required by SFAS No. 109.

         The State of New Jersey has enacted a program that allows new or expanding emerging technology and biotechnology businesses to sell their Unused Net Operating Loss (NOL) carryover to any corporate taxpayer in the state of at least 75% of the value of the tax benefits. Upon acceptance of an application, each applicant receives $250. The remaining NOL carryover is treated in the same manner for the fiscal year ended June 30, 2002.


         The deferred tax asset arising from the New Jersey NOL approximated $284 at June 30, 2001.

       A reconciliation of the federal statutory tax rate to the Company's effective tax rate is as follows:

                                                  % of Pre-Tax Income (Loss)
                                                 ---------------------------
                                                      Years Ended June 30,

                                                   2002     2001     2000
                                                   ----     ----     ----
U.S. Federal statutory income tax rate              34.0%   34.0%    34.0%

Valuation allowance                                 70.9   (34.0)   (34.0)

Sale of state net operating loss carryforwards      --      --        8.0
                                                   -----    ----     ----

                                                   104.9%   --        8.0%
                                                   =====    ====     ====


15.      Supplemental Cash Flow Information:

         a. Cash paid for interest during the years ended June 30, 2002, 2001 and 2000 amounted to $237, $100 and $284, respectively.

         b. The Company acquired certain equipment with an aggregate cost of $27, $397 and $221 under capital lease obligations for the years ended June 30, 2002, 2000, and 1999, respectively. There were no purchases of equipment under capital lease obligations for the year ended June 30, 2001.

         c. During 2001 and 2000, vendors and other debtors converted $92 and $581 of liabilities into 89,000 and 291,800 shares of the Company's common stock. During 1999, $1,530 of debentures and $1,220 of securities classified as temporary equity were exchanged for shares of preferred stock, warrants and options.

         d. During 2000 and 1999, the Company granted outside consultants options to acquire 21,000 and 66,250 shares, respectively, of common stock at exercise prices ranging from $4.64 to $16.00. The fair value of the 1999 options was immaterial. The fair value of the 2000 options ($10) has been charged to operations in accordance with SFAS No. 123.

         e. The Company issued stock and/or options to various parties in consideration for services provided and settlement of liabilities in 2001 and 2000 in the amount of $92 and $171 respectively.


16.      Proposed Sale Of Assets

         In February 2002 the Company entered into a non-binding agreement to sell substantially all of the net assets of Mark Correctional Systems ("Mark Correctional"), our modular steel cell division, to Rite-Way of New Jersey, a corporation owned by the Company's Executive Vice President. Consideration will consist of $2,500 based on an estimated book value of the assets. Any shortfall in the value of the assets will be adjusted at closing. Payment shall consist of $500 cash at closing and the balance of $2,000 payable in 36 equal monthly installments evidenced by a secured promissory note bearing interest at 8% per annum. The Company will also receive cash on hand and/ or a short-term promissory note for a total of an additional $1,000. Completion of the sale is dependent upon shareholder approval. The carrying value of the net assets of the Correctional division at June 30, 2002 consists of the following:

Cash                                             $   156
Accounts Receivable                                2,028
Costs in excess of contract revenue earned           323
Inventories                                           25
Prepaid expenses                                      32
Property and equipment, net                          267
Other assets                                          36
Accounts payable                                    (908)
Obligations under capital leases                     (13)
Billings in excess of contract revenues earned       (89)
Accrued liabilities                                  (95)
Long-term debt                                       (20)
                                                 -------
                                                 $ 1,742
                                                 =======

         The Company's revenues and cost of sales and a substantial portion of its general and administrative expenses were generated by the modular steel jail cell division.

MARKCARE MEDICAL SYSTEMS LIMITED

Auditors' report to the members of Markcare Medical Systems Limited

We have audited the financial statements on pages 5 to 12 which have been prepared under the historical cost convention and the accounting policies set out in pages 7 and 8.

Respective responsibilities of directors and auditors

As described on page 3, the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Going concern

In forming our opinion we have considered the adequacy of the disclosures made in the financial statements in note 18 concerning the uncertainty of adequate financial support being made available by the parent company in the future. The financial statements have been prepared on a going concern basis. In view of the significance of this uncertainty we consider that it should be drawn to your attention but our opinion is not qualified in this respect.

UK GAAP and US GAAS

With respect of the information disclosed in the financial statements, we are not aware of any material differences between UK Generally Accepted Accounting Principles and US Generally Accepted Accounting Principles or between UK Auditing Standards and US Generally Accepted Auditing Standards.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 30 June 2000 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


CHANTREY VELLACOTT DFK

Chartered Accountants
Registered Auditors

LONDON

13 October 2000

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